Exhibit 10.1 CREDIT AND SECURITY AGREEMENT DATED AS OF SEPTEMBER 30, 2026 AMONG FF CAYMAN AR LTD AND FF MALTA AR LTD., AS BORROWERS, OT MIDCO INC., AS THE MASTER SERVICER, FIS CAPITAL MARKETS UK LIMITED, AS REPORTING SERVICES PROVIDER THE LENDERS FROM TIME TO TIME PARTY HERETO, AND SOUND POINT AGENCY LLC, AS ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT

i TABLE OF CONTENTS ARTICLE I. THE FACILITY ........................................................................................................ 2 Section 1.1. The Commitments ............................................................................................... 2 Section 1.2. Requesting the Advances .................................................................................... 2 Section 1.3. Repayment and Optional Prepayments of the Aggregate Revolving Principal .. 4 Section 1.4. Reduction and Termination of Commitments..................................................... 5 Section 1.5. Payment Requirements ....................................................................................... 6 Section 1.6. Deemed Collections ............................................................................................ 6 Section 1.7. Interest................................................................................................................. 6 Section 1.8. Benchmark Replacement Setting ........................................................................ 7 Section 1.9. Designated Funding Offices ............................................................................... 8 Section 1.10. Fees ................................................................................................................. 8 Section 1.11. Access to Collections ...................................................................................... 9 Section 1.12. Borrower Payments without Setoff or Counterclaim...................................... 9 Section 1.13. Stop Funding Events. .................................................................................... 10 Section 1.14. Increase in Facility Size. ............................................................................... 10 ARTICLE II. PAYMENTS AND COLLECTIONS; WITHDRAWALS AND TRANSFERS; USE OF PROCEEDS ................................................................................................................... 11 Section 2.1. Collections and Payments during the Revolving Period................................... 11 Section 2.2. Collections and Payments during the Liquidation Period................................. 13 Section 2.4. Payment Rescission .......................................................................................... 14 Section 2.5. Nature of Borrower Obligations; Obligations Absolute; Certain Waivers ....... 15 ARTICLE III. REPRESENTATIONS AND WARRANTIES ..................................................... 17 Section 3.1. Representations and Warranties of the Borrowers............................................ 17 Section 3.2. Representations and Warranties of the Master Servicer ................................... 23 ARTICLE IV. CONDITIONS OF CLOSING AND FUNDING ................................................. 28 Section 4.1. Conditions Precedent to the Initial Funding Date ............................................. 28 Section 4.2. Conditions Precedent to all Advances .............................................................. 40 ARTICLE V. COVENANTS........................................................................................................ 41 Section 5.1. Affirmative Covenants of the Borrowers and the Master Servicer ................... 41 Section 5.2. [Reserved] ......................................................................................................... 52 Section 5.3. Negative Covenants .......................................................................................... 52 ARTICLE VI. ADMINISTRATION AND COLLECTION ........................................................ 56 Section 6.1. Master Servicer ................................................................................................. 56

ii Section 6.2. Servicers. ........................................................................................................... 59 Section 6.3. Transaction Accounts........................................................................................ 60 Section 6.4. Notice of Exclusive Control.............................................................................. 60 Section 6.5. Responsibilities under Contracts....................................................................... 60 Section 6.6. Servicing Fees ................................................................................................... 61 Section 6.7. Backup Servicers .............................................................................................. 61 ARTICLE VII. AMORTIZATION EVENTS .............................................................................. 62 Section 7.1. Amortization Events ......................................................................................... 62 Section 7.2. Remedies ........................................................................................................... 66 Section 7.3. Application of Proceeds. ................................................................................... 66 ARTICLE VIII. INDEMNIFICATION ........................................................................................ 67 Section 8.1. Indemnities by Borrowers ................................................................................. 67 Section 8.2. Indemnities by the Master Servicer .................................................................. 70 Section 8.3. Increased Cost and Reduced Return ................................................................. 71 Section 8.4. Other Costs and Expenses ................................................................................. 73 Section 8.5. Taxes ................................................................................................................. 73 ARTICLE IX. THE AGENTS ...................................................................................................... 77 Section 9.1. Appointment ..................................................................................................... 77 Section 9.2. Delegation of Duties ......................................................................................... 78 Section 9.3. Exculpatory Provisions ..................................................................................... 78 Section 9.5. Notice of Amortization Events ......................................................................... 86 Section 9.6. Non-Reliance on the Agents or Other Lender .................................................. 86 Section 9.7. Indemnification of the Agents .......................................................................... 87 Section 9.8. Each Agent in Its Individual Capacity .............................................................. 87 Section 9.9. Successor Administrative Agent ....................................................................... 88 Section 9.10. UCC Filings .................................................................................................. 89 Section 9.11. Administrative Agent .................................................................................... 89 Section 9.12. Collateral Agent appointed under articles 2488 et seq. of the French Civil Code 90 ARTICLE X. ASSIGNMENTS; PARTICIPATIONS ................................................................. 94 Section 10.1. Assignments and Transfer of Commitments................................................. 94 Section 10.2. The Register .................................................................................................. 94 Section 10.3. Certain Representations and Warranties; Limitations; Covenants ............... 95 Section 10.4. No Assignment to Borrower ......................................................................... 95 Section 10.5. No Assignment to Natural Persons ............................................................... 96

iii Section 10.6. No Assignment to the Performance Guarantor ............................................. 96 Section 10.7. Participations................................................................................................. 96 Section 10.8. Pledge by Lenders ......................................................................................... 97 ARTICLE XI. GRANT OF SECURITY INTEREST .................................................................. 97 Section 11.1. Grant of Security Interest .............................................................................. 97 ARTICLE XII. MISCELLANEOUS ............................................................................................ 98 Section 12.1. Waivers and Amendments ............................................................................ 98 Section 12.2. Notices ........................................................................................................ 100 Section 12.3. Setoff; Ratable Payments ............................................................................ 100 Section 12.4. Intended Tax Characterization .................................................................... 101 Section 12.5. Protection of Ownership and Security Interests.......................................... 101 Section 12.6. Confidentiality ............................................................................................ 102 Section 12.7. CHOICE OF LAW ..................................................................................... 102 Section 12.8. CONSENT TO JURISDICTION ................................................................ 103 Section 12.9. WAIVER OF JURY TRIAL ....................................................................... 103 Section 12.10. Integration; Binding Effect; Survival of Terms .......................................... 103 Section 12.11. Counterparts; Severability; Section References.......................................... 104 Section 12.12. Mutual Negotiations.................................................................................... 104 Section 12.13. Bankruptcy Petition .................................................................................... 104 Section 12.14. USA PATRIOT Act .................................................................................... 104 Section 12.15. Divisions ..................................................................................................... 105 Section 12.16. No Fiduciary Duty ...................................................................................... 105 Section 12.17. No Liability, Non-Petition and Limited Recourse in Favor of the Borrowers 105 Section 12.18. Third Party Beneficiaries ............................................................................ 107 Section 12.19. Liability of Reporting Services Provider .................................................... 107 Section 12.20. Electronic Execution ................................................................................... 107 EXHIBIT I ...................................................................................................................................... 2

iv EXHIBITS AND SCHEDULES EXHIBITS Exhibit I Definitions Exhibit II-A Form of Borrowing Notice Exhibit II-B Form of Withdrawal Request Exhibit III Borrower’s Chief Executive Office, Principal Place of Business and Records Locations Exhibit IV Collection Accounts and Collection Banks Exhibit V Form of Assignment Agreement Exhibit VI Credit and Collection Policy Exhibit VII Borrower Solvency Certificate Exhibit VIII Form of Borrowing Base Report Exhibit X Form of Monthly Report SCHEDULES Schedule 1 Revolving Commitments Schedule 2 Servicer Default Schedule 3 Special Obligors Schedule 5.1 Post-Closing Obligations Schedule 12.2 Addresses for Notices

CREDIT AND SECURITY AGREEMENT THIS CREDIT AND SECURITY AGREEMENT, dated as of September 30, 2026, is entered into by and among: (a) FF Malta AR Ltd., a private limited liability company registered under the laws of Malta, with company registration number C 117318, and its registered office situated at 171 Old Bakery Street, Valletta VLT 1455, Malta as a borrower (the “Malta Borrower”), (b) FF Cayman AR Ltd, an exempted company incorporated with limited liability under the laws of the Cayman Islands, as a borrower (the “Cayman Borrower” and, together with the Malta Borrower, the “Borrowers” and each, a “Borrower”), (c) OT Midco Inc., a Delaware corporation, as the Master Servicer, (d) FIS Capital Markets UK Limited, a private company with limited liability incorporated under the laws of England and Wales whose company registration number is 00982833, with its registered office at C/O FIS Corporate Governance, The Walbrook Building, 25 Walbrook, London, United Kingdom, EC4N 8AF as reporting services provider (in such capacity, together with its successors and assigns in such capacity, the “Reporting Services Provider”), (c) the Lenders (as defined below) from time to time party hereto, (d) Sound Point Agency LLC, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), and (e) Sound Point Agency LLC, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto. PRELIMINARY STATEMENTS WHEREAS, the Borrowers have requested, and the Lenders have agreed to make available to the Borrowers, a revolving loan facility under which the Lenders may from time to time make Advances on a joint and several basis to the Borrowers for the purposes of financing the acquisition by the Borrowers of Receivables and Related Security and for the other purposes permitted under the terms hereof, secured by a first-priority perfected security interest in all assets of the Borrowers, including the transferred Receivables, proceeds and Collections thereof.

2 NOW, THEREFORE, in consideration of the above premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows: ARTICLE I. THE FACILITY Section 1.1. The Commitments. On the terms and subject to the conditions set forth in this Agreement, including, without limitation, the conditions set forth in Article IV and in reliance upon the representations and warranties contained herein, each of the Lenders, severally and not jointly, agrees to make Advances to the Borrowers from time to time and with respect to each Advance in the principal amount equal to such Lender’s Percentage of the requested Advance on the applicable Borrowing Date; provided that no Lender shall be required to make an Advance if (i) such Advance would result in the aggregate principal amount of such Lender’s Advances outstanding at such time to exceed the lesser of (A) the amount of such Lender’s Revolving Commitment and (B) such Lender’s Percentage of the Borrowing Base and (ii) an Overadvance would exist after giving effect to any such Advance; provided, further, that the Administrative Agent shall not have any duty, liability or obligation regarding the Borrowing Base, the calculation thereof or the compliance with the previous proviso, or regarding the Borrowing Base Report delivered by the Borrowers or the Master Servicer, on behalf of the Borrowers. Within the foregoing limits and subject to the terms, conditions and limitations set forth in this Agreement, the Borrowers may borrow, pay or prepay and reborrow Advances. Each Lender’s several Revolving Commitment shall automatically terminate on the Facility Termination Date and no new Advances shall be made after such date. Each Borrower will be jointly and severally liable for all Advances made hereunder. Section 1.2. Requesting the Advances. (a) The Borrowers may request the initial Advance to be made on the Initial Funding Date by delivering to the Administrative Agent a written notice substantially in the form set forth as Exhibit II-A hereto (a “Borrowing Notice”) by 10:00 a.m. (New York City time), not less than two Business Days (or such shorter time as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their reasonable discretion) may agree) prior to the date of the proposed Initial Funding Date. The initial Advance shall be subject to Sections 4.1 and 4.2 hereof. (b) The Borrowing Notice for each Advance (including the initial Advance) shall be irrevocable and (A) certify that as of the Borrowing Date, no Overadvance exists or will result from such Advance based on the Borrowing Base set forth in the Borrowing Base Report delivered in connection with such Borrowing Notice (provided that, in the case of the initial Advance on the Initial Funding Date, the relevant Borrowing Base shall be based on the figures provided to the Administrative Agent on July 31, 2026), (B) specify the amount of the requested Advance, (C) specify the currency of the requested Advance (which shall be either Euros, Sterling or Dollars), (D) specify the amount of Borrowing Availability after giving pro forma effect to the requested Advance, (E) specify the applicable Borrowing Date, which, in the case of the initial Advance shall be the Initial Funding Date, and (F) certify that, as of the applicable Borrowing Date and after giving pro forma effect to the requested Advance (including any revaluation of

3 outstanding Advances denominated in an Approved Currency other than Dollars using the Spot Rate as of such Borrowing Date), no Overadvance will exist and no FX Excess will exist; provided that any Borrowing Notice may state that it is conditioned upon the occurrence or non-occurrence of a transaction (as set forth therein), in which case such Borrowing Notice may be revoked by the Borrowers by written notice to the Administrative Agent on or prior to the specified effective date if such condition is not satisfied. (c) After the initial Advance is made hereunder, if, based on the Borrowing Base Report delivered on the most recent Weekly Reporting Date by the Borrowers or the Master Servicer pursuant to the terms hereof during the Revolving Period, there is Borrowing Availability as of the applicable Borrowing Date, the Borrowers may request subsequent Advances by delivering to the Administrative Agent a Borrowing Notice (x) with respect to requested Advances denominated in Dollars, by 10:00 a.m. (New York City time) not less than two Business Days and (y) with respect to requested Advances denominated in Euros or Sterling, by 10:00 a.m. (New York City time) not less than four Business Days, in each case, or such shorter time as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their reasonable discretion) may agree prior to the date on which such Advance is requested to be made; provided that (i) the Borrowers shall not request any Advances after the day that is 60 days prior to the Contractual Maturity Date (as then in effect) and (ii) the Borrowers may not request more than two Advances in any given calendar week during the Revolving Period (unless the Lenders have otherwise agreed). All subsequent Advances shall be subject to Section 4.2 hereof. The aggregate principal amount of each borrowing of Advances shall not be less than $500,000, £500,000 or €500,000, as applicable, or an integral multiple of $100,000, £100,000 or €100,000, as applicable, in excess thereof (or such other amount as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their reasonable discretion) may agree from time to time); it being understood that any such Advances may be made in smaller increments to the extent such increment is equal to the aggregate unused Aggregate Revolving Commitment at such time. (d) The Administrative Agent shall give each Lender prompt notice of the Administrative Agent’s receipt of a Borrowing Notice and the applicable Interest Rate determined pursuant to Section 1.7. Each applicable Lender shall, before 11:00 a.m. (New York City time) in the case of an Advance denominated in Dollars, Sterling and Euros, on the date of the requested Advance, make available to the Administrative Agent at its address referred to in Section 12.2, in immediately available funds, such Lender’s Percentage of the principal amount of the Advance requested. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will promptly make such funds available to the Borrowers or such other Person, in each case, as directed in the Borrowing Notice, in each case, on behalf of the Borrowers, in accordance with the payment instructions set forth in the Borrowing Notice. All payments made by any Lender under this Section 1.2 shall be made without setoff or counterclaim of any kind. (e) The failure of any Lender to make the Advance required by it on the date specified shall not relieve any other Lender of its obligations to make its Advance on such date and the proceeds of the Advances made by such other Lenders shall be disbursed as directed by the Borrowers in accordance with the payment instructions set forth in the applicable Borrowing Notice, but no such other Lender or the Administrative Agent shall be responsible for the failure

4 of any other Lender to make its Advance (as applicable) or payment required under this Agreement. If an Advance is not made on the proposed Borrowing Date therefor, in each case because any condition precedent to such requested Advance set forth in Article IV has not been satisfied or waived in accordance with the terms thereof, the Administrative Agent shall return any amounts received to the respective Lenders without interest. Section 1.3. Repayment and Optional Prepayments of the Aggregate Revolving Principal. (a) To the extent not previously repaid, the Borrowers shall, on a joint and several basis, repay the Aggregate Revolving Principal in full in cash on the Contractual Maturity Date or on demand by the Administrative Agent (acting at the direction of the Requisite Lenders) upon the acceleration of the Borrower Obligations following the occurrence and during the continuance of an Amortization Event. Advances denominated in Euros shall be repaid in Euros, Advances denominated in Sterling shall be repaid in Sterling and Advances denominated in Dollars shall be repaid in Dollars. (b) The Borrowers shall have no right to prepay or repay the Aggregate Revolving Principal other than as provided in this Section 1.3. (c) The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay any Advances in whole or in part without premium or penalty; provided that (i) each prepayment of the Aggregate Revolving Principal (or part thereof) shall be in an aggregate amount not less than $500,000, £500,000 or €500,000, as applicable, or an integral multiple of $100,000, £100,000 or €100,000, as applicable, in excess thereof (or such other amount as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their reasonable discretion) may agree from time to time), (ii) such notice of prepayment must be received by the Administrative Agent with respect to Advances denominated in Dollars, Sterling and Euros, by 10:00 a.m. (New York City time), not less than two Business Days (or such shorter time as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their reasonable discretion) may agree) prior to the date of such prepayment. Upon the giving of notice of such prepayment, such principal amount or amounts specified to be prepaid shall become due and payable on the applicable date specified in such notice. Each such notice shall specify the date and amount of such prepayment and the Advances prepaid (it being understood and agreed that the Borrowers shall have the option to prepay Advances denominated in Dollars, Sterling and Euros on a non-pro rata basis between the two currencies). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Percentage of such prepayment. Any prepayment of an Advance may, at the Borrowers’ election, be accompanied by all accrued interest thereon; provided that absent any such election, such accrued interest shall be paid in accordance with Section 2.1 or Section 2.2, as applicable. (d) If on any Withdrawal Date an Overadvance exists, the Borrowers shall prepay the Aggregate Revolving Principal in an aggregate amount equal to such Overadvance on such Withdrawal Date unless, after giving effect to such Withdrawal, such Overadvance ceases to exist. For the purposes of any prepayments or cure of Overadvances made under this Section 1.3, the Borrowers shall provide written notice to the Administrative Agent and the Lenders of the amount of Aggregate Revolving Principal to be prepaid, as applicable. If an Overadvance exists

5 on any Payment Date, available funds shall be paid to the Lenders in accordance with Section 2.1 or 2.2, as applicable. (e) In the event that an Overadvance exists on any date of determination as determined by the Administrative Agent (such calculations and determinations to be binding absent manifest error), the Borrowers shall, within two Business Days of receipt of written notice of such Overadvance from the Administrative Agent, (i) prepay the Aggregate Revolving Principal in an amount equal to such Overadvance or (ii) cure such Overadvance by acquiring additional Eligible Receivables; provided that to the extent any Collections are deposited into a Collection Account or a Facility Account pursuant to the Purchase and Sale Agreements, any such Collections may be used to offset the amount of any such Overadvance; provided, further, that any notice received by the Borrowers after 3:00 p.m. (New York City time) shall be deemed to be received on the following Business Day. Section 1.4. Reduction and Termination of Commitments. (a) The Revolving Commitments shall terminate on the Contractual Maturity Date. (b) At any time the Borrowers may, upon at least five Business Days’ (or such shorter time as the Administrative Agent (acting at the direction of the Requisite Lenders acting in their reasonable discretion) may agree) irrevocable written notice to the Administrative Agent (for distribution to the Lenders), terminate or reduce ratably among the Lenders in accordance with their respective Percentages, the unused portion of the Revolving Commitments and the Facility Limit (a “Revolving Commitment Termination”); provided that (x) after giving effect to such Revolving Commitment Termination, the Aggregate Revolving Principal shall not exceed the Aggregate Revolving Commitment, unless such Revolving Commitment Termination is made in conjunction with a repayment of Aggregate Revolving Principal, together with accrued and unpaid interest thereon, and (y) a notice of termination or reduction of the Revolving Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be delayed until such time as such condition is satisfied or waived, or revoked if the Borrowers determine that such condition will not be satisfied or waived. The applicable Call Premium shall become due and payable by the Borrowers to the Lenders at any time the Revolving Commitment is terminated or reduced such that the resulting Revolving Commitments are less than or equal to $50,000,000, on any date prior to the Call Premium Date (whether resulting from (i) a refinancing or other full repayment of the Borrower Obligations hereunder, (ii) the occurrence of the Contractual Maturity Date or an Amortization Event, (iii) the acceleration of the Borrower Obligations by notice or automatically or (iv) otherwise) (each such date the Revolving Commitments are terminated, a “Commitment Reduction Date” and, the aggregate principal amount of the Revolving Commitments reduced once the Revolving Commitments are less than or equal to $50,000,000, the “Commitment Reduction Amount”), which for the avoidance of doubt shall be in addition to, without limitation, any accrued and unpaid interest (including Shortfall Interest, if any) on the amount of any Advance prepaid. The Borrowers agree that: (A) the Call Premium referenced herein is intended to be liquidated damages (and not unmatured interest), is reasonable under the circumstances and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Call Premium shall be payable notwithstanding the then prevailing market rates

6 at the time payment is made, (C) there has been a course of conduct between the Lenders and the Borrowers giving specific consideration in this transaction for the Borrowers’ agreement to pay the Call Premium referenced in this Agreement and (D) the Borrowers shall be estopped hereafter from claiming differently than as agreed to in this clause. The Borrowers expressly acknowledge that their agreement to pay the Call Premium referenced herein to the Lenders as herein described is a material inducement for the Lenders to make the Advances in exchange for the consideration therefor. Section 1.5. Payment Requirements. Each Borrower or the Master Servicer, acting on their behalf (including through one or more Sub-Servicers) shall initiate a wire transfer to the Administrative Agent’s Account of amounts payable by such Borrower to the Administrative Agent or the Lenders pursuant to Section 2.1 or 2.2 no later than 2:00 p.m. (New York City time) in the case of Advances denominated in Dollars, Sterling and Euros on the Payment Date when due in immediately available funds, and the Administrative Agent shall promptly forward to the Lenders their respective shares of the funds so received. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) in the case of Advances denominated in Dollars, Sterling and Euros on the Payment Date when due shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All computations of Interest, Call Premium, Unused Facility Fees and per annum Fees under the Transaction Documents shall be made on the basis of a year consisting of 360 days for the actual number of days elapsed (or, in the case of Interest calculated by reference to the Prime Rate, 365 days or, in the case of a leap year, 366 days). Interest shall accrue on each Advance for the day on which the Advance is made, and shall not accrue on an Advance, or any portion thereof, for the day on which the Advance or such portion is paid; provided that any Advance that is repaid on the same day on which it is made shall, subject to this Section 1.5, bear interest for one day. Section 1.6. Deemed Collections. Upon the occurrence of any Dilution with respect to any Eligible Receivable included in the Borrowing Base, the applicable Borrower shall be deemed to have received a Deemed Collection in the amount specified in the definition of “Deemed Collection,” and the Outstanding Balance of each Pool Receivable affected thereby shall be immediately reduced by the amount of such Dilution. If, after giving effect to any Dilution (and the reduction of each such Pool Receivable affected thereby) an Overadvance shall exist, such Borrower, shall prepay the Aggregate Revolving Principal to the extent of such Overadvance, acquire additional Eligible Receivables in an amount sufficient to cure such Overadvance in accordance with Section 1.3 and Section 2.1(b)(iv); provided that to the extent any Collections are deposited into a Collection Account or a Facility Account pursuant to the Purchase and Sale Agreements, any such Collections may be used to offset the amount of any such Overadvance. Section 1.7. Interest. (a) Prior to the occurrence of an Amortization Event, the Aggregate Revolving Principal (Dollar) shall accrue Interest for each day at a rate per annum equal to the applicable Interest Rate, the Aggregate Revolving Principal (Sterling) shall accrue Interest for each day at a rate per annum equal to the applicable Interest Rate and the Aggregate Revolving Principal (Euro) shall accrue Interest for each day at a rate per annum equal to the applicable Interest Rate. Upon the occurrence and during the continuance of an Amortization Event the Default Rate shall be automatically instituted, without notice from the Administrative Agent (provided that, the

7 Administrative Agent shall use commercially reasonable efforts to notify the Borrowers of the implementation of the Default Rate upon obtaining knowledge of any such Amortization Event), and each of the Aggregate Revolving Principal (Dollar), the Aggregate Revolving Principal (Sterling) and the Aggregate Revolving Principal (Euro) shall accrue Interest for each day at a rate per annum equal to (x) the applicable Interest Rate plus (y) the Default Rate. (b) At least four Business Days before each Monthly Payment Date, the Administrative Agent shall calculate the aggregate amount of Interest owing for next Payment Date and shall notify the Borrowers in writing of such aggregate amount. (c) The Borrowers shall, jointly and severally, pay to the Administrative Agent for distribution to the Lenders, in accordance with Article II, their respective Percentages of (i) such accrued and unpaid Interest, which Interest shall be payable in cash in arrears on each Payment Date, commencing with the Payment Date occurring in November 2026 and (ii) Shortfall Interest, which Shortfall Interest shall be payable in cash in arrears on each Monthly Payment Date, commencing with the Monthly Payment Date occurring in November 2026. In addition, accrued and unpaid Shortfall Interest shall be due and payable to the Lenders if the Revolving Commitments are terminated or reduced prior to the Contractual Maturity Date pursuant to this Agreement and, for the avoidance of doubt, shall be in addition to, without limitation, any accrued and unpaid interest (other than Shortfall Interest) or Call Premium due as a result thereof, but without duplication of any Shortfall Interest. Section 1.8. Benchmark Replacement Setting. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Required Lenders. (b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (acting at the direction of the Requisite Lenders) may make Conforming Changes from time to time, in consultation with the Borrowers, and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes

8 will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. (c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrowers and the Lenders of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) subject to the consent of the Borrowers pursuant to this Section 1.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 1.8. (d) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may (i) revoke any pending request for an Advance to be made during any Benchmark Unavailability Period or (ii) request that such Advance be based on ABR. Section 1.9. Designated Funding Offices. Each Lender at its option may make any Advance or otherwise perform its obligations hereunder through any funding office (each, a “Designated Funding Office”); provided that any exercise of such option shall not affect the obligation of any Borrower to turn over Collections in accordance with the terms of this Agreement. Any Designated Funding Office shall be considered part of the applicable Lender; provided that such provisions that would be applicable with respect to the Advances actually provided by an Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender. Section 1.10. Fees. (a) Closing Date Fees. The Borrowers have agreed to pay, on a joint and several basis, such fees, in the amounts and on the dates, as set forth in the Lender Fee Letter. (b) [Reserved]. (c) Unused Facility Fees. The Borrowers have agreed to pay, on a joint and several basis, to each Lender, through the Administrative Agent, an “Unused Facility Fee” for each day in an amount equal to the product of (i) 0.50% multiplied by (ii) the lesser of (x) the unfunded portion of such Lender’s Revolving Commitments as of the close of business on such day and (y) 75.0% of such Lender’s Revolving Commitments as of such date multiplied by (iii) 1/360, which Unused Facility Fee shall accrue on each day from the Closing Date to (but excluding) the earlier of (A) the Contractual Maturity Date and (B) such other date on which the Revolving Commitments have been terminated. Accrued and unpaid Unused Facility Fees shall

9 be due and payable in cash in arrears on each Payment Date, commencing with the first Monthly Payment Date occurring after the Closing Date; provided that all accrued and unpaid Unused Facility Fees shall be due and payable on the earlier of (A) Contractual Maturity Date and (B) such other date on which the Revolving Commitments have been terminated. Section 1.11. Access to Collections. (a) Neither the Borrowers nor the Master Servicer shall, and the Master Servicer shall not permit any other Teads Party to, withdraw or otherwise access cash in the Collection Accounts or Facility Account, unless pursuant to Section 1.11(b) or in accordance with a payment pursuant to the payment priority waterfalls in Section 2.1 and 2.2 below. (b) At any time after the Closing Date, the Borrowers may submit an irrevocable written notice to the Administrative Agent and Collateral Agent, in substantially the form set forth as Exhibit II-B hereto (a “Withdrawal Notice”) by 11:00 a.m. (New York City time) on any Business Day, to access cash in any Transaction Account on any Business Day (each such withdrawal, a “Withdrawal” and such date, the “Withdrawal Date”), so long as (i) such Responsible Officer of each Borrower certifies in such Withdrawal Notice (A) that (x) for the first 30 days following the Closing Date (or such longer time as the Administrative Agent may agree) there is sufficient aggregate cash in the Transaction Accounts or (y) at all times thereafter, sufficient aggregate cash in the Facility Accounts, in each case, after giving effect to such Withdrawal in an amount not less than the Servicing Reserve, (B) subject to Section 1.11(c) below, that no Overadvance has occurred or will result from such Withdrawal and (C) no Potential Amortization Event or Amortization Event has occurred and is continuing or would result from such Withdrawal (provided that no Amortization Event will be deemed to result from such Withdrawal if the Borrowers immediately apply the proceeds of such Withdrawal or other cash to cure such Amortization Event), (ii) the Borrowing Base Report delivered on the most recent Weekly Reporting Date showing no Overadvance exists or will result from such Withdrawal before and after the applicable Withdrawal and (iii) the Facility Termination Date has not occurred. The Administrative Agent shall give each Lender prompt notice of the Administrative Agent’s receipt of a Withdrawal Notice. (c) For purposes of determining whether an Overadvance exists or will result under clause (b)(i)(B) above, (i) prior to the Reporting Services Transition Date, the condition in Section 1.11(b)(i)(B) above shall be that after giving effect to such Withdrawal, the Borrowers have at least $5,000,000 of Borrowing Availability and (ii) following the Reporting Services Transition Date, if such Withdrawal Notice is delivered after the second Business Day following the Borrowing Base Report delivered on the most recent Weekly Reporting Date, then the condition in Section 1.11(b)(i)(B) above shall be that after giving effect to such Withdrawal the Borrowers have at least $5,000,000 of Borrowing Availability. Section 1.12. Borrower Payments without Setoff or Counterclaim. All payments to be made by or on behalf of the Borrowers, the Master Servicer, the Holdcos or any Originator under the Transaction Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

10 Section 1.13. Stop Funding Events. Notwithstanding anything to the contrary in this Agreement, upon the occurrence and during the continuation of a Stop Funding Event, the Lenders shall have no obligation to make any further Advances hereunder until such Stop Funding Event is cured or waived in accordance with Section 12.1. A Stop Funding Event, in and of itself, shall not constitute an Amortization Event or accelerate any Borrower Obligations. Section 1.14. Increase in Facility Size. (a) The Administrative Agent may, in its sole and absolute discretion and at the request of the Borrowers, increase the Facility Limit to $180,000,000 (the “Facility Increase”) by increasing the Revolving Commitment of each Lender pro rata based on such Lender’s Percentage, subject to the following conditions and Section 1.14(b): (i) The Borrowers have delivered to Administrative Agent a Facility Increase Request at least 30 days (or such shorter period as Administrative Agent may agree in its sole discretion) prior to the requested effective date of such Facility Increase (it being understood that Administrative Agent will consent to the effective date of such Facility Increase in its sole discretion); (ii) Each Lender shall have consented to the terms of such Facility Increase in its sole and absolute discretion, and has obtained credit approval to provide such Facility Increase in its sole and absolute discretion; (iii) No Amortization Event or Potential Amortization Event has occurred and is continuing (A) as of the date of delivery of the Facility Increase Request or (B) on the effective date of such Facility Increase. (iv) As of (A) the date of delivery of the Facility Increase Request, and (B) the effective date of such Facility Increase, the representations and warranties contained in Article III and in each other Transaction Document are true and correct in all material respects, with the same force and effect as if made on and as of such date; except to the extent that such representations and warranties specifically refer to any earlier date, in which case they were true and correct as of such earlier date; and (v) On or prior to the effective date of such Facility Increase, the Borrowers have paid the applicable facility increase on the terms set forth the Lender Fee Letter and any other fees then due to the Administrative Agent, the Collateral Agent and the Lenders. (b) If Administrative Agent deems it advisable in its sole discretion, the Borrowers and each Lender agree to execute an amendment to this Agreement, in form and substance acceptable to Administrative Agent, to document the Facility Increase pursuant to this Section 1.14. Section 1.15. Currency Revaluation.

11 (a) The Spot Rate as of each Revaluation Date shall be used for calculating the U.S. Dollar Equivalent of the Aggregate Revolving Principal (Euro) and the Aggregate Revolving Principal (Sterling). Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable Approved Currencies for purposes of determining the Aggregate Revolving Principal, the existence of any Overadvance and any FX Excess until the next Revaluation Date. (b) For purposes of determining compliance with Section 1.1 (including whether an Overadvance exists), the U.S. Dollar Equivalent of the Aggregate Revolving Principal (Euro) and the Aggregate Revolving Principal (Sterling) shall be recalculated by the Reporting Services Provider on each Revaluation Date using the applicable Spot Rates determined as of such date; provided that if the Reporting Services Provider is unable to calculate such Spot Rate as of the applicable Revaluation Date, then the Administrative Agent shall perform such recalculation on such Revaluation Date using the applicable Spot Rates determined as of such date; provided further that if neither the Reporting Services Provider or the Administrative Agent is able to calculate such Spot Rate as of the applicable Revaluation Date, then the Spot Rate shall be based on the immediately preceding Revaulation Date for which such determination was made. Section 1.16. Currency Related Mandatory Prepayment. If, on any Revaluation Date or at any other time (including as a result of the delivery of a Borrowing Base Report), an FX Excess exists, the Borrowers shall, within three (3) Business Days prepay the U.S. Dollar Equivalent of the Aggregate Revolving Principal in an amount sufficient to eliminate such FX Excess. ARTICLE II. PAYMENTS AND COLLECTIONS; WITHDRAWALS AND TRANSFERS; USE OF PROCEEDS Section 2.1. Collections and Payments during the Revolving Period. (a) On each Business Day during the Revolving Period, all Collections shall be administered in accordance with the applicable Purchase and Sale Agreement and any withdrawal of cash from a Collection Account or Facility Account shall be in accordance with Section 1.11 or Sections 2.1 or 2.2, as applicable. (b) On each Monthly Payment Date during the Revolving Period, the Borrowers shall make (or in the case of Collections held in any Collection Account, any Borrower shall cause the applicable Servicer, on behalf of such Borrower, to make, or cause to be made), the following payments in the following order of priority: (i) first, to the Administrative Agent, the Collateral Agent and the Reporting Services Provider, for each of their own account, an amount equal to any invoiced out-of-pocket expenses, indemnities and any other amounts (if any) payable to the Administrative Agent or the Collateral Agent under the Transaction Documents and the Reporting Services Provider under the Reporting Services Agreement that are then due and owing;

12 (ii) second, to the Administrative Agent for distribution to the Lenders an amount equal to any invoiced out-of-pocket expenses (if any) and indemnities of the Lenders under Section 8.4 or otherwise owed under the Transaction Documents, in each case, that are then due and payable; (iii) third, to the Administrative Agent for distribution to the Lenders an amount equal to all accrued and unpaid Interest, including any Shortfall Interest and Unused Facility Fees, in each case accrued since the previous Monthly Payment Date, plus any previously accrued Interest, including any Shortfall Interest or Unused Facility Fees that is due and payable but remains unpaid; (iv) fourth, to the Administrative Agent for distribution to the Lenders an amount sufficient to repay a portion of the Aggregate Revolving Principal solely to the extent required to eliminate any Overadvance pursuant to Section 1.3(d), with such Overadvance determined on a pro forma basis after giving effect to all payments through this clause (iv) and the acquisition of any additional Eligible Receivables pursuant to Section 1.3(e); (v) fifth, to the Administrative Agent for distribution to the Secured Parties an amount equal to all other amounts (if any) then due and owing to the Secured Parties by the Borrowers under the Transaction Documents; (vi) sixth, to the Borrowers for the costs and expenses of maintaining the Facility Accounts and the Collection Accounts in excess of any Permitted Retained Amounts that are the subject of Section 5.1(y); (vii) seventh, ratably, towards payments of fees or other remuneration (if any) payable to the Master Servicer, Originators, Servicers and any Backup Servicer and any costs, charges and expenses incurred by such Person for which it is entitled to be reimbursed under this Agreement and the Backup Servicing Agreement, as applicable, (together with any interest thereon as provided for therein); (viii) eighth, towards payment of any other fees, taxes (including any annual corporation tax), and expenses incurred or payable by each Borrower in connection with the purchase of Receivables pursuant to the Purchase and Sale Agreements or the borrowing of Advances under this Agreement; and (ix) ninth, to the Borrowers for their own account. (c) In carrying out the foregoing payments under clause (b), amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category. (d) To the extent that any funds released to a Borrower pursuant to Section 2.1(b)(ix) above are applied by such Borrower to make payments in respect of any Intercompany Loan issued pursuant to the Purchase and Sale Agreements: (a) payments of principal shall be

13 applied pro rata and pari passu among all Intercompany Loans then outstanding, in proportion to the respective principal amounts outstanding on each such Intercompany Loan at the time of payment; and (b) payments of interest shall be applied pro rata and pari passu among all Intercompany Loans then outstanding, in proportion to the respective amounts of accrued and unpaid interest due in respect of each such Intercompany Loan at the time of payment. For the avoidance of doubt, no payment of principal or interest shall be made in respect of any Intercompany Loan unless a corresponding pro rata payment is made in respect of each other Intercompany Loan then outstanding. Section 2.2. Collections and Payments during the Liquidation Period. (a) On each Payment Date during the Liquidation Period, the Borrowers shall make (or in the case of Collections held in any Collection Account, any Borrower shall cause the applicable Servicer, on behalf of such Borrower, to make, or cause to be made) the following payments in the following order of priority: (i) first, to the Administrative Agent, the Collateral Agent and the Reporting Services Provider, for each of their own account, an amount equal to the fees, and any invoiced out-of-pocket expenses, indemnities and any other amounts (if any) payable to the Administrative Agent or the Collateral Agent under the Transaction Documents and the Reporting Services Provider under the Reporting Services Agreement that are then due and owing; (ii) second, to the Administrative Agent for distribution to the Lenders an amount equal to all fees payable to the Lenders under the Transaction Documents and any invoiced out-of-pocket expenses (if any) of the Lenders under Section 8.4 or otherwise owed under the Transaction Documents, in each case, that are then due and payable; (iii) third, to the Administrative Agent for distribution to the Lenders an amount equal to any due and unpaid Interest, including any Shortfall Interest, Call Premium and Unused Facility Fees that are due and payable but remain unpaid; (iv) fourth, to the Administrative Agent for distribution to the Lenders an amount sufficient to reduce to $0 the Aggregate Revolving Principal; (v) fifth, to the Administrative Agent for distribution to the Secured Parties an amount equal to other amounts (if any) then due and owing by the Borrowers to the Secured Parties under the Transaction Documents; (vi) sixth, to the Borrowers for the costs and expenses of maintaining the Facility Accounts and Collection Accounts; (vii) seventh, towards payment of any other fees, taxes (including any annual corporation tax), and expenses incurred or payable by each Borrower in connection with the purchase of Receivables pursuant to the Purchase and Sale Agreements or the borrowing of Advances under this Agreement;

14 (viii) eighth, ratably to pay any fees, expenses or other remuneration and indemnity payments payable to the any Backup Servicer or the Master Servicer in accordance with the Backup Servicing Agreement and this Agreement; and (ix) ninth, to the Borrowers for their own account. (b) In carrying out the foregoing payments under clause (a), amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category. (c) To the extent that any funds released to a Borrower pursuant to Section 2.2(a)(ix) above are applied by such Borrower to make payments in respect of any Intercompany Loans issued pursuant to the Purchase and Sale Agreements: (a) payments of principal shall be applied pro rata and pari passu among all Intercompany Loans then outstanding, in proportion to the respective principal amounts outstanding on each such Intercompany Loan at the time of payment; and (b) payments of interest shall be applied pro rata and pari passu among all Intercompany Loans then outstanding, in proportion to the respective amounts of accrued and unpaid interest due in respect of each such Intercompany Loan at the time of payment. For the avoidance of doubt, no payment of principal or interest shall be made in respect of any Intercompany Loan unless a corresponding pro rata payment is made in respect of each other Intercompany Loan then outstanding. (d) The Parties hereto acknowledge and agree that, in the case of an Insolvency Proceeding of any Teads Party, all amounts on deposit in any Collections Account as of the date of the commencement of such Insolvency Proceeding, or deposited any time thereafter, in respect of Collections for any Purchased Receivable shall not constitute “property of the estate” under the Bankruptcy Code (or the equivalent concept under any other Debtor Relief Law), and shall be held in trust or otherwise maintained to be applied to the Borrower Obligations until such time as all Borrower Obligations have been indefeasibly paid in full in cash. Section 2.3. Interim Settlement Dates. On each Settlement Date (other than a Monthly Payment Date) prior to the occurrence and continuation of an Amortization Event, each Borrower shall effect payment of amounts due and payable by such Borrower on such Settlement Date in or towards payment to the Originator in respect of the purchase price of any Receivables then due and payable (which payment, for the avoidance of doubt, may be effected by set-off against Collections that would otherwise be payable to such Borrower from the applicable Originator or applicable Holdco pursuant to and in accordance with the applicable Purchase and Sale Agreement). Section 2.4. Payment Rescission. No payment of any of the Aggregate Revolving Principal shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of Law or judicial authority, or must otherwise be returned or refunded for any reason. The Borrowers shall remain jointly and severally obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrative Agent for distribution to the Lenders the full amount thereof together with any Interest thereon from the date of any such rescission, return or refunding.

15 Section 2.5. Nature of Borrower Obligations; Obligations Absolute; Certain Waivers. (a) Joint and Several Liability. Notwithstanding anything to the contrary herein or in any other Transaction Document, each Borrower shall be jointly and severally liable for all of the Borrower Obligations. In addition and without limitation to the foregoing, each Borrower is jointly and severally liable to the Lenders and the other Secured Parties for all respective representations, warranties, covenants, payment obligations and indemnities of either or both of them set forth herein or in any other Transaction Document, and upon an Amortization Event, the Collateral Agent may, at its sole option, enforce any Borrower Obligation against either or both of the Borrowers and the property (or any portion thereof) of either or both of them. (b) Inducement. Each Borrower acknowledges, agrees, represents and warrants that each Lender has been induced to enter into this Agreement and each Lender has been induced to make Advances hereunder based upon the assurances by each Borrower that such Borrower desires that the Borrower Obligations of both Borrowers be honored and enforceable as separate (and primary) obligations of each of the Borrowers. The joint and several liability of the Borrowers for all Borrower Obligations is a material term of this Agreement. (c) Separate Exercise of Remedies. The Borrowers agree that upon the occurrence and during the continuance of an Amortization Event, the Collateral Agent may exercise remedies against each Borrower and its property (including, without limitation, the Collection Accounts, the Facility Accounts, the Pool Receivables, the Related Security, the Collections and the other Collateral owned by either Borrower) separately, whether or not the Collateral Agent exercises remedies against the other Borrower or its property. The Collateral Agent may enforce a portion of the Borrower Obligations without enforcing all of the Borrower Obligations. Any failure or inability of the Collateral Agent to enforce any Borrower Obligation or to take any remedy shall not in any way limit the Collateral Agent’s right to enforce any other Borrower Obligations and take such remedy or any other remedy at any time and from time to time. Remedies may be exercised against either or both of the Borrowers or their respective properties simultaneously, sequentially or in any other manner and no failure to exercise any remedy against one Borrower or its property (even if such remedy is being taken against the other Borrower or its property) shall constitute a waiver of the right of the Collateral Agent to exercise such remedy (or any other remedy permitted hereunder) against either Borrower or both Borrowers at any time and from time to time. (d) SPV Entity Guaranty. Subject to and without limiting clause (a) above, if any court of competent jurisdiction finds that either Borrower is not the primary obligor of any particular Borrower Obligations, such Borrower hereby unconditionally and irrevocably guarantees to the Collateral Agent and the Secured Parties the prompt payment of such Borrower Obligations (for which the other Borrower is the primary obligor thereof) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance by the other Borrower of all its payment and performance obligations under this Agreement and the other Transaction Documents. This guaranty is an absolute and irrevocable guaranty of payment and performance and not merely a guaranty of collection and is a continuing guaranty and shall apply to all of the Borrower Obligations whenever and however arising. Notwithstanding any provision to the contrary contained herein or in any other Transaction Document, to the extent the liability of Borrower for the Borrower Obligations of the other

16 Borrower shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable for any reason (including, without limitation, pursuant to any applicable Law relating to fraudulent conveyances or transfers) then the liability of such Borrower for the Borrower Obligations of the other Borrower hereunder shall be limited to the maximum amount that is permissible under applicable Law. (e) Obligations Unconditional. To the fullest extent permitted by applicable Law, the obligation of each Borrower to pay and perform all Borrower Obligations (whether as primary obligor thereof or as guarantor to the extent set forth in subsection (d) of this Section) is absolute, irrevocable, independent and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents or any other agreement or instrument referred to therein or any collateral or other security pledged therefor, and irrespective of any other circumstance whatsoever that could otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Borrower agrees that the Collateral Agent, on behalf of the Secured Parties, may enforce all Borrower Obligations of either Borrower against either Borrower without the necessity at any time of pursuing the other Borrower or any of the Collateral or otherwise resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to any other Transaction Documents or any collateral now or hereafter securing the Borrower Obligations or otherwise, and each Borrower hereby waives the right to require the Collateral Agent or any Secured Party to make demand on or proceed against the other Borrower, the Performance Guarantor, any Originator, any Servicer, the Reporting Services Provider or any other Person or to pursue any other remedy or enforce any other right. (f) No Subrogation. Each Borrower hereby agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution for any Borrower Obligations paid by such Borrower against the Collateral Agent or any other Secured Party or, until the Final Payout Date. (g) No Impairment; Reliance. Neither the obligations of either Borrower for the Borrower Obligations nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of the other Borrower, any Servicer, the Performance Guarantor, the Reporting Services Provider or any Originator or by reason of the bankruptcy or insolvency of the other Borrower or any other Person. The Borrower Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations and guarantees of each Borrower herein described. All dealings between either Borrower (or any of its Affiliates, including the Servicers, the Originators, and the Performance Guarantor or any of them), on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations and guarantees of each Borrower with respect to the Borrower Obligations herein described. (h) Obligations Unconditional and Absolute. Each Borrower hereby agrees that each of the following may be done without notice to or consent of such Borrower (except as otherwise expressly required hereby) and none of the following shall limit or affect the absolute and unconditional obligation of such Borrower with respect to such Borrower Obligations herein described: (i) all or any part of the property of such Borrower or the other Borrower now or

17 hereafter granted as collateral for the Borrower Obligations (including, without limitation, all or any portion of the Collateral) may be exchanged, compromised or surrendered from time to time by the Collateral Agent on behalf of the Secured Parties pursuant to the terms hereof; (ii) none of the Secured Parties shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held for the Borrower Obligations; (iii) the time or place of payment of the Borrower Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed, extended or accelerated, in whole or in part, pursuant to the terms hereof; (iv) the other Borrower and any other Person liable for payment of the Borrower Obligations (or any portion thereof) may be granted indulgences or released from its obligations with respect to the Borrower Obligations; and (v) any of the other Borrower’s rights, duties, obligations or liabilities hereunder or under any of the other Transaction Documents may be modified, amended, waived, relinquished or released. (i) Waiver of Rights and Defenses. Subject to the express terms of this Agreement and the other Transaction Documents, each Borrower expressly waives diligence, presentment, demand, protest or notice of any kind whatsoever, as well as any requirement that the Secured Parties (or any of them) exhaust any right to take any action against the other Borrower, any other Person, the Collateral or any other property (including the filing of claims in the event of receivership or bankruptcy of the other Borrower or any other Person), and hereby consents to any and all extensions of time of the due performance of any or all of the Borrower Obligations. Each Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations of the other Borrower and notice of or proof of reliance by any Secured Party on the obligations and/or guarantees of such Borrower with respect to the Borrower Obligations (or any of them) or acceptance thereof. Each Borrower also hereby expressly waives all other defenses it may have as a guarantor or a surety generally or otherwise based upon suretyship, impairment of collateral or otherwise in connection with the Borrower Obligations whether in equity or at law. (j) Reinstatement. Notwithstanding anything contained in this Agreement or the other Transaction Documents, the obligations of each Borrower with respect to any Borrower Obligation shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of such Borrower Obligation is rescinded or must be otherwise returned or paid over to any Person (including the bankruptcy estate or trustee in bankruptcy of the other Borrower or any Originator), whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Borrower agrees that it will indemnify each Indemnified Party on demand for all reasonable costs and expenses (including attorney’s costs) incurred by such Person in connection therewith, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. ARTICLE III. REPRESENTATIONS AND WARRANTIES Section 3.1. Representations and Warranties of the Borrowers. Each Borrower, jointly and severally, hereby represents and warrants to the Administrative Agent, the Collateral Agent

18 and the Lenders as of the Closing Date, as of each Borrowing Date and as of the date of each Withdrawal that: (a) Organization and Qualification. The (i) Malta Borrower, a private limited liability company, incorporated under the laws of Malta on September 25, 2026 and (ii) Cayman Borrower, an exempted company, was incorporated under the laws of the Cayman Islands on September 21, 2026. Each Borrower and each Holdco is a limited liability company or exempted company, as applicable, duly incorporated and validly existing under the laws of the jurisdiction of its organization or incorporation, as applicable. Each Borrower and each Holdco has all necessary power and authority under its constitutional documents and is duly qualified, registered or licensed to do business as a company or exempted company, as applicable, incorporated under the laws of the jurisdiction of its organization or incorporation, as applicable, and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification, registration or licensing necessary, except to the extent that the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect. (b) Authority; No Conflict or Violation. The execution and delivery by each Borrower and each Holdco of the Transaction Documents to which it is a party, the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party, the borrowing of Advances hereunder, and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which it is a party, (i) are within such Borrower’s or such Holdco’s power and authority, (ii) have been duly authorized by all necessary company action on the part of such Borrower or such Holdco and (iii) do not and will not (A) require any consent or approval of its members, or any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect and except for the filings or notices as may be necessary to perfect the Security Interest granted pursuant to this Agreement, (B) violate any provision of (x) any applicable Law or of any order, writ, injunction or decree having applicability to such Borrower or such Holdco and in effect on the date of such representation or (y) the Organizational Documents of such Borrower or such Holdco, (C) result in a breach of or constitute a default under any indenture or loan or credit agreement with respect to Material Indebtedness or any other material agreement, lease or instrument to which such Borrower or such Holdco is a party or by which it or its properties may be bound or affected, or (D) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by such Borrower or such Holdco, except, with respect to clauses (i), (iii)(A), (iii)(B) and (iii)(D) above, where the failure to so comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect. (c) Legal Agreements. This Agreement and each of the other Transaction Documents to which each Borrower and each Holdco is a party have been duly authorized, executed and delivered by such Borrower or such Holdco, and constitute the legal, valid and binding obligations of such Borrower or such Holdco, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general

19 equitable principles, and subject to any matters set out as qualifications or reservations in any legal opinion. (d) Compliance with Laws. Each Borrower and each Holdco has complied with all applicable Laws, the non-compliance with which could reasonably be expected to have a Material Adverse Effect. (e) Margin Regulations. Each Borrower and each Holdco is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. (f) Not an Investment Company; Volcker Rule. Each Borrower and each Holdco (i) is not a “covered fund” under the Volcker Rule and (ii) is not required to register as an “investment company” within the meaning of the Investment Company Act. (g) Solvency. No Insolvency Proceeding has occurred in respect of any Borrower or any Holdco and no Insolvency Proceeding will occur in respect of any Borrower or any Holdco in consequence of its entering into the Transaction Documents to which it is a party or purchasing Receivables under the Purchase and Sale Agreements. (h) Sanctions. No Borrower or Holdco, its respective officers, directors, to the best knowledge of such Borrower or Holdco, its employees, or agents acting at the direction of, such Borrower or Holdco, is a Sanctioned Person or in violation of any applicable Anti-Corruption Laws. (i) Compliance with Anti-Corruption Laws and Sanctions. No use of proceeds of any Advance shall be used, directly or, to the knowledge of any Borrower, indirectly, in a manner that would result in a violation of applicable Anti-Corruption Laws or Sanctions by any party hereto. (j) Places of Business and Locations of Records. Each Borrower’s principal place of business, chief executive office, registered office and the other locations (if any) where its Records are located are at the addresses listed on Exhibit III; provided that such Borrower may amend the addresses on Exhibit III hereto at any time upon 15 Business Days’ prior written notice to the Administrative Agent. (k) Names and Identification Numbers. Each Borrower has not used any legal names, trade names or assumed names within the past five years, other than the name in which it has executed this Agreement. The (i) Malta Borrower’s sole jurisdiction of organization is Malta and (ii) Cayman Borrower’s sole jurisdiction of incorporation is the Cayman Islands, and in each case, such jurisdiction has not changed within four months prior to the date of this Agreement. (l) Ownership of Each Borrower. The Malta Holdco owns, directly or indirectly, one hundred percent (100%) (less one share, which is held by Teads France SAS) of the issued and outstanding Capital Stock and all other Equity Interests of the Malta Borrower free

20 and clear of any Adverse Claim (other than the Lien granted to the Collateral Agent under the Pledge Agreement). The Cayman Holdco owns, directly or indirectly, one hundred percent (100%) of the issued and outstanding Capital Stock and all other Equity Interests of the Cayman Borrower free and clear of any Adverse Claim (other than the Lien granted to the Collateral Agent under the Pledge Agreement). Each Borrower’s membership interests are validly issued and there are no Liens (other than the Lien granted to the Collateral Agent under the Pledge Agreement) on such membership interests granted to any creditor of any Holdco or any of its Affiliates and no options, warrants or other rights to acquire membership interests of any Borrower. (m) Ordinary Course of Business. Each remittance of Collections by or on behalf of each Borrower to the Lenders and the Administrative Agent under this Agreement will have been (i) in payment of a debt incurred by such Borrower in the ordinary course of business or financial affairs of such Borrower and (ii) made in the ordinary course of business or financial affairs of such Borrower. (n) Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law. (o) Good Title. Upon the acquisition by the applicable Borrower of each Purchased Receivable, such Borrower will be the legal and beneficial owner of each such Purchased Receivable, together with Collections and, to the extent set forth in each applicable Purchase and Sale Agreement, the Related Security with respect thereto, free and clear of any Lien except for Permitted Liens. (p) Perfection. (i) All appropriate financing statements, financing statement amendments, continuation statements and other documents have been filed in the proper filing office in the appropriate jurisdictions or have been duly executed and delivered under the applicable Law of the Purchase and Sale Agreements in order to perfect (and continue the perfection of) the sale of the Receivables and Related Security from each Originator to the applicable Borrower pursuant to the applicable Purchase and Sale Agreement. (ii) The Italian Purchase and Sale Agreement has been duly authorized, executed and delivered by the parties thereto, constitutes the legal, valid and binding obligations of each party thereto, enforceable against each such party in accordance with its terms. (iii) Assuming the filing of the financing statement approved by each Borrower on or prior to the Closing Date and the entry into this Agreement and each other Collateral Document and following the completion of any perfection matters required to be completed under the relevant Collateral Documents (within the timeframes set out therein, which may extend beyond the Closing Date), the Collateral Agent shall have, for the benefit of the Secured Parties, a valid and perfected Security Interest or first ranking pledge in the Collateral under the

21 applicable Laws of the Collateral Documents, free and clear of any Lien except for Permitted Liens. (iv) The Pool Receivables (other than the French Purchased Receivables) constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC. (v) The French Purchased Receivables constitute present or future claims capable of being pledged under French law and are identified or capable of individualization in accordance with the French Receivables Pledge Agreement. (vi) Other than the security interest granted to the Collateral Agent pursuant to this Agreement or any other Transaction Documents, no Borrower has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. No Borrower has authorized the filing of any, and there are no, financing statements filed against any Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Collateral Agent or (ii) that has been terminated. (vii) Notwithstanding any other provision of this Agreement or any other Transaction Document, the representation contained in this Section 3.1(p) shall be continuing and remain in full force and effect until the Final Payment Date. (q) Accuracy of Information. No written information heretofore furnished by or on behalf of the Borrowers or the Master Servicer, including those delivered by the Reporting Services Provider, to the Administrative Agent or any of the Lenders for purposes of or in connection with this Agreement and the transactions contemplated hereby, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such information (taken as a whole) not materially misleading in light of the circumstances under which made, in each case, as of the date such information is furnished (or as modified or supplemented by other information so furnished) (it being recognized by the Administrative Agent and the Lenders that (i) any projections and forecasts provided by the Borrowers are based on good faith estimates and assumptions believed by the Teads Parties to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may materially differ from projected or forecasted results and (ii) no representation is made with respect to information of a general economic or general industry nature). (r) Material Adverse Effect. Since the date of formation or incorporation of each Borrower and each Holdco, no event has occurred and is continuing that would reasonably be expected to have a Material Adverse Effect. (s) Opinions. The facts regarding the Borrowers, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

22 (t) Other Transaction Documents. Each representation and warranty made by each Borrower and each Holdco under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made, subject to the qualifications set forth in such Transaction Document. (u) Taxes. Except as otherwise would not be expected to have a Material Adverse Effect, each Borrower and each Holdco has timely filed all U.S. federal and applicable state, local and non-U.S. income and franchise and other material Tax returns, reports and statements required to be filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax returns are required to be filed and (ii) all Taxes reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with applicable accounting principles. The Malta Borrower is not subject to tax on its net income or net profits (however denominated) in any jurisdiction outside of Malta. The Cayman Borrower is not subject to tax on its net income or net profits (however denominated) in any jurisdiction outside of the Cayman Islands. (v) Litigation and Other Proceedings. There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of each Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or on behalf of any creditor of the Performance Guarantor or its Subsidiaries or any other Person against the Performance Guarantor or its Subsidiaries, the Administrative Agent, the Collateral Agent or any Lender that (i) asserts the invalidity of this Agreement or any other Transaction Documents, (ii) seeks to prevent the grant of a security interest in any Collateral by the Borrowers to the Collateral Agent, the ownership or acquisition by the Borrower of any Pool Receivable of other Collateral or the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or (ii), either individually or in the aggregate, would reasonably be expected to (A) materially and adversely affect (x) the validity or enforceability of this Agreement or any other Transaction Document, (y) the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, or (z) the performance by a Teads Party of its obligations under this Agreement or any other Transaction Document or (B) result in such Borrower and its assigns (including the Collateral Agent) failing to have a valid and perfected first priority or Security Interest or first ranking pledge under the applicable Laws of the United States of America or any applicable state or territory thereof, in the Purchased Receivables and the Related Security or Collections with respect thereto, free and clear of any Adverse Claim other than Permitted Liens. (w) Non-consolidation. Each Borrower is operated in such a manner that the separate legal existence of such Borrower, on the one hand, and the Performance Guarantor and its Subsidiaries (other than the Borrowers), on the other hand, would not be disregarded in the event of the bankruptcy, insolvency reorganization, or other similar laws relating to or limiting creditors’ rights generally of the Performance Guarantor or any of its Subsidiaries (other than the Borrowers) and, without limiting the generality of the foregoing, in accordance with (and at all times will comply with) the terms of its Organizational Documents. Since its formation or

23 incorporation, each Borrower has not used any company name, tradename or doing-business-as name other than the name in which it has executed this Agreement. (x) Amortization Events. No event has occurred and is continuing that constitutes an Amortization Event or a Potential Amortization Event. (y) No Other Liens. On the Closing Date and on each Borrowing Date, none of the properties and assets including the Pool Receivables (and other Collateral) of each Borrower are subject to any Liens (other than Permitted Liens) not permitted by this Agreement. (z) Ventures and Subsidiaries; Outstanding Debt. Each Borrower has no Subsidiaries and is not engaged in any joint venture or partnership with any other Person. Other than the Indebtedness arising under this Agreement and the other Transaction Documents and Indebtedness permitted under Section 5.3(f), each Borrower has no outstanding Indebtedness. (aa) Bank Accounts. Upon their creation, the Facility Accounts will be the only bank accounts maintained by each Borrower. Each Facility Account will be free and clear of any Adverse Claim other than Permitted Liens. The Collateral Agent will have a first priority perfected security interest in each Facility Account and all Collateral on deposit therein upon execution and delivery of a Control Agreement or, in the case of any Facility Account maintained in England, the UK Security Assignment Agreement and/or an English law account charge. (bb) ERISA. No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. Section 3.2. Representations and Warranties of the Master Servicer. The Master Servicer hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders as of the Closing Date, as of each Borrowing Date and as of the date of each Withdrawal that: (a) Organization and Qualification. The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Master Servicer has obtained all necessary licenses, approvals and registrations in all jurisdictions in which the conduct of its business (including in its capacity as the Master Servicer hereunder) requires such qualification, licenses, approvals or registrations, except to the extent that any such failure could not reasonably be expected to have a Material Adverse Effect. (b) Authority; No Conflict or Violation. The execution and delivery by the Master Servicer of the Transaction Documents to which it is a party, the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which it is a party, have been duly authorized by all necessary corporate action on the part of the Master Servicer and do not and will not (A) require any consent or approval of its Board of Directors or equivalent governing body, or any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect, (B) violate any provision of (x) any applicable Law or of any order, writ, injunction or decree having applicability to the Master Servicer as of the date of the representation or (y) the Organizational Documents of the Master Servicer, (C) result in a

24 breach of or constitute a default under (x) any Material Indebtedness to which the Master Servicer is a party or by which it or its properties may be bound or affected or (y) any other material agreement, lease or instrument to which the Master Servicer is a party or by which it or its properties may be bound or affected, or (D) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by any Borrower (other than the Transaction Documents) except, with respect to clauses (A), (B)(x), (C)(y) and (D) above, where the failure to so comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect. (c) Legal Agreements. This Agreement and each of the other Transaction Documents to which the Master Servicer is a party have been duly authorized, executed and delivered by the Master Servicer, and constitute the legal, valid and binding obligations of the Master Servicer, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles. (d) Information. (i) No Monthly Report or other written information furnished by the Master Servicer to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such information (taken as a whole) not materially misleading in light of the circumstances under which made, in each case, as of the date such information is furnished (or as modified or supplemented by other information so furnished) (it being recognized by the Administrative Agent and the Lenders that (i) any projections and forecasts provided by the Master Servicer are based on good faith estimates and assumptions believed by the Master Servicer to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may materially differ from projected or forecasted results and (ii) no representation is made with respect to information of a general economic or general industry nature). (ii) All such written information heretofore furnished by the Master Servicer to the Administrative Agent or any of the Lenders which pertains to the Pool Receivables was prepared in accordance with, and reflects practices and procedures that comply in all material respects with, the applicable Credit and Collection Policy, and there has been no change in the Credit and Collection Policy or application thereof since the date any such information was so furnished (other than any changes thereto expressly permitted under this Agreement). (e) Compliance with Laws. The Master Servicer (i) has duly satisfied all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts and (ii) has complied with all applicable Laws the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

25 (f) Other Transaction Documents. Each representation and warranty made by the Master Servicer and Servicers under each other Transaction Document to which it is a party is true and correct in all material respects as of the date when made, subject to the qualifications set forth in such Transaction Document. (g) Servicing Programs. No license or approval is required for the Administrative Agent’s, the Collateral Agent’s, or any Servicer’s use of any software or other computer program used by any Servicer, the Master Servicer, any Originator or any Holdco in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect. (h) Servicing of Receivables. Since the Closing Date, there has been no material adverse change in the ability of each Servicer to service the Receivables and the Related Security. (i) Material Adverse Effect. Since the Closing Date, there has been no Material Adverse Effect on any Teads Party (taken as a whole). (j) Litigation and Other Proceedings. There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of the Master Servicer, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or on behalf of any creditor of the Performance Guarantor or its Subsidiaries or any other Person against the Performance Guarantor or its Subsidiaries, the Administrative Agent, Collateral Agent or any Lender that, either individually or in the aggregate, would reasonably be expected to materially and adversely affect (A) the validity or enforceability of this Agreement or any other Transaction Document, (B) the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, or (C) the performance by a Teads Party of its obligations under this Agreement or any other Transaction Document. (k) Taxes. Except as otherwise would not be expected to have a Material Adverse Effect, (i) the Master Servicer has timely filed all U.S. federal and applicable material state, local and non-U.S. income and franchise and other material Tax returns, reports and statements required to be filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax returns are required to be filed and (ii) all Taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with applicable accounting principles.. (l) Adverse Selection. No selection procedures were used to allocate Eligible Receivables to the Borrowers that would result in such Eligible Receivables being less desirable or valuable, taken as a whole, than other comparable Receivables originated by the Originators (or sold by a Holdco to any Borrower); provided that selection procedures that address different eligibility criteria and other similar terms relative to other credit facilities or receivables sale arrangements shall not be deemed to violate this clause (l). (m) Anti-Corruption Laws and Applicable Sanctions. Each of the Performance Guarantor and the Master Servicer has implemented and maintains in effect policies and

26 procedures reasonably designed to ensure compliance by their and their Subsidiaries, and their respective directors, officers, employees and agents, with Anti-Corruption Laws and applicable Sanctions, and none of the Performance Guarantor and the Master Servicer and their respective officers and directors and, to the best knowledge of the Master Servicer, their respective employees and agents acting at the direction of such Person, is a Sanctioned Person or the subject of Sanctions or in violation of any applicable Anti-Corruption Laws. None of the Master Servicer, the Performance Guarantor or any of its Subsidiaries is located, amalgamated, continued, organized, incorporated or resident in a Sanctioned Country. (n) Accounting Methodology. Since the Closing Date, neither the Master Servicer nor any Originator or Servicer has, without the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders), modified its accounting policies or methodology or financial reporting practices, in each case, with respect to determining the Dilution of any Pool Receivable for purposes of the Transaction Documents. (o) Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of the Performance Guarantor and its consolidated Subsidiaries (other than projections) furnished to the Administrative Agent or any of the Lenders and described in Section 5.1 have been or will be prepared in accordance with GAAP and do or will present fairly in all material respects the financial condition and results of operations of the Performance Guarantor and its consolidated Subsidiaries, as applicable, as at such dates and for such periods in accordance with GAAP, subject, in the case of unaudited financial statements, to changes resulting from normal year-end audit adjustments and the absence of footnotes. (p) Opinions. The facts regarding the Teads Parties, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects. (q) The Collection Accounts. (i) Nature of U.S. Collection Accounts. Each of the U.S. Collection Accounts constitutes a “deposit account” within the meaning of the applicable UCC. (ii) Ownership. Each of the Collection Accounts is in the name of the applicable Originator as set forth on Exhibit IV hereto, and each Originator owns and has good and marketable title to each such Collection Account free and clear of any Adverse Claim other than Permitted Liens or pursuant to any UK Collection Account Declaration of Trust. (iii) Control Agreement. Each U.S. Collection Account shall be subject to a Control Agreement pursuant to which each applicable Collection Bank may be directed, following an Amortization Event, to comply with the instructions originated by the Collateral Agent directing the disposition of funds in such U.S. Collection Account without further consent by the Borrowers, the Master Servicer, any Holdco, any Servicer, any Originator or any other Person. The Originators have

27 not granted any Person (other than the Originators, Servicers, Collateral Agent, the Master Servicer and their respective assigns) access to or control of any U.S. Collection Account, or the right to take dominion and control of any such U.S. Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections are deposited into any U.S. Collection Account, the applicable Borrower or applicable Servicer can promptly trace and identify which funds constitute Collections. (iv) UK Collection Accounts. Each UK Collection Account is subject to a UK Collection Account Declaration of Trust (or such other English law arrangement as is reasonably satisfactory to the Collateral Agent) pursuant to which the applicable UK Collection Bank may be directed, following an Amortization Event which is continuing, to comply with the instructions of the Collateral Agent. (v) French Bank Account Pledge Agreement. Each French Collection Account shall be subject to a French Bank Account Pledge Agreement pursuant to which the Collateral Agent may deliver to each applicable Collection Bank a Blocking Notice. The French Originator has not granted any Person access to or control of any French Collection Account, or the right to take dominion and control of any such French Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections are deposited into any French Collection Account, the French Originator or applicable Servicer can promptly trace and identify which funds constitute Collections. (vi) Italian Deed of Pledge. The Italian Originator’s Collection Account shall be subject to an Italian Deed of Pledge (the “Italian Deed of Pledge”) entered into between the Italian Originator (as pledgor), the Malta Borrower (as pledgee) and the Collateral Agent, pursuant to which the Italian Originator will grant a first- priority pledge in favor of the Malta Borrower over such Collection Account and all amounts from time to time credited thereto. Pursuant to the Italian Deed of Pledge, the account bank at which such Collection Account is maintained will be duly notified of the creation of such pledge and, following the occurrence and during the continuance of an Amortization Event, shall be required to comply with the instructions of the Collateral Agent directing the disposition of funds in such Collection Account without further consent by the Borrowers, the Master Servicer, the Italian Originator or any other Person. The Italian Originator has not granted any Person (other than the Malta Borrower, the Collateral Agent and their respective assigns) any security interest, lien or other encumbrance over the Italian Originator’s Collection Account, or the right to take control of such Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections are deposited into the Italian Originator’s Collection Account, the applicable Borrower or applicable Servicer can promptly trace and identify which funds constitute Collections. (vii) Collections. (i) The Obligors have been directed (and have directed each applicable Obligor) to make payments on the Purchased Receivables directly to a Collection Account, (ii) the conditions and requirements set forth in Sections

28 5.1(y), and 6.2 have at all times been satisfied in all material respects and duly performed in all material respects by the Borrowers, Servicers or the Master Servicer, as applicable, and (iii) Exhibit IV hereto sets forth the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts and Facility Accounts. (viii) Instructions. None of the Borrowers, the Master Servicer, the Holdcos, Servicers or the Originators has consented to the applicable Collection Bank complying with instructions from any Person other than the Originators, Servicers, the Master Servicer and Collateral Agent in respect of any Collection Account. (ix) Eligible Bank. Each Collection Account shall be held at an Eligible Bank. (r) Not an Investment Company. Neither the Master Servicer nor any Servicer is required to register as an “investment company” within the meaning of the Investment Company Act. ARTICLE IV. CONDITIONS OF CLOSING AND FUNDING Section 4.1. Conditions Precedent to the Initial Funding Date. The obligation of the Lenders to provide the Revolving Commitments and to make the initial Advance on the Initial Funding Date is subject to the satisfaction (or waiver) of the following conditions precedent, except as otherwise agreed between the Borrowers and the Lenders, including pursuant to Section 5.1(cc): (a) Credit Agreement. The Administrative Agent shall have received on or before the Initial Funding Date a copy of this Agreement, duly executed by the Borrowers, the Master Servicer, the Administrative Agent, the Collateral Agent and the Lenders; (b) Other Transaction Documents. The Administrative Agent shall have received on or before the Initial Funding Date copies of the following documents, duly executed by the parties thereto: (i) Each Purchase and Sale Agreement; (ii) The UK Partial Deed of Release; (iii) The Lender Fee Letter; (iv) The Performance Guaranty; (v) each Borrower Power of Attorney; (vi) The U.S. Control Agreement;

29 (vii) The UK Collateral Documents; (viii) The Risk Retention Letter; (ix) The Risk Retention Memorandum; (x) The Cayman Pledge Agreement; (xi) The Malta Pledge Agreement; (xii) The French Receivables Pledge Agreement and the French Bank Account Pledge Agreement; and (xiii) The Italian Security Deed of Pledge. (c) Legal Opinions. Counsel for the Master Servicer, the Performance Guarantor, the Borrowers, the Holdcos, Servicers and the Originators will deliver the following legal opinions, as applicable, and under applicable Laws, in each case, dated as of the Closing Date and addressed to the Administrative Agent, Collateral Agent, the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders: (i) A legal opinion from Simpson Thacher & Bartlett LLP: (1) that any sales contemplated by the U.S. Purchase and Sale Agreement (solely with respect to Eligible Receivables) constitute “true sales” under the laws of the State of New York and the federal laws of the United States of America; (2) a customary non-consolidation opinion with respect to the Borrowers; and (3) as to (i) the enforceability of the applicable U.S. Transaction Documents and Liens granted by the U.S. Originator in respect of the applicable U.S. Transaction Documents, (ii) no conflicts with the Senior Loan Agreement and 2030 Indenture and (iii) such other customary opinions under New York law and the federal laws of the United States of America. (ii) A legal opinion from Walkers (Europe) as to capacity, enforceability, authorization, corporate matters, execution and other customary opinions under Cayman Islands law in relation to the Cayman Borrower, including, but not limited to, the Cayman Pledge Agreement. (iii) A legal opinion from Ganado Advocates, Maltese counsel to the Malta Borrower, opining that:

30 (1) Each of the Malta Borrower and the Malta Holdco has the power, corporate authority and capacity to enter into the Credit and Security Agreement and each other Transaction Document to which it is a party and to perform its obligations thereunder, and all necessary corporate and other action has been taken to enable it to validly execute and deliver such documents; (2) the Credit and Security Agreement and each other Transaction Document to which the Malta Borrower and/or the Malta Holdco are party have been duly executed by or on behalf of the Malta Borrower and/or the Malta Holdco; and (3) that entry into the Credit and Security Agreement and each Transaction Document does not conflict with the constitutional documents of the Malta Borrower and/or the Malta Holdco or any law or regulation of Malta that is applicable to Malta Borrower and/or the Malta Holdco. (iv) A legal opinion from Camilleri Preziosi Advocates, Maltese counsel to the Lenders, opining that the provisions of the Credit and Security Agreement, the UK Collateral Documents, the Italian Security Deed of Pledge, French Receivables Pledge Agreement, the French Bank Account Pledge Agreement and Malta Pledge Agreement are enforceable against the Malta Borrower and the Malta Holdco under the laws of Malta. (v) A legal opinion from Norton Rose Fulbright LLP: (1) as to the validity and enforceability of the French Sale and Purchase Agreement (including customary "true sale" matters) and the French Collateral Documents; and (2) with respect to the capacity of the French Originator to enter into and perform its obligations under the Transaction Documents to which it is a party. (vi) A legal opinion from PedersoliGattai (Italian counsel): (1) a capacity opinion on Teads Italia S.r.l. (the Italian Originator) confirming: (A) its valid incorporation and existence as a società a responsabilità limitata under Italian law; (B) its corporate powers to enter into the Italian Transaction Documents; (C) due authorization by its competent corporate bodies (consiglio di amministrazione or assemblea dei soci, as applicable); and (D) absence of

31 conflicts with its statuto (by-laws) and applicable Italian law; (2) a true sale opinion on the assignment of Italian Purchased Receivables under the Italian Factoring Law (Law No. 52/1991) confirming: (A) that the assignment constitutes a pro soluto transfer of ownership; and (B) that the assignment is enforceable against third party creditors and the insolvency estate (massa fallimentare) of the Italian Originator without the need for notification to the assigned debtors; (3) an opinion on the Italian Pledge Agreement confirming: (A) the validity of the pledge (pegno) over the Italian Collection Account balances under Articles 2784 et seq. of the Italian Civil Code; and (B) the perfection and enforceability of such pledge against third parties; and (4) an opinion on the Italian Acknowledgment Letter from Intesa Sanpaolo. (vii) A legal opinion from Simpson Thacher & Bartlett LLP, English counsel to the UK Originators as to (i) the capacity and authority of each UK Originator to enter into and perform its obligations under the Transaction Documents to which it is a party, and (ii) the true sale and enforceability of the English law Transaction Documents (including the UK Security Assignment Agreement and the UK Collection Account Declaration of Trust over UK Collection Accounts). (d) U.S. Originator Corporate Deliverables and UCC Filings. (i) A certificate of the secretary or other responsible officer of the U.S. Originator, dated as of the Closing Date, and certifying (a) that attached thereto is a true and complete copy of the organizational documents (including all amendments or other modifications thereto) of the U.S. Originator, as in effect on the Closing Date, (b) that attached thereto is a true and complete copy of the resolutions of the board of directors (or committee thereof), directors, managers or members, as the case may be, of the U.S. Originator authorizing the execution, delivery and performance of the U.S. Transaction Documents to which it is a party and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, and (c) the specimen signature of each officer executing the U.S. Transaction Documents to which it is a party or any other document delivered in connection therewith on behalf of the U.S. Originator (on which certificates the Cayman Holdco and the Borrowers may conclusively rely until such time as the Cayman Holdco and the Borrowers shall receive from the U.S. Originator a revised certificate with respect to the U.S. Originator meeting the requirements of this paragraph).

32 (ii) Copies of the latest versions of the organizational documents of the U.S. Originator certified as of a recent date by the appropriate authority of the jurisdiction of the U.S. Originator to be a true and up to date copy of the original, attached as a schedule to the certificate provided under paragraph (i) above; (iii) Certificates of good standing (if applicable), dated as of a recent date, from the Secretary of State or other appropriate authority of the U.S. Originator’s jurisdiction of organization, attached as a schedule to the certificate provided under paragraph (i) above; (iv) A Solvency Certificate in respect of the U.S. Originator in form and substance satisfactory to the Lenders, dated as of the Closing Date; (v) Copies of a proper financing statement, filed and recorded at the U.S. Originator’s expense, naming the U.S. Originator as the seller and the Cayman Holdco as the purchaser or assignee of the U.S. Purchased Receivables, in proper form for filing in the appropriate jurisdictions to perfect the Cayman Holdco’s ownership interest in such U.S. Purchased Receivables under the UCC; and (vi) The Borrowers shall have caused each collateral agent or trustee, as applicable, under the Senior Loan Agreement and 2030 Indenture to file UCC-3 financing statement amendments in respect of the UCC-1 financing statements filed by such collateral agent or trustee against the U.S. Originator that removes from the collateral description thereof the Receivables and Related Rights transferred by the U.S. Originator to Cayman Borrower. (e) Cayman Holdco Corporate Deliverables. (i) A certificate of the Responsible Officer of the Cayman Holdco, dated as of the Closing Date, and certifying (a) that attached thereto is a true and complete copy of the Organizational Documents, register of members, register of directors, register of officers and register of mortgages and charges (including all amendments or other modifications thereto) of the Cayman Holdco, as in effect on the Closing Date, (b) that attached thereto is a true and complete copy of the unanimous written resolutions or board meeting minutes in form and substance satisfactory to the Lenders of the board of directors of the Cayman Holdco authorizing the execution, delivery and performance by the Cayman Holdco and the transactions contemplated thereby, and that such unanimous written resolutions or board meeting minutes have not been amended, modified, revoked or rescinded and are in full force and effect, and (c) the specimen signature of each officer or authorized signatory executing any Transaction Document or other document delivered in connection therewith on behalf of the Cayman Holdco; (ii) Certificate of good standing, dated as of a recent date, from the Registrar of Companies of the Cayman Islands with respect to the Cayman Holdco and its jurisdiction of incorporation attached as a schedule to the certificate provided under paragraph (i) above;

33 (iii) Special Resolutions in relation to the amendment and restatement of the Memorandum and Articles of Association for the Cayman Holdco; (iv) Clear search of the Register of Writs and Other Originating Process maintained by the Clerk of the Court of the Grand Court of the Cayman Islands (the "Grand Court") disclosing no writ, originating summons, originating motion, petition (including any petition for the winding-up of the Cayman Borrower or for the appointment of restructuring officers or interim restructuring officers thereto), counterclaim nor third party notice ("Originating Process") nor any amended Originating Process pending before the Grand Court, in which the Cayman Holdco is identified as a defendant or respondent; and (v) A Solvency Certificate in respect of the Cayman Holdco in form and substance satisfactory to the Lenders, dated as of the Closing Date; (vi) The Cayman Pledge Agreement. (f) Malta Holdco Corporate Deliverables. (i) a copy of the resolutions of the board of directors of the Malta Holdco resolving to, inter alia, (1) authorize the execution, delivery and performance by the Malta Holdco of the Transaction Documents to which it is a party and the transactions contemplated thereby; and (2) authorize one or more specified persons to execute the relevant Transaction Documents in its name and on its behalf; (ii) A certificate of good standing, dated as of a recent date, from the Malta Business Registry; (iii) A certificate of incumbency, dated as of a recent date, from the Malta Business Registry; (iv) Copies of the latest versions of the memorandum and articles of association of the Malta Holdco, together with a copy of the certificate of registration issued by the Malta Business Registry; (v) Delivery of a closing certificate dated as of the Closing Date from the Malta Holdco, executed by a director of the Malta Holdco: (a) certifying that attached thereto are true and complete copies of the documents described in (i) to (iv) above; (b) certifying that such documents have not been amended, modified, revoked or rescinded and are in full force and effect as of the Closing Date; (c) appending thereto the specimen signature of each director or other authorized signatory executing the Transaction Documents to which the Malta Holdco is a party or any other document delivered in connection therewith on behalf of the Malta Holdco;

34 (vi) The Malta Pledge Agreement, duly executed by the Malta Holdco and the French Originator (as pledgors) and the Collateral Agent (as security trustee), as pledgee, and Malta Borrower as the company whose shares are pledged, together with the following deliverables thereunder: (a) a Statutory Form T2 to be filed with the Malta Business Registry; (b) annotated share certificate(s) in respect of the Malta Borrower; (c) an annotated and certified register of members of the Malta Borrower; (d) signed but undated directors’ resignation letters in respect of the Malta Borrower; and (e) a signed but undated share transfer instrument in respect of the shares in the Malta Borrower; and (vii) A Solvency Certificate in respect of the Malta Holdco in form and substance satisfactory to the Lenders, dated as of the Closing Date. (g) Performance Guarantor Corporate Deliverables. (i) A certificate of the secretary or other responsible officer of the Performance Guarantor, dated as of the Closing Date, and certifying (a) that attached thereto is a true and complete copy of the organizational documents (including all amendments or other modifications thereto) of the Performance Guarantor, as in effect on the Closing Date, (b) that attached thereto is a true and complete copy of the resolutions of the board of directors (or committee thereof), directors, managers or members, as the case may be, of Performance Guarantor authorizing the execution, delivery and performance of the Performance Guaranty and the transactions contemplated thereby, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect, and (c) the specimen signature of each officer executing the Performance Guaranty or any other document delivered in connection therewith on behalf of the Performance Guarantor. (ii) Copies of the latest versions of the organizational documents of the Performance Guarantor certified as of a recent date by the appropriate authority of the jurisdiction of the Performance Guarantor to be a true and up to date copy of the original, attached as a schedule to the certificate provided under paragraph (i) above; (iii) Certificates of good standing (if applicable), dated as of a recent date, from the Secretary of State or other appropriate authority of the Performance Guarantor’s jurisdiction of organization, attached as a schedule to the certificate provided under paragraph (i) above; (iv) A Solvency Certificate in respect of the Performance Guarantor in form and substance satisfactory to the Lenders, dated as of the Closing Date; and (h) UK Originator Corporate Deliverables. In respect of each UK Originator:

35 (i) an officer certificate signed by an authorised signatory certifying that each copy document below (attached to the certificate) is correct, complete and in full force and effect as at the Closing Date: i. certificate of incorporation, any change of name certificate and current articles of association; ii. resolutions of the board of directors in respect of the Transaction Documents: (x) approving the terms and transactions, resolving to execute, deliver and perform; (y) authorising specified persons to execute on its behalf; (z) authorising specified persons to sign and/or deliver all documents, powers of attorney, deeds and notices; and (ii) specimen signatures of authorized signatories; and (iii) a Solvency Certificate in form and substance satisfactory to the Lenders, dated as of the Closing Date. (i) French Originator Corporate Deliverables. (i) A certificate of a director the French Originator, dated as of the Closing Date, and certifying that attached thereto are true, complete up-to-date copies of: (A) an extrait Kbis of the French Originator issued by the relevant greffe du Tribunal des activités économiques, no older than five (5) Business Days prior to the Closing Date; (B) The by-laws of the French Originator; (C) a non-bankruptcy certificate (certificat d'absence de procédure collective) issued by the relevant greffe du Tribunal des activités économiques, no older than five (5) Business Days prior to the Closing Date; (D) the minutes of the resolutions adopted by the sole shareholder of the French Originator authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby; (E) specimen signatures of each person authorized to execute the French Transaction Documents to which it is a party or any other document delivered in connection therewith on behalf of the French Originator;

36 (F) to the extent any such French Transaction Document to which the French Originator is a party is being executed pursuant to a power of attorney, a certified copy of each relevant power of attorney granted by the French Originator to its authorized signatories; and (ii) A Solvency Certificate in respect of the French Originator in form and substance satisfactory to the Lenders, dated as of the Closing Date. (j) Italian Originator Corporate Deliverables. (i) certified true copies, by a duly authorised signatory of the Italian Originator, of the deed of incorporation (atto costitutivo) and by-laws (statuto) of the Italian Originator; (ii) a certified true copy, by a duly authorised signatory of the Italian Originator, of the resolution adopted by the Italian Originator’s competent corporate bodies for the sale of the Receivables and the entering into the Italian Purchase and Sale Agreement, the Italian Deed of Pledge and the other Transaction Documents to which it is a party, in form and substance satisfactory to the Lender; (iii) a copy of a good standing certificate (certificato di iscrizione rilasciato dall'ufficio registro delle imprese della sezione ordinaria della Camera di commercio industria artigianato agricoltura) of the Italian Originator dated not less than 5 (five) Business Days prior to the Closing Date, stating that the Italian Originator is not subject to any insolvency or reorganisation proceedings; (iv) delivery of a closing certificate dated as of the Closing Date from the Italian Originator, executed by a duly authorised signatory of the Italian Originator; and (v) A Solvency Certificate in respect of the Italian Originator in form and substance satisfactory to the Lenders, dated as of the Closing Date. (k) Malta Borrower Corporate Deliverables. (i) a copy of the resolutions of the board of directors of the Malta Borrower resolving to, inter alia, (1) authorize the execution, delivery and performance by the Malta Borrower of the Transaction Documents to which it is a party and the transactions contemplated thereby; and (2) authorize one or more specified persons to execute the relevant Transaction Documents in its name and on its behalf. (ii) A certificate of good standing, dated as of a recent date, from the Malta Business Registry; (iii) A certificate of incumbency, dated as of a recent date, from the Malta Business Registry;

37 (iv) Copies of the latest versions of the memorandum and articles of association of the Malta Borrower, together with a copy of the certificate of registration issued by the Malta Business Registry; (v) Delivery of a closing certificate dated as of the Closing Date from the Malta Borrower, executed by a director of the Malta Borrower (a) certifying that attached thereto are true and complete copies of the documents described in (i) to (iv) above; (b) certifying that such documents have not been amended, modified, revoked or rescinded and are in full force and effect as of the Closing Date; (c) appending thereto the specimen signature of each director or other authorized signatory executing the Transaction Documents to which the Malta Borrower is a party or any other document delivered in connection therewith on behalf of the Malta Borrower; and (vi) Written search reports, listing all effective financing statements that name the Malta Borrower as debtor or assignor and that are filed in the jurisdictions which filings were made pursuant to Section 4.1(e)(v) and in any other jurisdictions that the Collateral Agent (acting at the direction of the Requisite Lenders) reasonably determines are necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches of the Malta Borrower showing no such Liens exist that are not Permitted Liens or otherwise permitted by the Transaction Documents; and (vii) A Solvency Certificate in respect of the Malta Borrower in form and substance satisfactory to the Lenders, dated as of the Closing Date. (l) Cayman Borrower Corporate Deliverables. (i) A certificate of the Responsible Officer of the Cayman Borrower, dated as of the Closing Date, and certifying (a) that attached thereto is a true and complete copy of the Organizational Documents, register of members, register of directors, register of officers and register of mortgages and charges (including all amendments or other modifications thereto) of the Cayman Borrower, as in effect on the Closing Date, (b) that attached thereto is a true and complete copy of the unanimous written resolutions or board meeting minutes in form and substance satisfactory to the Lenders of the board of directors of the Cayman Borrower authorizing the execution, delivery and performance by the Cayman Borrower and the transactions contemplated thereby, and that such unanimous written resolutions or board meeting minutes have not been amended, modified, revoked or rescinded and are in full force and effect, and (c) the specimen signature of each officer or authorized signatory executing any Transaction Document or other document delivered in connection therewith on behalf of the Cayman Borrower; (ii) Certificate of good standing, dated as of a recent date, from the Registrar of Companies of the Cayman Islands with respect to the Cayman Borrower and its jurisdiction of incorporation attached as a schedule to the certificate provided under paragraph (i) above;

38 (iii) Special Resolutions in relation to the amendment and restatement of the Memorandum and Articles of Association for the Cayman Borrower; (iv) Clear search of the Register of Writs and Other Originating Process maintained by the Clerk of the Court of the Grand Court of the Cayman Islands (the "Grand Court") disclosing no writ, originating summons, originating motion, petition (including any petition for the winding-up of the Cayman Borrower or for the appointment of restructuring officers or interim restructuring officers thereto), counterclaim nor third party notice ("Originating Process") nor any amended Originating Process pending before the Grand Court, in which the Cayman Borrower is identified as a defendant or respondent; and (v) A Solvency Certificate in respect of the Cayman Borrower in form and substance satisfactory to the Lenders, dated as of the Closing Date. (m) Master Servicer Corporate Deliverables. (i) Copies of the latest versions of the constitutional documents of the Master Servicer certified by the Master Servicer to be a true and up to date copy of the original; (ii) Copies of the resolutions, in form and substance satisfactory to the Lender, of the board of directors of the Master Servicer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party certified by an officer of the Master Servicer as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded; (iii) Delivery of a closing certificate dated as of the Closing Date from the Master Servicer including a certificate as to the incumbency and signature of the directors or other attorneys authorized to sign this Agreement and the other Transaction Documents to which it is a party on behalf of the Master Servicer and any certificate or other document to be delivered pursuant thereto, certified by an officer of the Master Servicer together with evidence of the incumbency of such manager. (iv) Written search reports, listing all effective financing statements that name the Master Servicer as debtor or assignor and that are filed in the jurisdictions which filings were made pursuant to Section 4.1(d)(v) and in any other jurisdictions that the Collateral Agent (acting at the direction of the Requisite Lenders) reasonably determines are necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches of the Master Servicer showing no such Liens exist that are not Permitted Liens or otherwise permitted by the Transaction Documents. (n) Fees and Expenses. The Borrowers shall have paid the fees specified in the Lender Fee Letter and all other reasonable and documented out-of-pocket fees and expenses

39 (including reasonable and documented legal fees and expenses) incurred by the Administrative Agent, the Collateral Agent and the Lenders required to be paid by the Borrowers to the extent invoiced one Business Day prior to the Initial Funding Date, on the Initial Funding Date. (o) Lien Releases. (i) The Collateral Agent shall have received a certificate of the Teads Reporting Party, countersigned by each of U.S. Bank Trust Company, National Association, and Goldman Sachs Bank USA, in their respective capacity as collateral agent and administrative agent under the Senior Loan Agreement, which shall acknowledge that upon any sale, contribution or other transfer of any Receivables under a Purchase and Sale Agreement, such sale, contribution or other transfer will be sold free and clear of any Lien securing any claim under the Senior Loan Agreement and all Loan Documents (as defined therein); and (ii) The Collateral Agent shall have received a certificate of the Teads Reporting Party, countersigned by U.S. Bank Trust Company, National Association, in its capacity as trustee under the 2030 Indenture, that upon any sale, contribution or other transfer of any Receivables under a Purchase and Sale Agreement, such sale, contribution or other transfer will be sold free and clear of any Lien securing any claim under the 2030 Indenture and all Loan Documents (as defined therein). (p) Borrowing Base Report and Borrowing Notice. The Administrative Agent and the Lenders shall have received a completed Borrowing Base Report (with respect to the Borrowing Base as of July 31, 2026) and Borrowing Notice for the Advance to be made on the Initial Funding Date. (q) [Reserved]. (r) Field Exam. The Administrative Agent and the Lenders shall have received a copy of the final version of the Due Diligence Report of FTI Consulting in form and substance reasonably satisfactory to the Administrative Agent. (s) Intercompany Loan Agreements. Administrative Agent and the Lenders shall have received copies of each Intercompany Loan Agreement made under the applicable Purchase and Sale Agreement. (t) KYC. The Administrative Agent shall have received (x) all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrowers at least 10 days prior to the Closing Date, and (y) a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Borrower. (u) Purchase and Sale Agreements. The Administrative Agent shall have received evidence of execution of satisfaction of the conditions precedent to each Purchase and Sale Agreement.

40 Section 4.2. Conditions Precedent to all Advances. Each Advance on and after the Closing Date shall be subject to the following conditions precedent (unless waived by the Administrative Agent acting at the direction of the Requisite Lenders): (a) the Borrowers (or the Reporting Services Provider on the Borrowers’ behalf) shall have delivered to the Administrative Agent for distribution to the Lenders (i) a completed Borrowing Base Report (with respect the Borrowing Base as of the most recent Weekly Reporting Date before the Borrowing Notice is required to be delivered) and (ii) a completed Borrowing Notice; (b) the Facility Termination Date shall not have occurred; and (c) on the applicable Borrowing Date, as applicable, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by each Borrower that such statements are then true): (i) the representations and warranties set forth in Article III are true and correct in all material respects on and as of the Borrowing Date of such Advance, as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date; (ii) no event has occurred and is continuing or would result from such Advance that constitutes a Potential Amortization Event or an Amortization Event; and (iii) no Overadvance exists or will result from such Advance; provided that purposes of determining whether an Overadvance exists or will result under clause (c)(iii) above, (x) prior to the Reporting Services Transition Date, the condition in Section (c)(iii) above shall be that after giving effect to such Advance, the Borrowers have at least $5,000,000 of Borrowing Availability and (y) following the Reporting Services Transition Date, if such Advance is after the second Business Day following the most recently available Borrowing Base Report, then the condition in Section (c)(iii) above shall be that after giving effect to such Advance the Borrowers have at least $5,000,000 of Borrowing Availability. For the purpose of determining compliance with the conditions specified in this Article IV, the Lenders shall be deemed to have consented to, approved and accepted each condition unless the Administrative Agent shall have received written notice from any Lender prior to the Initial Funding Date or the date of an Advance specifying its objection thereto, and by their funding of any Advance on such date the Lenders shall be deemed to direct the Administrative Agent that all conditions specified in this Article IV have been satisfied.

41 ARTICLE V. COVENANTS Section 5.1. Affirmative Covenants of the Borrowers and the Master Servicer. Until the Final Payout Date each Borrower and the Master Servicer agree, severally with respect to itself only, to comply with the following covenants, to the extent applicable to it: (a) Financial Accounting Practices. The Borrowers and the Master Servicer shall, and will cause the Holdcos to, keep proper books of record and account, in which full and, in all material respects correct, entries shall be made in conformity with GAAP of all financial transactions and the assets and business of each Borrower. (b) Financial Reporting of the Teads Reporting Entity. (i) Annual Reports. Within 90 days after the close of each fiscal year of the Teads Reporting Party, beginning with the fiscal year ended December 31, 2026, the Master Servicer shall furnish to the Administrative Agent for distribution to the Lenders a consolidated balance sheet of the Teads Reporting Party and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (and including, to the extent not otherwise included in the Teads Reporting Party’s annual report on Form 10-K for such fiscal year, a customary “management discussion and analysis of financial condition and results of operations”), which consolidated balance sheet and related statements of operations shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope or the status of the Teads Reporting Party as a going concern other than resulting solely from (i) an upcoming maturity date of any Indebtedness occurring within one year from the time such opinion is delivered, (ii) an anticipated or actual financial covenant default, (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary (as defined in the Senior Loan Agreement) or (iv) the creditworthiness of the Borrowers (as defined in the Senior Loan Agreement) and the Guarantors (as defined in the Senior Loan Agreement), which report and opinion shall be prepared in accordance with generally accepted auditing standards. (ii) Quarterly Reports. Within 45 days after the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet and related statements of operations showing the financial position of the Teads Reporting Party and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year (and including, to the extent not otherwise included in the Teads Reporting Party’s quarterly report on Form 10-Q for such fiscal quarter, a customary “management discussion and analysis of

42 financial condition and results of operations”) and which consolidated balance sheet and related statements of operations shall be certified by a financial officer of the Teads Reporting Party on behalf of the Teads Reporting Party as fairly presenting, in all material respects, the financial position and results of operations of the Teads Reporting Party and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of certain footnotes). (iii) Other Lender Reporting. Substantially concurrently with delivery to the lenders under the Senior Loan Agreement or any other lenders providing any Material Indebtedness to the Performance Guarantor or any of its Subsidiaries, the Master Servicer shall furnish to the Administrative Agent for distribution to the Lenders a copy of any other periodic reporting packages or any notices of any default or event of default provided to such lenders. (iv) Notwithstanding anything herein to the contrary, the Master Servicer will be deemed to have furnished such reports referred to above to the Administrative Agent and the Lenders if the Teads Reporting Party has filed such reports with the SEC via the EDGAR filing system (or any successor thereto) and such reports are publicly available, it being understood that the Administrative Agent shall have no responsibility to determine if such information has been posted on any website. (c) Conference Calls. If reasonably requested by the Requisite Lenders at any time when Teads Holding Co. is not a public reporting company with the SEC, within ten Business Days following the date of each required delivery of financial statements under Section 5.1(b)(i) or (ii), at a time during normal business hours selected by the Requisite Lenders and reasonably acceptable to the Performance Guarantor, the Teads Reporting Party shall (and each Borrower shall use its best efforts to cause the Teads Reporting Party to) participate in a conference call or teleconference with all Lenders that choose to participate, to review the financial results of the previous fiscal quarter or fiscal year, as the case may be, and the financial condition of the Performance Guarantor and its Affiliates. (d) Compliance Certificates. (i) No later than five Business Days after the Teads Reporting Party’s financial statements are delivered pursuant to Section 5.1(b)(i) or (ii) of this Agreement, the Master Servicer shall provide to the Administrative Agent for distribution to the Lenders a copy of each certificate delivered under Section 5.04(c) of the Senior Loan Agreement. (ii) No later than five Business Days after the Teads Reporting Party’s financial statements are delivered pursuant to Section 5.1(b)(i) or (ii) of this Agreement, the Borrowers shall provide to the Administrative Agent for distribution to the Lenders a certificate, addressed to the Lenders, executed by a Responsible Officer of each Borrower, stating that the Facility Termination Date has not occurred and no Amortization Event or Potential Amortization Event exists, or if any such

43 event exists, such certificate shall specify in detail the nature and period of existence of such Amortization Event or Potential Amortization Event and any action taken or contemplated to be taken by the Borrowers with respect thereto. (e) Taxes of the Borrowers. Each Borrower and Holdco will (i) timely file all U.S. federal and applicable material state, local and non-U.S. income and franchise and other material Tax returns, reports and statements required to be filed by it and (ii) pay, or cause to be paid, all material taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP. (f) Monthly Reports; Solvency Certificates. As soon as available, and in any event on each Monthly Reporting Date, the Borrowers will provide to the Lenders: (i) A Monthly Report prepared by the Master Servicer (or the Reporting Services Provider), on behalf of the Borrowers and the Teads Parties, and in substantially the form set forth as Exhibit X hereto, and attaching a copy of the most recent Borrowing Base Report to be delivered pursuant to Section 5.1(k), which, for the avoidance of doubt, shall include reasonably detailed reporting regarding compliance with Sections 7.1(y), (z), (aa), (bb), (hh), (ii), (jj) and (kk). (ii) A Solvency Certificate of each Borrower as of the last day of the previous Calculation Period of each Borrower signed by a Director of such Borrower; and (iii) A report showing the calculation of the Required Reserves, including the calculation of each component included in the Required Reserves. (g) Notice of Certain Events. Promptly upon becoming aware of the occurrence of the following events, each Borrower and the Master Servicer shall give the Administrative Agent (for distribution to the Lenders) notice of such event, together with a written statement signed on behalf of the Borrowers and the Master Servicer, setting forth the details of such event and any action taken or contemplated to be taken with respect thereto: (i) the failure of any representation or warranty made or deemed to be made by any Borrower, any Holdco or the Master Servicer under this Agreement or any other Transaction Document to be true, complete and correct in any material respect when made; (ii) an Amortization Event or Potential Amortization Event under this Agreement; (iii) the occurrence of an event of default or similar event after the expiry of any applicable grace period with respect to any Material Indebtedness of the Performance Guarantor or any of its Subsidiaries;

44 (iv) the institution of any litigation, arbitration proceeding or governmental proceeding with respect to any Borrower, any Holdco, any Servicer, the Performance Guarantor or any Originator, which with respect to any Person other than a Borrower, would reasonably be expected to have a Material Adverse Effect; (v) (A) Any Person (other than the Administrative Agent or the Collateral Agent) shall obtain an Adverse Claim upon the Collateral, the Capital Stock of any Borrower, any Holdco, or any portion of any of the foregoing, (B) any Person (other than the Administrative Agent or the Collateral Agent) shall obtain “control” or any rights or withdrawal or transfer funds or direct any other disposition or take any other action with respect to any Collection Account or Facility Account, or (C) any Obligor shall receive any change in payment instructions with respect to any Pool Receivable from any Servicer, the Master Servicer, any Borrower or any other Person directing payments by or on behalf of such Obligor with respect to such Pool Receivable to any location other than a Collection Account; (vi) At least fifteen (15) days (or such lesser number of days as shall be satisfactory to the Administrative Agent and the Collateral Agent) before any change by any Originator or Borrower of its name, jurisdiction of organization, incorporation or formation, registered office, chief executive office or principal place of business, or any other change requiring the amendment of any UCC financing statement or other filings or registrations under any Applicable Law; and (vii) Any change in (A) the external accountants of any Borrower, any Servicer, the Master Servicer, any Holdco, the Performance Guarantor, or any Originator or (B) any material accounting policy of any Borrower, any Holdco or any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose). (h) Notice under Related Documents. Promptly after the delivery, filing or receipt thereof, the Borrowers and the Master Servicer shall deliver to the Administrative Agent (for distribution to the Lenders) a copy of each material written notice, certificate or report delivered pursuant to any Purchase and Sale Agreement. (i) Notice of Proceedings. Promptly upon becoming aware thereof, each Borrower and the Master Servicer will give the Administrative Agent (for distribution to the Lenders) written notice of (i) the commencement or written threat of all proceedings by or before any Governmental Authority against or affecting such Borrower or any Holdco or (ii) any action, suit, proceeding or investigation pending or threatened in writing, against such Borrower or any Holdco before any Governmental Authority, that would, in each case reasonably be expected to result in a Material Adverse Effect.

45 (j) Further Information. The Borrowers and the Master Servicer will promptly furnish to the Administrative Agent (for distribution to the Lenders) such additional information regarding (i) the business, legal, financial or corporate affairs of the Originators and Servicers reasonably related to the Receivables and the Contracts related thereto, (ii) the Collateral, including, without limitation, aging, roll forward and eligibility information, in each case, as the Administrative Agent or the Collateral Agent (in each case, acting at the direction of the Requisite Lenders) or any Lender may from time to time reasonably request, and (iii) the ability each Borrower, the Holdcos, the Servicers or the Originators to perform their respective obligations under this Agreement or any other Transaction Document; provided that neither the Borrowers nor the Master Servicer shall be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non- financial proprietary information, (ii) in respect of which disclosure to any Lender (or its respective representatives) is prohibited by law or any binding agreement, or (iii) that is subject to attorney- client or similar privilege or constitutes attorney work product. (k) Borrowing Base Determination. (i) Not later than the Monthly Reporting Date following each Calculation Period, the Borrowers shall cause the Reporting Services Provider to deliver to the Administrative Agent (for distribution to the Lenders) a Borrowing Base Report, which Borrowing Base Report may be contained in the Monthly Report; (ii) Commencing with the first full week after the Closing Date, on the Weekly Reporting Date (with respect to the Borrowing Base as of most recent Weekly Cut-Off Date), the Borrowers shall cause (x) prior to the Reporting Services Transition Date, FTI Consulting to deliver to the Administrative Agent (for distribution to the Lenders) a Borrowing Base Report, which Borrowing Base Report shall include the Required Reserves contained in the Monthly Report most recently delivered but shall otherwise be updated as of the most recent Weekly Cut- Off Date and (y) on and after the Reporting Services Transition Date, the Reporting Servicers Provider to deliver to the Administrative Agent (for distribution to the Lenders) a Borrowing Base Report, which Borrowing Base Report shall include the Required Reserves contained in the Monthly Report most recently delivered but shall otherwise but updated as of the most recent Weekly Cut-Off Date; (iii) The Requisite Lenders may, at the Requisite Lenders’ sole cost and expense, make test verifications of the Unbilled Receivables in a reasonable manner that the Requisite Lenders consider advisable in consultation with the Master Servicer, and the Borrowers shall furnish all such commercially reasonable assistance and information as the Requisite Lenders and their advisors may require in connection therewith; provided that the Requisite Lenders shall not take any actions that could reasonably be expected to cause any disruption to the Obligors or their Affiliates and neither the Requisite Lenders nor their designees shall contact any Obligor; provided, further, that the Requisite Lenders shall not make such test verifications under this clause (ii) on more than one occasion in any fiscal quarter unless an Amortization Event has occurred and is continuing; provided, further,

46 that after the occurrence and during the continuance of an Amortization Event, each test verification made pursuant to this clause (ii) shall be at the Borrowers’ sole cost and expense. (iv) In addition to the foregoing, the Requisite Lenders may make periodic invoice spot checks and obligor-facing verification procedures with respect to the Pool Receivables generally (and not solely Unbilled Receivables), which procedures shall be subject to mutually agreed protocols between the Borrowers, the Reporting Services Provider and the Administrative Agent, which may include, at the Administrative Agent’s election, (x) Borrower-led calls with the Administrative Agent (or its designee) participating on a listen-only basis, (y) direct calls by the Administrative Agent (or its designee) to Obligors using a script agreed with the Borrowers, or (z) such other mutually agreed verification procedures; provided that, absent the occurrence and continuation of an Amortization Event, such verification procedures shall be conducted no more than once per fiscal quarter and at the Borrowers’ sole cost and expense (except as otherwise provided in clause (ii) above with respect to Unbilled Receivables). (l) Maintenance of Records; Audits; and Field Exams. The Borrowers and the Master Servicer will, from time to time at reasonable times during regular business hours as requested by the Administrative Agent (acting at the direction of the Requisite Lenders) upon reasonable prior written notice and at the sole cost of the Borrowers, permit the Administrative Agent (acting at the direction of the Requisite Lenders), the Administrative Agent or their respective agents or representatives: (a) to examine and make copies of and abstracts from all Records in the possession or under the control of the Master Servicer or Servicers relating to the Pool Receivables and the Related Security, including, without limitation, the related Contracts; and (b) upon reasonable advance written notice, to visit the offices and properties of the Originators during reasonable business hours for the purpose of examining such materials described in clause (a) above and a comprehensive field exam related to the Receivables of the Originators, and to discuss matters relating to the Originators’ financial condition or the Pool Receivables and the Related Security or any Teads Party’s performance under any of the Transaction Documents or any Teads Party’s performance under the Contracts and, in each case, with any of the officers or employees of such Teads Party having knowledge of such matters (each such visit, a “Review”). Such Reviews may include a review of the Teads Parties’ compliance with the Credit and Collections Policy. In connection with such Reviews, the Teads Parties shall not unreasonably oppose a request by the Lenders to communicate directly with the Teads Parties’ independent certified public accountants; provided that the Master Servicer shall have an opportunity to be present at or participate in any such discussion with the Teads Parties’ independent certified public accountants. So long as no Amortization Event has occurred and is continuing, only one such Review is permitted to be conducted in any one calendar year. Notwithstanding anything to the contrary in this Section 5.1(l), none of the Teads Parties shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by law or any binding agreement, or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

47 (m) Separateness. The Borrowers and the Master Servicer acknowledge that the Administrative Agent, the Collateral Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon each Borrower’s identity as a legal entity that is separate from the Originators, the Holdcos, the Master Servicer and their respective other Affiliates (each, a “Related Entity”). Therefore, each Borrower and the Master Servicer shall take all steps specifically required by this Agreement or reasonably required by the Requisite Lenders (it being understood that no Teads Party shall have any obligation to maintain or preserve each Borrower’s financial condition or cause such Borrower to achieve certain levels of operating results) to continue such Borrower’s identity as a separate legal entity and to make it apparent to third Persons that such Borrower is an entity with assets and liabilities distinct from those of the Originators, the Holdcos, the Master Servicer and any other Person, and is not a division of the Originators, the Holdcos, the Master Servicer, its Affiliates or any other Person consistent with the terms of such Borrower’s Organizational Documents. Therefore, from and after the date of execution and delivery of this Agreement, the Master Servicer will not take any action inconsistent with the “separateness covenants” set forth in any Borrower’s Organizational Documents. (n) Preservation of Existence. Each Borrower and Master Servicer shall, and will cause each Holdco to, maintain its organizational or constitutional existence in full force and effect in its jurisdiction of incorporation or organization, as the case may be. Each Borrower and Master Servicer will, and will cause each Holdco to, qualify and remain licensed or qualified as a corporation or private limited liability company or an exempted company, as the case may be, in each jurisdiction in which the failure to receive or retain such licensing or qualification would reasonably be expected to have a Material Adverse Effect. (o) Compliance with Laws. Each Borrower and the Master Servicer will, and will cause each Holdco to, comply with all applicable Laws, the non-compliance with which would reasonably be expected to have a Material Adverse Effect, other than Anti-Corruption Laws and Sanctions. The Borrowers, the Master Servicer, the Originators, Servicers and Holdcos and, to their knowledge, their respective directors, officers, employees and agents, shall (a) comply with Anti-Corruption Laws and applicable Sanctions, and shall maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions and (b) not authorize the use of the proceeds of any Advance which would violate Anti-Corruption Laws or Sanctions, or otherwise involving any Sanctioned Person or Sanctioned Country. (p) Conduct of Business. (i) Each Borrower shall: (A) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its Organizational Documents and (B) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (ii) The Master Servicer shall cause each Originator, each Servicer and each Holdco to continue to conduct its business substantially as now conducted or

48 as otherwise permitted hereunder and in accordance with the terms of its Organizational Documents. (q) Further Assurances. The Borrowers and the Master Servicer will, at the Borrowers’ own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Lenders or the Administrative Agent or Collateral Agent (in each case, acting at the direction of the Requisite Lenders) may reasonably request from time to time in order to carry out the intent and purposes of this Agreement more effectively and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Malta Borrower shall (i) deliver to the Collateral Agent each Pledge Agreement required under the French Receivables Pledge Agreement within the time periods specified therein, (ii) take all actions necessary to maintain the validity and perfection of the nantissement de créances and the nantissement de compte bancaire created pursuant to the French Collateral Documents, and (iii) promptly execute and deliver such further French law documents and instruments as the Collateral Agent may reasonably request to perfect or protect its security interest in the French Purchased Receivables and the French Collection Accounts. (r) Anti-Money-Laundering/International Trade Law Compliance. The Borrowers and the Master Servicer shall immediately notify the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event. (s) Anti-Terrorism Laws. The Performance Guarantor, each of its Subsidiaries and the Borrowers shall not (i) conduct any business or engage in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Laws. The Borrowers shall deliver to the Administrative Agent and the Lenders any certification requested from time to time by the Administrative Agent (acting at the written direction of the Requisite Lenders acting in their reasonable discretion to the extent required to comply with applicable Law), confirming each Borrower’s compliance with this Section 5.1(s). (t) Independent Director. Not fewer than one member of the board of directors or managers of each Borrower (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, employee or associate, or any relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Director of a Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a customer or supplier of any member of the Parent Group (other than his or her service as an Independent Director of a Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not any member of the immediate family of a person described in (i) or (ii) above, and (iv) has (x) prior experience as an independent director for a corporation or limited liability

49 company whose organizational or charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company (or the limited partnership of which such corporation is the general partner) could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (t), “Parent Group” shall mean (i) the Performance Guarantor and each Originator, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the membership interests in the Performance Guarantor or any Originator, (iii) each person that controls, is controlled by or is under common control with the Performance Guarantor or any Originator, and (iv) each of such person’s officers, directors, managers, joint venturers and partners. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any immediate relative of such spouse. Each Borrower shall (A) give written notice to the Collateral Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of any Borrower, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an Independent Director set forth in this clause (t), in which case each Borrower shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Collateral Agent that the Independent Director satisfies the criteria for an Independent Director set forth in this clause (t). The organizational documents of each Borrower shall provide that: (A) the members, partners, shareholders, directors and/or managers of such Borrower shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to any Borrower unless the Independent Director of such Borrower shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director. (u) Performance and Enforcement of the Purchase and Sale Agreements. Each Borrower will perform each of its obligations and undertakings under and pursuant to each Purchase and Sale Agreement. Each Borrower will purchase Pool Receivables under each Purchase and Sale Agreement in compliance in all material respects with the terms thereof and of this Agreement and will diligently enforce the rights and remedies accorded to it as the buyer or transferee under such Purchase and Sale Agreement. Each Borrower will take all actions to register, perfect and enforce its rights and interests (and the rights and interests of the Collateral Agent and the Lenders as assignees of each Borrower) under each Purchase and Sale Agreement,

50 as the Collateral Agent (acting at the direction of the Requisite Lenders) may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in such Purchase and Sale Agreement. (v) Ownership. Each Borrower will (or, to the extent required pursuant to any Purchase and Sale Agreement, will require each Originator or Servicer to) take all necessary action to (i) vest legal and equitable title (or, in respect of UK Purchased Receivables, equitable title only) to the Purchased Receivables, the Related Security and the Collections irrevocably in such Borrower, free and clear of any Liens other than Permitted Liens, and (ii) establish and maintain, in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and perfected first priority Security Interest in the Collateral to the full extent contemplated herein, free and clear of any Liens other than Permitted Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions) to perfect the Collateral Agent’s (for the benefit of the Secured Parties) Security Interest in the Collateral and such other action as may be necessary to perfect, protect or more fully evidence the Security Interest of the Collateral Agent for the benefit of the Secured Parties as the Collateral Agent (acting at the direction of the Requisite Lenders) or any Lender may reasonably request and, if directed by the Collateral Agent (acting at the direction of the Requisite Lenders) following the occurrence and during the continuance of an Amortization Event, the Malta Borrower shall take all steps reasonably necessary to perfect its equitable interest in the UK Receivables to a legal assignment (including the service of notices on the relevant Obligors). With respect to the Italian Purchased Receivables, ownership and perfection shall be achieved and maintained through compliance with the Italian Factoring Law, which requires that: (A) the assignee meets the subjective requirements set forth therein; and (B) the assignment bears date certain at law (data certa). (w) Borrower’s Tax Status. The Malta Borrower will not become subject to tax on its net income or profits (however denominated) in any jurisdiction outside of Malta. The Cayman Borrower will not become subject to tax on its net income or profits (however denominated) in any jurisdiction outside of the Cayman Islands. The Cayman Borrower shall not (and shall not permit any of its Affiliates to) make an election or take any other action that would cause it to be treated as other than a disregarded entity for U.S. federal income tax purposes. (x) Books and Records. The Borrowers and the Master Servicer will, or will cause the Servicers or the Reporting Services Provider, as applicable, to maintain, and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables and all Collections of and adjustments to each existing Pool Receivable. (y) Collections. The Master Servicer shall, or will cause the Originators, Servicers or the Holdcos, as applicable, to, direct all Obligors to make payments of the Purchased Receivables directly to any Collections Account which at all times is subject to a Control Agreement, or, with respect to the French Collection Accounts or the Italian Collection Accounts, a pledge agreement or, with respect of the UK Collection Accounts, a UK Collection Account

51 Declaration of Trust. If Collections are not directly deposited into a Collection Account the applicable Servicer will transfer the Collections into a Collection Account, on the next succeeding Business Day. Following the time period specified in clause (cc)(v) below, the Master Servicer shall (i) cause the Originators to at all times maintain a Sweep Agreement with the applicable Collection Bank causing all Collections (other than Permitted Retained Amounts and Erroneous Amounts) received in such Originator’s Collection Account to be automatically transferred daily to a Facility Account; (ii) not terminate or change any such Sweep Agreement without the prior written consent of the Administrative Agent; provided that solely with respect to the French Collection Account, if such Collection Bank is unable to implement such automatic sweep instructions, the French Originator agrees to manually sweep such Collections (other than Permitted Retained Amounts and Erroneous Amounts) to the applicable Facility Account on a daily basis. (z) Maintenance of Properties. The Borrower shall, and will cause each Holdco to, maintain and preserve (i) all of its properties which are necessary in the conduct of its business in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, except where the failure to so maintain and preserve could not reasonably be expected to have a Material Adverse Effect. (aa) Use of Proceeds. The Borrowers may use the proceeds of Advances made hereunder for (i) transaction expenses incurred in connection with this Agreement and the Transaction Documents, (ii) the payment of interest, fees, expenses or other amounts due under this Agreement or under any other Transaction Document, (iii) purchasing Receivables in accordance with the terms of the Purchase and Sale Agreements and (iv) repaying amounts owing under the Intercompany Loan Agreements. (bb) Access to Account Information. Subject to Section 5.1(cc), each Borrower shall cause the Administrative Agent to have online viewing access to the account statements relating to the Transaction Accounts. Upon the request of any of the Requisite Lenders, the Collateral Agent, such Borrower shall grant the requesting party online access (or such other access requested by such party) to the account statements relating to the bank accounts of the Borrowers, the Master Servicer, the Servicers, the Holdcos and the Originators for the purpose of determining the amounts, if any, of Obligor payments with respect to Pool Receivables that are being made to such accounts of the Servicers, the Master Servicer, the Holdcos or the Originators. (cc) Post-Closing Obligations. The Master Servicer and the Borrowers shall satisfy or cause to be satisfied the Post-Closing Obligations listed on Schedule 5.1 hereto. (dd) Minimum Liquidity. The Master Servicer shall cause the Performance Guarantor and its Subsidiaries, on a consolidated basis, to maintain at all times Liquidity of not less than $50,000,000, and shall deliver to the Administrative Agent (for distribution to the Lenders), together with each Monthly Report, a certificate of a Financial Officer of the Performance Guarantor certifying compliance with this Section 5.1(dd) and setting forth the calculation thereof in reasonable detail.

52 (ee) ERISA Notices. Promptly and in any event within ten Business Days or as soon as reasonably practicable after the Borrower or the Master Servicer knows or has reason to believe that any ERISA Event has occurred or is reasonably expected to occur, a written notice from the Borrowers describing in reasonable detail the nature thereof, and, when known, any action taken or proposed to be taken with respect thereto, shall be delivered to the Administrative Agent. Section 5.2. [Reserved]. Section 5.3. Negative Covenants. Until the Final Payout Date, each Borrower and the Master Servicer agrees, severally with respect to itself only, to comply with the following covenants, to the extent applicable to it: (a) Name or Structural Changes. Each Borrower shall not, in each case, without (x) the prior written consent of the Requisite Lenders, which consent shall not be unreasonably withheld, and (y) delivery to the Administrative Agent and Collateral Agent (for distribution to the Lenders) of all financing statements, instruments and other documents and opinions reasonably requested by the Requisite Lenders in connection with such change: (i) change its name, identity or legal structure (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) or make any other change in such Borrower’s name, identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the UCC, unless it gives the Collateral Agent and the Administrative Agent (for distribution to the Lenders) written notice of such change no later than 15 Business Days prior thereto; (ii) permit itself to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person; (iii) permit any Person other than the applicable Holdco to beneficially own, or have an Adverse Claim against, any Capital Stock of the related Borrower; or (iv) change or relocate its tax residence, registered office or its center of main interest to any location other than, in the case of the Malta Borrower, Malta, and in the case of the Cayman Borrower, the Cayman Islands. (b) Changes in Payment Instructions to Obligors. No Teads Party will, (i) add or terminate any Bank as a Collection Bank or (ii) add or terminate any Collection Account, unless the Administrative Agent shall have received: (A) at least 10 days before the proposed effective date therefor, written notice of such addition, termination or change, together with an updated version of Exhibit IV to this Agreement, (B) (x) with respect to the addition of a U.S. Collection Account, an executed Control Agreement (or an executed amendment to an existing Control Agreement) with respect to the new Collection Account prior to depositing any Collections therein

53 or (y) with respect to the addition of the French Collection Account, (1) an executed pledge agreement with respect to the new Collection Account, (2) a copy of the written notification duly delivered to the relevant Collection Bank by the Borrower (or the Collateral Agent on its behalf) in accordance with the applicable pledge agreement, both (1) and (2) in form and substance satisfactory to the Collateral Agent and (3) an acknowledgement of such notice duly executed by such Collection Bank, or (z) with respect to the addition of a UK Collection Account, (1) an executed UK Collection Account Declaration of Trust (or an executed amendment to an existing UK Collection Account Declaration of Trust) with respect to such new UK Collection Account and (2) a copy of the notice of declaration of trust in respect of such new UK Collection Account, duly delivered to the relevant Collection Bank in accordance with the applicable UK Collection Account Declaration of Trust, in each case prior to depositing any Collections therein, and the relevant UK Originator shall use commercially reasonable endeavours to obtain an acknowledgement of such notice duly executed by such Collection Bank within 30 Business Days of the delivery of such notice. If a UK Originator has used commercially reasonable endeavours but has not been able to obtain such acknowledgement within the 30 Business Day period, its obligation to obtain such acknowledgement will cease on the expiry of that period. In addition, the Borrowers and the Master Servicer shall not, and shall cause the Originators, Servicers and the Holdcos not to, make any changes in the instructions to any Obligor as to where payments on the Pool Receivables should be made unless requested by the Administrative Agent (acting at the direction of the Requisite Lenders); provided, however, that the Master Servicer, Originators or Servicers may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Transaction Account that is subject to a Control Agreement or a pledge agreement or a UK Collection Account Declaration of Trust. (c) Modifications to Credit and Collection Policy. The Master Servicer will not permit any change to the Credit and Collection Policy of each Originator that would materially and adversely affect the collectability of Pool Receivables, the timing of payment thereof or the collection procedures relating thereto without the prior written consent of the Administrative Agent (acting at the direction of the Requisite Lenders) (which consent will not be unreasonably withheld or delayed). Except to the extent that a Deemed Collection payment has been made in accordance with Section 1.6, the Borrowers and Master Servicer will not permit any Teads Party to, extend, amend or otherwise modify the payment terms of any Pool Receivable or any Contract related to such Pool Receivable in any material respect other than in accordance with the Credit and Collection Policy; provided, however, that such extension or adjustment shall not alter the status of such Pool Receivable as a Defaulted Receivable or Delinquent Receivable or limit the rights of the Administrative Agent or the other Secured Parties under this Agreement. (d) Sales, Liens. Other than the ownership and Security Interests permitted by the Transaction Documents, neither the Borrowers nor the Master Servicer will, and will not permit any Teads Party to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim, other than Permitted Liens, upon or with respect to, any Purchased Receivable, Related Security or Collections or any Transaction Account, or assign any right to receive income with respect thereto, and the Borrowers will defend the right, title and interest of the Collateral Agent and the other Secured Parties in, to

54 and under any of the foregoing property, against all claims of third parties claiming through or under the Borrowers, the Holdcos or any Originator. (e) Termination of Purchase and Sale Agreement. The Borrowers will not, and will not permit any other Teads Party to, amend or modify any Purchase and Sale Agreement to the extent that such amendment or modification would be materially adverse to the interests of the Administrative Agent, Collateral Agent and the Lenders. The Borrowers and each other Teads Party will not terminate any Purchase and Sale Agreement. (f) Borrower Indebtedness. The Borrowers will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Borrower Obligations and (ii) the Intercompany Loan Agreements. (g) Use of Proceeds. The Borrowers shall not use the proceeds of any Advance (i) except as provided in Section 5.1(aa), and (ii), either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any margin stock. No part of the proceeds of any Advance will be used directly or indirectly to fund any operations in, finance any investments or activities in or with, or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including the Administrative Agent and the Lenders) of any Anti-Terrorism Laws, and will not be used in violation of Anti-Corruption Laws. (h) Investments. Except as otherwise expressly permitted hereunder or under the other Transaction Documents, each Borrower shall not make any Investment in any Person, including any holder of Capital Stock of such Borrower, any director, officer or employee of such Borrower, the Performance Guarantor or any of the Performance Guarantor’s Affiliates, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Pool Receivables. (i) Sale of Capital Stock and Assets. Each Borrower shall not sell, transfer, convey, assign, pledge, or otherwise dispose of, or assign any of its properties or other assets or issue any of its Capital Stock, or any right to receive income in respect of any of the foregoing (whether in a public or a private offering or otherwise), any Pool Receivable or Contract or any of its rights with respect to any of its Transaction Accounts except as permitted by this Agreement or any of the other Transaction Documents. (j) Accounting Changes; Fiscal Year. Neither the Borrowers nor the Master Servicer will change its (a) accounting treatment and reporting practices or (b) fiscal year. As of the date of this Agreement, (i) each Borrower’s fiscal year ends December 31 and (ii) the Master Servicer’s fiscal year ends December 31. (k) Sale Characterization; Purchase and Sale Agreements. Each Borrower and the Master Servicer will not, and will not permit any Originator, Servicer or Holdco to, account for, or otherwise treat, each sale of Pool Receivables effected pursuant to any Purchase and Sale Agreement in any manner other than as a true sale or contribution and absolute assignment of the title to and sole record and beneficial ownership interest in such Pool Receivables by such Originator or such Holdco to such Borrower. In addition, the Borrowers and the Master Servicer

55 shall, and shall cause each Servicer, Originator and Holdco to, disclose (in a footnote or otherwise) in all of its financial statements the existence and nature of the transactions contemplated hereby and by the applicable Purchase and Sale Agreement. (l) Commingling. If funds that are not Collateral are deposited into a Collection Account or the Facility Account, the Borrowers shall provide written notice thereof to the Administrative Agent promptly upon discovery thereof and shall, after providing reasonably satisfactory evidence to the Administrative Agent that such funds are not Collateral, remit such funds to the appropriate recipient, and notwithstanding anything in this Agreement to the contrary, such remittance may be made at any time from a Collection Account or the Facility Account. Any amount paid or deposited into a UK Collection Account by or on behalf of any Teads Party in respect of any repurchase price, indemnity or other amount payable to a Borrower under any Purchase and Sale Agreement or any other Transaction Document shall constitute Collections for all purposes of this Agreement and each UK Collection Account Declaration of Trust, and shall not constitute an Erroneous Amount. For the avoidance of doubt, with respect to any UK Collection Account subject to a UK Collection Account Declaration of Trust, any amounts that do not constitute Collections or other proceeds of Purchased Receivables (each, an “Erroneous Amount”) may be withdrawn by the applicable UK Originator (or the Master Servicer on its behalf) and remitted to such account as such UK Originator may direct, subject to the terms of the applicable UK Collection Account Declaration of Trust (including the requirement to provide prompt notice to the Malta Borrower and the Collateral Agent of any such withdrawal). (m) Modification of Other Documents. Each Borrower shall not amend, modify, waive or otherwise change any of the terms of its Organizational Documents to the extent inconsistent with the “separateness covenants” set forth in Section 5.1(m) or any other bankruptcy- remote characteristics of such Borrower or to the extent otherwise adverse to the Lenders’ interests hereunder, in each case without the prior written consent of the Requisite Lenders. (n) Eligible Bank. The Borrowers and the Master Servicer shall not permit any Transaction Account to be held at a Bank other than an Eligible Bank, provided that if a Bank at which a Transaction Account is held ceases to be an Eligible Bank, the Master Servicer shall upon discovery thereof (i) promptly notify the Administrative Agent (for distribution to the Lenders) in writing thereof, and (ii) promptly (and in any event within 30 days) (x) instruct all Obligors to cease making payments to any Transaction Account at such Bank and instead make payments to a new depositary account, clearing account, collection account or similar account subject to a Control Agreement or, in the case of any French Collection Account or Italian Collection Account, a pledge agreement or, in the case of any UK Collection Account, a UK Collection Account Declaration of Trust and at a Bank that is an Eligible Bank and (y) provide the Administrative Agent (for distribution to the Lenders) all agreements and documents that any of them may reasonably request in connection therewith. (o) Restricted Payments. (i) (i) Except pursuant to clause (ii) of this subsection (and subject to clause (iii) of this subsection), no Borrower shall: (A) purchase or redeem any of its own Capital Stock, (B) declare or pay any dividend or distribution to any holder of its Capital Stock or set aside any funds for any such purpose, (C) pay, prepay,

56 purchase or redeem any Indebtedness (other than the Indebtedness arising hereunder), (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”). (ii) Subject to the limitations set forth in clause (iii) below, a Borrower may make Restricted Payments so long as such Restricted Payments are made only in the following way: (x) a Borrower may declare and pay dividends or distributions to the holders of its Capital Stock, and (y) a Borrower may make payments under the Intercompany Loans. (iii) No Borrower shall pay, make or declare any Restricted Payment (even if otherwise permitted by clause (ii) of this subsection) unless such Borrower complies with all of the following requirements (if applicable): (A) such Restricted Payment is made solely out of funds, if any, it receives in connection with a Withdrawal hereunder, (B) immediately before and after giving effect to such Restricted Payment, the applicable Borrower is Solvent, and (C) no Amortization Event or Potential Amortization Event shall have occurred and be continuing at the time of such Restricted Payment or as a result thereof (any Restricted Payment permitted by clause (ii) of this subsection that complies with the requirements set forth in this clause (iii) is herein referred to as a “Permitted Restricted Payment”). ARTICLE VI. ADMINISTRATION AND COLLECTION Section 6.1. Master Servicer. (a) Designation of the Master Servicer. (i) The servicing, administration and collection of the Pool Receivables shall be conducted by such Person (the “Master Servicer”) so designated from time to time in accordance with this Section 6.1. OT Midco Inc. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms of this Agreement. At any time after the occurrence and during the continuance of an Amortization Event resulting from an action or inaction of, or circumstance existing with respect to, the Master Servicer (each, a “Master Servicer Termination Event”), the Requisite Lenders may, upon written notice to the current Master Servicer and Borrowers, designate as the Master Servicer any Person reasonably acceptable to the Borrowers (which consent shall not be unreasonably withheld, conditioned or delayed) to succeed OT Midco Inc. or any successor Master Servicer. (ii) The Master Servicer may delegate its duties and obligations hereunder to any of its Affiliates as a subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) the Master Servicer shall remain liable for the performance of the duties and obligations so delegated, (ii) the Borrowers,

57 the Administrative Agent and each Lender shall have the right to look solely to the Master Servicer for performance and (iii) such Servicer’s right to subservice shall immediately terminate upon the termination of the Master Servicer hereunder (unless such Sub-Servicer is only servicing Receivables that have been, consistent with past practices, been written off as uncollectible, in which case such subservicing is not required to immediately terminate). (iii) Without the prior written consent of the Requisite Lenders, the Master Servicer shall not be permitted to delegate any of its duties or responsibilities as the Master Servicer to any Person other than as provided in clause (ii) above or to outside collection agencies in accordance with its customary practices with respect to certain Defaulted Receivables. The Administrative Agent and the Lenders shall not be required to give notice, demand or other communication to any Person other than the Master Servicer in order for communication to the Master Servicer or other delegate with respect thereto to be accomplished. The Master Servicer shall be responsible for providing any other delegate of the Master Servicer with any notice given to the Master Servicer under this Agreement. (b) Duties of the Master Servicer. (i) The Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable Laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy, it being understood that the Master Servicer does not guarantee the collection of any Pool Receivables. (ii) The Master Servicer shall direct all Obligors to, or shall cause the Originators to direct all Obligors to, make payments of the Pool Receivables directly to a Collection Account or a Facility Account which shall at all times be subject to a Control Agreement or, in the case of any French Collection Account or Italian Collection Account, a pledge agreement or, in the case of any UK Collection Account, a UK Collection Account Declaration of Trust. If, notwithstanding the foregoing, any Obligor makes payment to any other account other than a Collection Account with respect to a Pool Receivable, (i) the Master Servicer shall promptly notify the Administrative Agent and (ii) the Borrowers or the Master Servicer, as the case may be, agrees to remit, or to cause such Person to remit any Collections (including any security deposits applied to the Outstanding Balance of any Pool Receivable) that it receives on Pool Receivables directly to a Collection Account or a Facility Account within one Business Day of the date of receipt, and further agrees that all such Collections shall be deemed to be received in trust for the exclusive benefit of the Administrative Agent and the Lenders. (iii) The Master Servicer shall administer the Collections in accordance with the procedures described herein and in Article VI. The Master Servicer (and during the Dominion Period, unless and until remitted to the Master Servicer, the

58 Administrative Agent) shall hold for the account of the Borrowers, the Administrative Agent and each other Secured Party their respective shares of the Collections in accordance with this Article VI. During the Dominion Period, to the extent any Collections come into the possession of the Master Servicer, the Master Servicer shall, upon the request of the Administrative Agent (acting at the direction of the Requisite Lenders acting in their sole discretion), segregate, in a manner acceptable to the Administrative Agent (acting at the direction of the Requisite Lenders acting in their sole discretion), all such Collections from the general funds of the Master Servicer or Borrowers prior to the remittance thereof in accordance with this Article VI. At all times while the Master Servicer is required to segregate Collections pursuant to the preceding sentence, the Master Servicer shall segregate and deposit with a commercial bank reasonably satisfactory to the Borrowers designated in writing by the Administrative Agent such allocable share of Collections of Pool Receivables set aside for the Administrative Agent and the other Secured Parties promptly and in any event no later than one Business Day following receipt and identification by the Master Servicer of such Collections or transfer to the Administrative Agent pursuant to duly executed instruments of transfer. (iv) Notwithstanding anything to the contrary contained herein, following the occurrence and during the continuation of an Amortization Event, the Requisite Lenders shall have the absolute and unlimited right to direct the Master Servicer to commence or settle any legal action with respect to any Defaulted Receivable or to foreclose upon or repossess any Related Security to the extent not in contravention of the related Contracts or applicable Law. (v) The Master Servicer shall hold in trust for the Borrowers and the Administrative Agent and each other Secured Party all Records in its possession that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Pool Receivables and shall, following the occurrence and during the continuance of an Amortization Event, as soon as practicable upon written demand of the Administrative Agent (acting at the direction of the Requisite Lenders acting in their reasonable discretion), deliver or make available to the Administrative Agent (for distribution to the Lenders) all such Records, at a place selected by Administrative Agent. The Master Servicer shall, in accordance with the Credit and Collection Policy, turn over (A) to the Borrowers any cash Collections or other cash proceeds in accordance with this Article VI and (B) to the applicable Person any cash collections or other cash proceeds received with respect to Indebtedness not constituting Pool Receivables. (vi) Any payment by an Obligor in respect of any Pool Receivable owed by it to an Originator or a Borrower shall be applied to the applicable invoice within two (2) Business Days after its receipt, unless sufficient information from the related Obligor is not available, in which case such application shall be made as soon as reasonably practicable.

59 (vii) If the Requisite Lenders designate a successor Master Servicer pursuant to the terms of this Agreement, the existing Master Servicer shall provide such successor Master Servicer with all relevant information, materials and reports that are necessary for such successor Master Servicer to perform its duties and obligations under this Agreement. Section 6.2. Servicers. (a) The Master Servicer shall cause each Servicer, in accordance with this Agreement or the applicable Purchase and Sale Agreement, to take or cause to be taken all such actions as may be necessary or advisable to collect each Purchased Receivable from time to time, all in accordance with each Purchase and Sale Agreement, with reasonable care and diligence, and in accordance with the Credit and Collection Policy of such Originator and Servicer, it being understood that neither the Originators nor Servicer shall guarantee the collection of any Purchased Receivables. Each Borrower shall cause the Originators, Servicers and Holdcos, in each case, in accordance with each Purchase and Sale Agreement, to direct all Obligors to, make payments of the Pool Receivables directly to a Collection Account, each of which shall at all times, be subject to a Control Agreement or, in the case of French Collection Accounts or Italian Collection Accounts, a pledge agreement or, in the case of UK Collection Accounts, a UK Collection Account Declaration of Trust. If, notwithstanding the foregoing, any Obligor makes payment with respect to a Purchased Receivable to a bank account that is not a Collection Account, (i) the Master Servicer shall notify the Administrative Agent promptly upon discovery thereof and (ii) each Borrower shall cause the applicable Servicer, in accordance with the applicable Purchase and Sale Agreement, to remit, or to cause such Person to remit any Collections (including any security deposits applied to the Outstanding Balance of any Pool Receivable) that it receives on Purchased Receivables directly to a Collection Account within two (2) Business Days after receipt, and further agrees that all such Collections shall be deemed to be received in trust for the exclusive benefit of the Administrative Agent and the Lenders. (b) Each Borrower shall cause each Servicer to administer the Collections in accordance with the applicable Purchase and Sale Agreement and the applicable Credit and Collection Policy. Each Servicer shall hold for the account of the Borrowers, the Administrative Agent and each other Secured Party their respective shares of the Collections in accordance with the applicable Purchase and Sale Agreement. (c) Following the occurrence and during the continuation of an Amortization Event, the Borrowers shall ensure, in accordance with each Purchase and Sale Agreement, that the Collateral Agent, acting at the direction of the Requisite Lenders, shall have the absolute and unlimited right to direct each Servicer to commence or settle any legal action with respect to any Defaulted Receivable, Delinquent Receivable or to foreclose upon or repossess any Related Security to the extent not in contravention of the related Contracts or applicable Law. (d) Each Borrower shall cause each Servicer to, in accordance with the applicable Purchase and Sale Agreement, hold in trust or otherwise maintain for the Borrowers and the Administrative Agent and each other Secured Party all Records in its possession that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Purchased Receivables and shall cause each

60 Servicer, following the occurrence and during the continuance of an Amortization Event, as soon as practicable upon demand of the Administrative Agent (acting at the direction of the Requisite Lenders), deliver or make available to the Administrative Agent (for distribution to the Lenders) all such Records, at a place selected by Administrative Agent. (e) Any payment by an Obligor in respect of any Purchased Receivable owed by it to an Originator, a Holdco or a Borrower shall be applied to the applicable invoice within two (2) Business Days after its receipt, unless sufficient information from the related Obligor is not available, in which case such application shall be made as soon as reasonably practicable. Section 6.3. Transaction Accounts. The U.S. Originator has granted to the Cayman Borrower for the benefit of the Collateral Agent and the Secured Parties “control” (within the meaning of the UCC) over each of its U.S. Collection Accounts and Facility Account. With respect to the UK Collection Accounts, each UK Originator holds each such UK Collection Account on trust solely for the benefit of the Malta Borrower (as the sole beneficiary) pursuant to the applicable UK Collection Account Declaration of Trust. With respect to the French Collection Accounts, the French Originator has granted a pledge over the French Collection Accounts for the benefit of the Malta Borrower pursuant to the French Bank Account Pledge Agreement. With respect to the Italian Collection Accounts, the Italian Originator has granted a pledge over the Italian Collection Accounts for the benefit of the Malta Borrower pursuant to the Italian Deed of Pledge. Section 6.4. Notice of Exclusive Control. The Collateral Agent (acting at the written direction of the Requisite Lenders) is authorized to date and to deliver to each Collection Bank in respect of a U.S. Collection Account a Notice of Exclusive Control after the occurrence and during the continuance of an Amortization Event. Each Borrower and the Master Servicer hereby authorizes the Collateral Agent, and agrees that the Collateral Agent (acting at the written direction of the Requisite Lenders) shall be entitled, (a) at any time during the Dominion Period, to endorse the applicable Teads Party’s name on checks and other instruments representing Collections, (b) at any time after an Amortization Event hereunder has occurred and is continuing, to enforce the Purchased Receivables, the related Contracts, the Related Security and other Collateral, and (c) at any time during the Dominion Period, to take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Pool Receivables to come into the possession of the Collateral Agent rather than any of the Teads Parties or any other Affiliates of the Performance Guarantor. Following the occurrence of an Amortization Event which is continuing, the Collateral Agent is authorized to deliver to each UK Collection Bank a UK Revocation Notice pursuant to, and in accordance with the terms of each UK Collection Account Declaration of Trust. Section 6.5. Responsibilities under Contracts. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent and the other Secured Parties of their rights hereunder shall not release the Master Servicer, any Originator, the Servicers, the Holdcos or the Borrowers from any of their duties or obligations with respect to any Pool Receivables or under the related Contracts. The Administrative Agent and the other Secured Parties shall have no obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Borrower, the Holdcos or any Originator.

61 Section 6.6. Servicing Fees. The Borrowers shall pay each Servicer the servicing fees as set forth in each Purchase and Sale Agreement as and when required thereby, but subject to the priorities set forth in Section 2.1 and 2.2 hereof. Section 6.7. Backup Servicers. (a) Appointment of Backup Servicer. No later than 60 days following the Closing Date (or such later date as may be agreed by the Administrative Agent), a backup servicer with respect to the servicing, administration and collection of the Pool Receivables (a “Backup Servicer”) shall be appointed. Once appointed, if applicable, a Backup Servicer shall perform such roles and responsibilities set forth in the applicable Backup Servicing Agreement. (b) Execution and Performance of Backup Servicing Agreements. Each Servicer and Borrower hereby covenant and agree to execute and deliver a Backup Servicing Agreement for a Backup Servicer, in form and substance acceptable to the Collateral Agent, no later than 60 days following the Closing Date, and to thereafter perform each of the roles and responsibilities set forth therein to be performed by such Servicer or Borrower, as the case may be. For the avoidance of doubt, a Backup Servicer shall not service, administer or collect the Pool Receivables unless it is appointed and accepts the appointment as a subservicer hereunder pursuant to Section 6.1(a)(ii). (c) Continuation of Servicing Duties; Duty to Cooperate. Until such time, if any, that any Servicer is replaced in such capacity hereunder, it shall continue to perform all servicing functions assigned to it in accordance with this Agreement and the other Transaction Documents, notwithstanding the appointment of a Backup Servicer. Each Servicer hereby covenants and agrees that at all times after a Backup Servicer is appointed in accordance with Section 6.7(a), such Servicer shall provide such Backup Servicer with all necessary servicing files and records relating to the Pool Receivables and Related Security and such Servicer shall provide to such Backup Servicer reasonable access to and use by such Backup Servicer of all licenses, software, hardware, equipment, telephone, personnel, servicing systems, employees, facilities or other accommodations necessary or desirable to perform the backup servicing functions as set forth in the applicable Backup Servicing Agreement. (d) Further Assurances. Each of the Borrowers and Servicers shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the appointment of a Backup Servicer and to enable any such Backup Servicer to perform all of its duties and obligations under the applicable Backup Servicing Agreement and to carry out the intent of the parties hereto. (e) Backup Servicer Fee. The Backup Servicer shall be entitled to the Backup Servicing Fee, which shall be payable from Collections to the extent of available funds in accordance with Section 4.01.

62 ARTICLE VII. AMORTIZATION EVENTS Section 7.1. Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event”: (a) The Borrowers shall fail to (i) pay any Aggregate Revolving Principal (other than any Aggregate Revolving Principal constituting an Overadvance) when due or (ii) any Interest on the Aggregate Revolving Principal, any Shortfall Interest, any Call Premium, any Unused Facility Fees or any Fees within three Business Days after the date such Shortfall Interest, Interest, Call Premium, Unused Facility Fees or Fee is due; or (b) Any Teads Party shall fail to pay any other obligation (other than one referred to in clause (a) above) payable by it pursuant to this Agreement or any of the other Transaction Documents within three Business Days after written notice to the Borrowers and Master Servicer by the Administrative Agent that such amount is due; or (c) Any representation or warranty made by any Borrower or any Teads Party under this Agreement or any of the other Transaction Documents or any written statement made by any Teads Party or any Borrower in any financial statement, certificate, report, exhibit or document furnished by such party to the Administrative Agent or any Lender pursuant to this Agreement or the other Transaction Documents shall prove to have been false in any material respect as of the time made and, solely with respect to any false representation, warranty or certification that is curable through the repurchase of any Receivable in accordance with the applicable Purchase and Sale Agreement, shall remain incorrect for a period of ten (10) Business Days; or (d) The Master Servicer shall resign as Master Servicer hereunder; or (e) The Master Servicer or any Borrower shall default in the performance or observance of any covenant, agreement or duty set forth in (i) Section 5.1(f) and Section 5.1(k), and such default continues for a period of two Business Days and (ii) Section 5.1(g)(ii), Section 5.1(y), Section 5.1(cc), Section 5.1(dd) and Section 5.3 of this Agreement; or (f) Any Borrower or any Teads Party shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Transaction Document (not constituting an Amortization Event under any other provision of this Section 7.1) and such default shall continue for a period of 10 consecutive days after the earlier of the date on which a Responsible Officer of the Master Servicer or such Borrower becomes aware of such default or written notice thereof shall have been given to such Borrower and Master Servicer by the Administrative Agent; or (g) One or more final judgments for the payment of money in excess of $35,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage thereof) shall have been

63 entered against any Borrower or a Teads Party and shall remain undischarged or unstayed for a period of 60 consecutive days; or (h) Any Borrower, the Master Servicer or any Servicer shall be required to register as an “investment company” within the meaning of the Investment Company Act; or (i) Any Insolvency Proceeding shall be instituted by or against any Borrower or any of the Teads Parties; or (j) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of any Borrower or the Master Servicer; or (k) Any Purchase and Sale Agreement shall terminate as to any Originator or Servicer without the prior written consent of the Requisite Lenders, or shall cease to be effective or to be the legally valid, binding and enforceable obligation of any party thereto; or (l) The Collateral Agent for the benefit of the Secured Parties shall cease to have a valid and perfected first priority Security Interest in any material portion of the Pool Receivables, the Related Security or Collections with respect thereto, or any Collection Account (or any Borrower, a Teads Party or a creditor shall so allege in any pleading filed in any court) or, in respect of the UK Collection Accounts, the Malta Borrower shall cease to have a valid beneficial interest in such UK Collection Accounts pursuant to the UK Collection Account Declaration of Trust, or the UK Collection Account Declaration of Trust shall cease to be in full force and effect (in each case, other than as contemplated pursuant to paragraph (p) below); or (m) Any Borrower and its assigns shall cease to have a valid and perfected first priority ownership interest and Security Interest in any material portion of the Pool Receivables, together with the Collections and, to the extent set forth in each applicable Purchase and Sale Agreement, the Related Security with respect thereto or any of the other Collateral, free and clear of any Adverse Claim (other than Permitted Liens). (n) (i) The Performance Guarantor or any of its Subsidiaries individually or in the aggregate, shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (other than Indebtedness under the Transaction Documents), in each case beyond the applicable grace period with respect thereto if any; or (ii) the Performance Guarantor or any of its Subsidiaries shall fail to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event described in this clause (ii) is to cause or permit (with all applicable grace periods having expired) such Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that a breach of the Financial Covenant under and as defined in the Senior Loan Agreement (or any similar springing financial covenant that is solely to the benefit of any revolving lenders under the Senior Loan Agreement or any refinancing thereof) shall not result in

64 an Amortization Event, unless such breach results in a separate event of default under the Senior Loan Agreement or other Material Indebtedness; (o) There shall occur a Change in Control; or (p) Any Control Agreement or the French Bank Account Pledge Agreement or the Italian Deed of Pledge is terminated for any reason, and the applicable Borrower, Holdco or the applicable Originator and Servicer fails to enter into a new control agreement or pledge agreement or Italian deed of pledge, as the case may be, pertaining to the applicable Transaction Accounts, in form and substance reasonably satisfactory to the Requisite Lenders within 30 days of such termination (or such longer date as the Administrative Agent agrees acting at the direction of the Requisite Lenders in their reasonable discretion) or any UK Collection Account shall cease to be subject to a UK Collection Account Declaration of Trust in full force and effect, and the applicable UK Originator fails to enter into a new UK Collection Account Declaration of Trust pertaining to the applicable UK Collection Account, in form and substance reasonably satisfactory to the Requisite Lenders within 30 Business Days of such termination (or such longer date as the Administrative Agent agrees acting at the direction of the Requisite Lenders in their reasonable discretion); or (q) The Default Ratio for any Calculation Period exceeds 18.5%; or (r) The monthly average of the Default Ratio for the immediately preceding three consecutive Calculation Periods exceeds 18.0%; or (s) The Dilution Ratio for any Calculation Period exceeds 9.0%; or (t) The monthly average of the Dilution Ratio for the immediately preceding three consecutive Calculation Periods exceeds 6.5%; or (u) Days’ Sales Outstanding, as of the last day of any Calculation Period, exceeds 90 days; or (v) [reserved]; (w) Any Teads Party enters into or is party to a Competing Transaction; or (x) Any Borrower shall have any Indebtedness for borrowed money other than under the Transaction Documents; or (y) Less than 95% of the aggregate amount of Collections in respect of the Pool Receivables originated by the U.S. Originator in a Calculation Period are being made by all applicable Obligors directly to a Collection Account of the U.S. Originator; or (z) Less than 95% of the aggregate amount of Collections in respect of the Pool Receivables originated by the UK Originators in a Calculation Period are being made by all applicable Obligors directly to a Collection Account of the UK Originators; or

65 (aa) Less than 95% of the aggregate amount of Collections in respect of the Pool Receivables originated by the French Originator in a Calculation Period are being made by all applicable Obligors directly to a Collection Account of the French Originator; or (bb) Less than 95% of the aggregate amount of Collections in respect of the Pool Receivables originated by the Italian Originator in a Calculation Period are being made by all applicable Obligors directly to a Collection Account of the Italian Originator; or (cc) Any Originator disputes, in any manner, the validity or efficacy of any sale and purchase of a Receivable under any Purchase and Sale Agreement; or (dd) any Borrower shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 5.1(t) of this Agreement for Independent Directors, on the board of directors of such Borrower or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Director on the board of directors of such Borrower as required pursuant to Section 5.1(t) of this Agreement; or (ee) Any Borrower shall fail to be Solvent; or (ff) A Material Adverse Effect shall occur, including, without limitation, with respect to any Teads Party or the Receivables Pool, and, other than with respect to a Borrower, remain unremedied for ten Business Days; or (gg) An ERISA Event shall have occurred that would reasonably be expected to have a Material Adverse Effect; or (hh) If during any Calculation Period more than 5% of the total amount of funds deposited into the U.S. Collection Account are funds constituting non-collections; or (ii) If during any Calculation Period more than 5% of the total amount of funds deposited into the UK Collection Accounts are funds constituting non-collections; or (jj) If during any Calculation Period more than 5% of the total amount of funds deposited into the Collection Account are funds constituting non-collections; or (kk) If during any Calculation Period more than 5% of the total amount of funds deposited into the Italian Collection Account are funds constituting non-collections; or (ll) If any Teads Party terminates any Sweep Agreement or causes any such Sweep Agreement to no longer provide for an automatic daily cash sweep from each Collection Account to the related Facility Account; or (mm) On the date that is 120 days following the occurrence of any French Trigger Date, aggregate Collections from the Trigger Date French Receivables are less than the French Trigger Date Debt Balance, unless on or prior to such date, the Borrowers have deposited (or

66 caused to be deposited) cash (other than cash in another Transaction Account) in an amount sufficient to cure such shortfall into a Collection Account; or (nn) There shall occur a Servicer Default. Section 7.2. Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent or Collateral Agent may, or at the direction of the Requisite Lenders shall take any of the following actions: (i) upon notice to the Borrowers, declare the Amortization Date to have occurred, whereupon the Revolving Commitments shall terminate, Advances shall cease and the Amortization Date shall forthwith occur, and the Borrower Obligations (including the Call Premium and all accrued and unpaid interest (including Shortfall Interest)) shall immediately become forthwith due and payable, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of an Amortization Event described in Section 7.1(i) with respect to the Borrowers, the Amortization Date shall automatically occur, the Revolving Commitments shall automatically terminate and the Borrower Obligations (including the Call Premium and all accrued and unpaid interest (including Shortfall interest)) shall immediately become forthwith due and payable, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers, (ii) deliver the Notices of Exclusive Control in respect of a U.S. Collection Account, the UK Revocation Notices subject to and in accordance with the terms set out in the UK Collection Account Declaration of Trust and the Blocking Notices subject to and in accordance with the terms set out in the French Bank Account Pledge Agreement, (iii) notify Obligors of the Collateral Agent’s and Lenders’ interest in the Pool Receivables and other Collateral and (iv) notify Obligors of each Borrower’s interest in the Pool Receivables and other Collateral and exercise all rights available to it under the Transaction Documents. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent, Collateral Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative. For the avoidance of doubt, the occurrence of the Amortization Date shall result in the termination of the Advances under this Agreement, and, although it may change the rate of Interest and the handling and application of Collections pursuant to Article II, it shall not accelerate or permit the Administrative Agent or any Lender to accelerate, the due date for any amount payable under any Pool Receivable or under the Transaction Documents. Section 7.3. Application of Proceeds. During the continuance of an Amortization Event, the Administrative Agent (acting at the direction of the Requisite Lenders) may apply any and all payments received, all funds from time to time on deposit in a Collection Account or the Facility Account, and all proceeds received by the Administrative Agent or the Lenders in respect of any Borrower Obligations, in accordance with Section 2.2(a).

67 ARTICLE VIII. INDEMNIFICATION Section 8.1. Indemnities by Borrowers. (a) Without limiting any other rights that the Administrative Agent, the Collateral Agent or any of the Lenders may have hereunder or under applicable Law, the Borrowers, jointly and severally, hereby agrees to indemnify (and pay upon demand to) the Administrative Agent, the Collateral Agent, the Lenders and their respective successors, permitted assigns, officers, directors, agents and employees (each of the foregoing, an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, fees, reasonable and documented out-of-pocket costs and expenses and for all other amounts payable (including without limitation any fees or reasonable and documented out-of-pocket expenses (including out-of-pocket attorneys’ fees and expenses and court costs) incurred by any Indemnified Party in enforcing the indemnity), including reasonable and documented fees and disbursements of (x) one firm of legal counsel to the Administrative Agent, the Collateral Agent and the Lenders, taken as a whole, (y) where reasonably required by the Lenders, Administrative Agent or the Collateral Agent, one firm of local counsel in each applicable jurisdiction and (z) in the case of an actual or perceived conflict of interest, another firm of legal counsel (and of local counsel) in each relevant jurisdiction for each affected Indemnified Party (all of the foregoing being collectively referred to as “Indemnified Amounts”) asserted against or incurred by any of them arising out of or as a result of this Agreement, the other Transaction Documents, any agreement or instrument contemplated hereby or thereby, the performance by the parties of their respective obligations hereunder or thereunder, the enforcement or protection of its rights, the acquisition, either directly or indirectly, by the Administrative Agent, the Collateral Agent or any Lender of an interest in the Pool Receivables or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether an Indemnified Party is a party thereto excluding, however, in all of the foregoing instances (the following exclusions, the “Indemnification Exclusions”): (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction determines that such Indemnified Amounts have resulted from gross negligence, bad faith, fraud or willful misconduct on the part of such Indemnified Party seeking indemnification (but any Indemnified Party shall be entitled to indemnification of all amounts incurred prior to any such determination; provided that the Indemnified Party shall be required to return such amounts upon such determination); (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor; (c) Indemnified Amounts to the extent resulting from a material breach by the Indemnified Party in respect of its obligations under any Transaction Documents; (d) Indemnified Amounts to the extent that such Indemnified Amounts resulted from disputes between or among Indemnified Parties not involving the Borrowers or any Teads Party;

68 (e) Indemnified Amounts representing any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith other than in respect of any such special, punitive, indirect or consequential damages incurred or paid by an Indemnified Party to a third party and to which such Indemnified Party is otherwise entitled to indemnification pursuant to this Section 8.1; or (f) Taxes (which shall be governed by Sections 8.3 and 8.5) other than (i) any Taxes that represent losses, claims, damages or other liabilities arising from any non-Tax claim and (ii) Taxes enumerated in clause (j) below; provided, however, that nothing contained in this sentence shall limit the liability of the Borrowers or limit the recourse of the Administrative Agent, the Collateral Agent or the Lenders to the Borrowers for amounts otherwise specifically provided to be paid by the Borrowers under the terms of the Transaction Documents. For the avoidance of doubt, to the extent that any Purchase and Sale Agreement or another agreement imposes any obligation on an Originator or a Holdco with respect to any Indemnified Amount, such Indemnified Amount shall not include any losses in respect of Pool Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or other financial or credit condition of the related Obligor. Without limiting the generality of the foregoing indemnification, the Borrowers shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Pool Receivables, regardless of whether reimbursement therefor would constitute recourse to any Borrower) to the extent relating to or resulting from: (a) any representation or warranty made by any Borrower (or if applicable, any Teads Party) (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false, incorrect or misleading when made or deemed made, and such false representation, warranty or certification (if curable, including the repurchase of any Receivable in accordance with the applicable Purchase and Sale Agreement) shall remain incorrect for a period of 15 Business Days; (b) (A) the failure by any Teads Party to comply with any applicable Law with respect to any Pool Receivable or Contract related thereto, (B) the nonconformity of any Pool Receivable or Contract related thereto with any such applicable Law or (C) any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract; (c) any failure of any Teads Party to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is party that is related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy with regards to each Pool Receivable; (d) any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with goods, insurance or services that are the subject of any Contract or any Pool Receivable;

69 (e) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)) or any other claim resulting from the sale of the goods or service related to such Receivable or the furnishing or failure to furnish such goods or services; (f) the commingling of Collections of Pool Receivables at any time with other funds; (g) any claim brought by any Person arising from any activity by any Teads Party in servicing, administering or collecting any Pool Receivable; (h) any failure of the Borrowers to acquire and maintain legal and equitable title to, and ownership of any Pool Receivable and the Related Security and Collections with respect thereto from any Originator or any Holdco, as applicable, free and clear of any Adverse Claim, or any failure of the Borrowers to give reasonably equivalent value to the applicable Originator under the Purchase and Sale Agreement or any attempt by any Person to void such sale or contribution under statutory provisions or common law or equitable action; (i) any failure to vest and maintain vested in the Collateral Agent (for the benefit of the Secured Parties) a valid and perfected first priority perfected Security Interest in the Collateral, free and clear of any Adverse Claim; (j) the failure by any Teads Party to pay when due any Taxes, including, without limitation, sales, excise or personal property Taxes; (k) any action or omission by any Teads Party which reduces or impairs the rights of the Collateral Agent or the Lenders with respect to any Collateral or the value of any Collateral (other than at the direction of the Collateral Agent or any Lender and except as contemplated by the Transaction Documents); and (l) the failure of any Receivable included in the calculation of the Borrowing Base as an Eligible Receivable to be an Eligible Receivable at the time so included. (m) For the avoidance of doubt but without limiting any of each Borrower’s express obligations (including indemnification obligations) under any Transaction Document to which it is a party, there shall be no recourse to any Teads Party (other than the Borrowers) for the Borrowers’ indemnification obligations hereunder other than to the extent expressly provided for in this Agreement or in any other Transaction Document.

70 Section 8.2. Indemnities by the Master Servicer. (a) Without limiting any other rights that the Administrative Agent, the Collateral Agent or any Lender may have hereunder or under applicable law, the Master Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party from and against any and all damages, losses, claims, liabilities, fees, reasonable and documented out-of-pocket costs and expenses and for all other amounts payable (including without limitation any fees or expenses (including out-of-pocket attorneys’ fees and reasonable and documented out-of-pocket expenses and court costs) incurred by any Indemnified Party in enforcing the indemnity), including reasonable and documented fees and disbursements of (x) one firm of legal counsel to the Administrative Agent, the Collateral Agent and the Lenders, taken as a whole, (y) where reasonably required by the Lenders, Administrative Agent or the Collateral Agent, one firm of local counsel in each applicable jurisdiction and (z) in the case of an actual or perceived conflict of interest, another firm of legal counsel (and of local counsel) in each relevant jurisdiction (all of the foregoing being collectively referred to as “Master Servicer Indemnified Amounts”) asserted against or incurred by any of them arising out of or as a result of the Master Servicer’s failure to duly and punctually perform its obligations under this Agreement excluding, however, in all of the foregoing instances (the following exclusions, the “Master Servicer Indemnification Exclusions”): (a) Master Servicer Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Master Servicer Indemnified Amounts resulted from gross negligence, bad faith or willful misconduct on the part of an Indemnified Party seeking indemnification (but any Indemnified Party shall be entitled to indemnification of all amounts incurred prior to any such determination; provided that the Indemnified Party shall be required to return such amounts upon such determination); (b) Master Servicer Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or other financial or credit condition of the related Obligor; (c) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor; (d) Master Servicer Indemnified Amounts to the extent resulting from a material breach by the Indemnified Party in respect of its obligations under any Transaction Documents; (e) Master Servicer Indemnified Amounts to the extent that such Master Servicer Indemnified Amounts resulted from disputes between or among Indemnified Parties not involving the Master Servicer or any Teads Party; (f) Master Servicer Indemnified Amounts representing any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith other than in respect of any such special, punitive, indirect or consequential damages incurred or paid by an

71 Indemnified Party to a third party and to which such Indemnified Party is otherwise entitled to indemnification pursuant to this Section 8.1; or (g) Taxes (other than (i) any Taxes that represent losses, claims, damages or other liabilities arising from any non-Tax claim and (ii) Taxes enumerated in clause (v) below); provided, however, that nothing contained in this sentence shall limit the liability of the Master Servicer or limit the recourse of the Administrative Agent, the Collateral Agent or the Lenders to the Master Servicer for Collections received by the Master Servicer and required to be remitted by it under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Master Servicer shall indemnify the Indemnified Parties for Master Servicer Indemnified Amounts to the extent relating to or resulting from, subject to the Master Servicer Indemnification Exclusions: (i) any representation or warranty made by the Master Servicer (or any officers of the Master Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false, incorrect or misleading when made or deemed made, subject to any grace or cure periods applicable thereto, other than any incorrect representation or warranty made by the U.S. Originator that has been remedied pursuant to the U.S. Purchase and Sale Agreement; (ii) the failure by the Master Servicer to comply with any applicable Law with respect to the collection of any Pool Receivable or Related Security; (iii) any failure of the Master Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document; (iv) the commingling of Collections of Receivables or funds or other assets arising therefrom at any time with other funds; and (v) any liability of the Borrowers under Section 8.5 to the extent such liability arises out of or as a result of any action by the Master Servicer or any of its Affiliates that causes the Borrowers to erroneously make any payment, deduction or withholding with respect to any Tax to any Person other than a Secured Party. Section 8.3. Increased Cost and Reduced Return. (a) If after the Closing Date, the Administrative Agent, the Collateral Agent or any Lender shall be charged any fee, expense or increased cost on account of the introduction of or any change after the date hereof in applicable law or in the interpretation of any applicable Law by any Governmental Authority (a “Regulatory Change”): (a) that subjects the Administrative Agent, the Collateral Agent or any Lender to any Taxes, other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and Connection Income

72 Taxes, on its loans, loan principal, letter of credit commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) that imposes, modifies or deems applicable any reserve, assessment, liquidity requirement, compulsory loan, insurance or other insurance-related charge, special deposit or similar requirement against assets of, deposits with or for the account of the Administrative Agent, the Collateral Agent or a Lender, or credit extended or any commitments to extend credit by the Administrative Agent, the Collateral Agent or any Lender pursuant to this Agreement or any other Transaction Document, or (c) that imposes any other condition (other than Taxes) the result of which is to increase the cost to the Administrative Agent, the Collateral Agent or any Lender of performing its obligations under the Transaction Documents, or to reduce the rate of return on the Administrative Agent’s, the Collateral Agent’s or any Lender’s capital as a consequence of its obligations under the Transaction Documents, or to reduce the amount of any sum received or receivable by the Administrative Agent, the Collateral Agent or any Lender under any Transaction Document to a level below that which such Administrative Agent, the Collateral Agent or Lender could have achieved but for such Regulatory Change or to require any payment calculated by reference to the amount of interests in Collateral, then, upon demand by the Administrative Agent, the Collateral Agent or such Lender, the Borrowers shall pay to the Administrative Agent, the Collateral Agent or such Lender such amounts as are charged to such Person amounts as may otherwise be necessary to compensate such Person for such increased cost or such reduction; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act adopted on July 21, 2010 and all requests, rules, guidelines or directives thereunder and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued. For the avoidance of doubt, payments under this Section 8.3 in respect of increased Taxes shall be without duplication of any Taxes payable pursuant to Section 8.5. (b) If a Lender requests compensation under this Section 8.3, then such Lender will, if requested by the Borrowers and at the Borrowers’ expense, use commercially reasonable efforts to designate another office of such Lender as the place for the booking and funding of such Lender’s Revolving Commitment and Advances hereunder; provided that such efforts would not, in the good faith judgment of such Lender, be inconsistent with the internal policies of, or otherwise be materially disadvantageous in any legal, economic or regulatory respect to such Lender. (c) The Administrative Agent, the Collateral Agent or any Lender claiming compensation under this Section 8.3 shall deliver a certificate to the Borrowers contemporaneously with the demand for payment, setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent, the Collateral Agent or such Lender may use any reasonable averaging and attribution methods. (d) With respect to any claim for compensation under this Section 8.3, the Borrowers shall not be required to compensate such Lender, the Collateral Agent or the Administrative Agent for any amount incurred more than 270 days prior to the date that such

73 Lender, the Collateral Agent or the Administrative Agent notifies the Borrowers of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 270 day period referred to above shall be extended to include the period of retroactive effect thereof. (e) Any demand for compensation made by any Lender, the Administrative Agent or the Collateral Agent pursuant to this Section 8.3 shall be made only to the extent such Lender, the Administrative Agent or the Collateral Agent (each in its capacity as such) is making similar demand with respect to its similarly situated commercial borrowers under comparable credit facilities. Section 8.4. Other Costs and Expenses. The Borrowers shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Lenders (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, of counsel for the Administrative Agent and of counsel for the Lenders), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents (including amounts incurred by the Administrative Agent, the Collateral Agent, or Administrative Agent in connection with certificates, searches and reports ordered by the Administrative Agent, the Collateral Agent or the Administrative Agent with respect to the Teads Parties during the term of this Agreement) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (b) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Transaction Documents, including its rights under this Section 8.4; provided that, in each case of the foregoing, fees of legal counsel shall be limited to the fees, charges and disbursements of (x) one primary outside counsel to the Administrative Agent and the Collateral Agent, (y) one primary outside counsel to the Lenders (taken as a whole) and (z) if necessary, one local counsel for the Administrative Agent and the Collateral Agent, the Lenders (taken as a whole) in each relevant jurisdiction and one regulatory counsel for the Administrative Agent, the Collateral Agent, Administrative Agent and the Lenders (taken as a whole) and, in the event of any actual or potential conflict of interest, one additional counsel for each group of similarly situated Lenders or Agents subject to such conflict). Section 8.5. Taxes. (A) (a) Any and all payments by or on account of any obligation of each Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by such Borrower (or the Administrative Agent), then such Borrower (or the Administrative Agent) shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by such Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

74 (b) Without duplication of other amounts payable by each Borrower under this Section, such Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the written request of the applicable Recipient timely reimburse it for the payment of any Other Taxes. (c) The Borrowers shall indemnify each Recipient, on the first Settlement Date which is at least ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.5 (for the avoidance of doubt, without duplication with any payments actually made under Section 8.5(A)(a)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate delivered to the Borrowers (with a copy to the Administrative Agent) as to the amount to be paid to a Recipient shall be conclusive in the absence of manifest error. (d) Each Recipient agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 8.5, including, subject to applicable Law, a change in the funding office of such Recipient; provided, however, that nothing contained herein shall obligate any Recipient to take any action that imposes on such Recipient any additional unreimbursed costs or imposes material legal or regulatory burdens, or that would otherwise be disadvantageous to such Recipient. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by a Recipient in connection with any such action. (e) As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 8.5, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (f) If any Recipient determines, in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 8.5 (including by the payment of additional amounts pursuant to this Section 8.5), it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrowers, upon the request of such Recipient, shall repay to such Recipient the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the Recipient be required to pay any amount to any Borrower pursuant to this clause (f) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (f) shall not be construed to require any

75 Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrowers, the Master Servicer or any other Person. (g) Each Lender shall deliver to the Borrowers and the Administrative Agent, on or prior to the date on which such Lender becomes a party under this Agreement and as otherwise prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent, such valid, properly completed and duly executed forms, certificates and documentation, along with any applicable attachments prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without or at a reduced rate of withholding and as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and Administrative Agent, in writing of its legal inability to do so. Each Lender shall replace or update such forms when necessary to maintain any applicable exemption and as requested by the Administrative Agent or the Borrowers, as applicable. Notwithstanding anything to the contrary in this clause (g), the completion, execution and submission of such documentation shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (h) Each Lender agrees to indemnify the Administrative Agent for and hold the Administrative Agent harmless from (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes relating to payments by the Borrowers to such Lender or such indemnitee arising from such Lender’s failure to comply with Section 8.5(A)(g) or with the provisions of Section 10.7(a) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with any Transaction Document, together with any reasonable expenses arising therefrom or with respect thereto, regardless of whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any notice claiming indemnification under this Section 8.5(A)(h) shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 8.5(A)(h). (i) If a payment made to the Administrative Agent or any Lender hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if such payee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such payee shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code)

76 and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers to comply with its obligations under FATCA and to determine that such payee has complied with such payee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (j) A Lender which is a Qualifying Lender or a Maltese Treaty Lender, and the Borrower which makes a payment to which that Lender is entitled, shall co-operate in completing any procedural formalities necessary for the Borrower to make that payment with a reduction of or entirely without a withholding or deduction on account of Tax imposed by Malta. (k) Each Lender which is not an original Lender party to this Agreement as of the Closing Date shall indicate, in the Assignment Agreement (or other documentation) which it executes on becoming a party as a Lender, and for the benefit of the Administrative Agent and without liability to any Borrower, which of the following categories it falls in: (i) not a Qualifying Lender; (ii) a Qualifying Lender (other than a Maltese Treaty Lender); or (iii) a Maltese Treaty Lender. If a Lender fails to indicate its status in accordance with this clause, such Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it is not a Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Borrowers). For the avoidance of doubt, the documentation which a Lender executes shall not be invalidated by any failure of a Lender to comply with this clause. (l) Each party’s obligations under this Section 8.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document. (m) For certain payments made pursuant to this Agreement, the Administrative Agent may be required to make a “reportable payment” or “withholdable payment” and in such cases the Administrative Agent shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the Code. The Administrative Agent shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments”. All parties to this Agreement shall provide an accurately completed and duly executed IRS Form W- 9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Administrative Agent prior to or on the Closing Date, and shall promptly update any such form to the extent such form expires or becomes inaccurate or obsolete in any respect because of a change in circumstances or law. The Administrative Agent shall have the right to request from any party to this Agreement, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this clause (p) are not provided prior to or by the time the related payment is required to be made or are determined by the Administrative Agent to be incomplete and/or inaccurate in any respect, the Administrative Agent shall be entitled to withhold on any such payments hereunder to the extent withholding is

77 required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payments. (B) A payment shall not be increased under Section 8.5(A) above to the extent of a deduction or withholding on account of Tax imposed by Malta if: (i) the payment could have been made to the relevant Lender without such deduction or withholding if it had been a Qualifying Lender, but on the date that the payment is made, the relevant Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Malta Treaty, or any published practice or published concession of any relevant Governmental Authority; or (ii) the relevant Lender is a Maltese Treaty Lender (whether or not it is also a Qualifying Lender) and the applicable Borrower is able to demonstrate that the payment could have been made to the Lender with a reduction of or entirely without such deduction or withholding had that Lender complied with its obligations under Section 8.5(A)(i) above (provided, that in the case of a reduction, this Section 8.5(B) shall only apply to such amount of the deduction or withholding with respect to which such reduction applied). ARTICLE IX. THE AGENTS Section 9.1. Appointment. (a) Each Lender hereby irrevocably designates and appoints Sound Point Agency LLC as Administrative Agent hereunder, and Sound Point Agency LLC as Collateral Agent hereunder, and authorizes each of the Administrative Agent and Collateral Agent to take such action on its behalf and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or Collateral Agent, as the case may be, by the terms of the Transaction Documents to which the Administrative Agent or Collateral Agent is a party. The Lenders hereby authorize, empower and direct each of the Administrative Agent and Collateral Agent to execute and deliver on their behalf the Transaction Documents and all related agreements, documents or instruments as shall be necessary or appropriate as determined by the Lenders in good faith and in the forms presented to the Administrative Agent or Collateral Agent, as the case may be, as of the date hereof in order to effectuate the purposes of the Transaction Documents and any such other related agreements, documents and instruments. Each of the Lenders hereby acknowledges that it has received a copy of the Transaction Documents and agrees that it will be bound by and will take no actions contrary to the provisions of the Transaction Documents to the extent then in effect. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, neither the Administrative Agent nor the Collateral Agent shall have (i) any duties or responsibilities, except those expressly set forth herein, or (ii) any fiduciary relationship with any Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent or Collateral Agent shall be read into the Transaction Documents or otherwise exist against the Administrative Agent or Collateral Agent. Without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Transaction Documents with reference to the Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom,

78 and is intended to create or reflect only an administrative relationship between independent contracting parties. The permissive authorizations, entitlements, powers and rights granted to the Administrative Agent and Collateral Agent in the Transaction Documents shall not be construed as duties. (b) In performing its functions and duties hereunder, each of the Administrative Agent and Collateral Agent shall act solely as the Administrative Agent or Collateral Agent, as the case may be, of the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any of the Teads Parties or any of their respective successors and assigns. (c) The Lenders party hereto hereby direct each of the Administrative Agent and the Collateral Agent to execute and deliver the Transaction Documents to which it was a party on the Closing Date. It is hereby expressly acknowledged and agreed that, in taking the foregoing actions, neither the Administrative Agent nor the Collateral Agent is responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Transaction Documents, each of the Administrative Agent and Collateral Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements). (d) The Administrative Agent hereby represents and warrants that it is a “U.S. person” and a “financial institution” and that it will comply with any “obligation to withhold,” each within the meaning of Treasury Regulations Section 1.1441-1(b)(2)(ii). Section 9.2. Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their respective duties under the applicable Transaction Documents by or through agents or attorneys-in-fact or their respective Affiliates or related parties and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The exculpatory and indemnification provisions of this Article IX shall apply to any such Affiliate, related party, agent and attorney-in- fact and to their respective Affiliates and related parties, and shall apply, without limitation, to their activities as the Administrative Agent or Collateral Agent, as the case may be. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Section 9.3. Exculpatory Provisions. (a) Neither the Administrative Agent, the Collateral Agent, nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action taken or omitted to be taken (including the making of (or omitting to make) any determination, calculations, selection, request or providing any approval or consent or enter into any amendments, modifications or supplements) by it or any Person under or in connection with this Agreement or any other Transaction Document (except to the extent that any of the foregoing are found by a final and non-appealable judgment of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or willful misconduct; provided that no action taken or not taken in accordance with the directions of the Requisite

79 Lenders or such other percentage of Lenders as shall be necessary hereunder, as applicable, shall be deemed to constitute gross negligence, bad faith or willful misconduct) or (ii) responsible in any manner to any of the Lenders for (A) any recitals, statements, representations or warranties made by any Teads Party or any officer thereof contained in this Agreement or any other Transaction Document or in any certificate, report, instrument, statement or other document referred to or provided for in, or received by the Agents or Lenders under or in connection with, this Agreement or any other Transaction Document or the transactions contemplated herein or therein, (B) the value, validity, effectiveness, genuineness, enforceability, execution, collectability or sufficiency of this Agreement or any other Transaction Document or for any failure of any Teads Party party thereto to perform its obligations hereunder or thereunder, (C) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent, as applicable, (D) the financial condition or business affairs of any Teads Party or any other Person liable for the payment of any Borrower Obligations or (E) the attachment, creation or perfection of the Liens granted or purported to be granted in the Collateral pursuant hereto or the continuation or amendment of any financing statements filed to perfect the Liens in the applicable Collateral (other than to the extent expressly directed by the Requisite Lenders in accordance with this Agreement and the other Transaction Documents). (b) None of the Administrative Agent nor the Collateral Agent shall (a) be subject to any fiduciary or other implied duties, regardless of whether an Amortization Event or Potential Amortization Event has occurred or is continuing, or a Facility Termination Date has occurred, or (b) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent or Collateral Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents), provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Transaction Document or Requirement of Law. Each of the Administrative Agent and Collateral Agent shall be entitled to refrain from taking any discretionary action unless and until it shall have received instructions from the Requisite Lenders, and neither the Administrative Agent nor the Collateral Agent shall incur any liability to any Person by reason of so refraining and if, in performing its duties under this Agreement, the Administrative Agent or Collateral Agent is required to decide between alternative courses of action or has received conflicting directions or any other directions from Requisite Lenders, which instructions may be given in email or other writing as requested by the Administrative Agent or Collateral Agent, as the case may be, each of the Administrative Agent and Collateral Agent may refrain from taking any action until it receives instructions from the Requisite Lenders. (c) The Agents and the Administrative Agent shall not be under any obligation to any Lender (i) to ascertain or to inquire as to the observance or performance of any of the agreements, terms, covenants or provisions contained in, or conditions of, this Agreement or any other Transaction Document, (ii) to inspect the properties, books or records of any Teads Party, (iii) to ascertain or to inquire as to the use of the proceeds of the Advances, (iv) to ascertain or to inquire as to the existence or possible existence of any Amortization Event, Potential Amortization Event or Facility Termination Date, (v) to ascertain or to inquire as to any statement,

80 warranty or representation made in or in connection with this Agreement or any other Transaction Document, (vi) to ascertain or to inquire as to the contents of any certificate, report or other document delivered hereunder or under any Transaction Documents or in connection herewith or therewith, (vii) to ascertain or to inquire as to the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created under this Agreement, (viii) to ascertain or to inquire as to the value or the sufficiency of any Collateral, (ix) to ascertain or to inquire as to the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent or (x) to ascertain or inquire as to whether any prospective assignee is an Affiliate of a Lender, or (xi) to make any disclosures with respect to the foregoing or otherwise relating to any Teads Party unless expressly required herein. The only obligation of the Administrative Agent or Collateral Agent with respect to any notice, certificate, report or other document delivered to it is to deliver a copy of the same to the Lenders. Neither the Administrative Agent nor the Collateral Agent shall have any liability or responsibility to review the contents of any such notice, certificate, report or other document or to take action in connection therewith absent a direction of the Requisite Lenders in accordance with this Agreement. It is expressly agreed and acknowledged that neither the Administrative Agent nor the Collateral Agent is guaranteeing performance of the obligations of the Teads Parties or other parties hereto or any parties to the Collateral. Anything contained herein to the contrary notwithstanding, neither the Administrative Agent nor the Collateral Agent shall have any liability arising from confirmations of the amount of outstanding Advances or the component amounts thereof. Additionally, neither the Administrative Agent nor the Collateral Agent shall have any liability with respect to or arising out of any assignment or participation of Advances, or disclosure of confidential information to any potential Lender in the absence of such Agent’s or the Administrative Agent’s, as applicable, gross negligence, bad faith or willful misconduct. For the avoidance of doubt, neither the Administrative Agent nor the Collateral Agent shall be obligated to calculate or confirm the calculations of any Call Premium, Unused Facility Fee, or any covenants set forth herein or the other Transaction Documents or in any of the financial statements of the Teads Parties. (d) The powers conferred on the Administrative Agent and the Collateral Agent under the Transaction Documents are solely to protect each of the Administrative Agent’s and Collateral Agent’s interest in the Collateral, shall not impose any duty upon it to exercise any such powers and are subject to the provisions of this Agreement. The Administrative Agent and Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of any Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall have no responsibility for taking any necessary steps to protect, preserve or exercise rights against any Person with respect to any of the Collateral and shall be relieved of all responsibility for the Collateral upon surrendering it to the applicable Borrower. The Collateral Agent shall not be required to take any action to protect against any diminution in value of the Collateral. (e) Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, neither the Administrative Agent nor the Collateral Agent shall be

81 required to (i) make or give any determination (including whether a matter is satisfactory to the Administrative Agent or Collateral Agent, or whether to deem a matter necessary, desirable, proper or advisable), agreement, consent, approval, request, notice, consultation, designation, appointment, election, judgment or direction, (ii) file, record or prepare any UCC financing or continuation statements or similar documents or instruments in any jurisdiction for purposes of creating, perfecting or maintaining any Lien or security interest, (iii) make any inspection or (iv) release or sell Collateral or otherwise exercise any rights or remedies of a secured party (including voting rights), in each case, without the written direction of the Requisite Lenders. For the avoidance of doubt, the Collateral Agent shall not be responsible to the Lenders for the perfection of any Lien or for the filing, form, content or renewal of any UCC financing statements, fixture filings, mortgages, deeds of trust and such other documents or instruments, provided, however, that if instructed by the Requisite Lenders and at the expense of the Borrowers, the Collateral Agent shall arrange for the filing and continuation, of financing statements or other filing or recording documents or instruments (collectively, the “Financing Statements”) for the perfection of security interests in the Collateral; provided, that, the Collateral Agent shall not be responsible for the preparation, form, content, sufficiency or adequacy of any such Financing Statements, all of which shall be provided in writing to the Collateral Agent by the Requisite Lenders including the jurisdictions and filing offices where the Collateral Agent is required to file such Financing Statements. (f) Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, before taking or omitting any action to be taken or omitted by the Administrative Agent or Collateral Agent under the terms of this Agreement and the other Transaction Documents, each of the Administrative Agent and Collateral Agent may seek the written direction of the Requisite Lenders (which written direction may be in the form of an e- mail), and each of the Administrative Agent and Collateral Agent shall be entitled to rely (and shall be fully protected in so relying) upon such direction. Neither the Administrative Agent nor the Collateral Agent shall be liable with respect to any action taken or omitted to be taken by it in accordance with such direction. If either the Administrative Agent or Collateral Agent shall request such direction with respect to any action, such Agent shall be entitled to refrain from such action unless and until the Administrative Agent or Collateral Agent shall have received such direction, and neither the Administrative Agent nor Collateral Agent shall incur liability to any Person by reason of so refraining. Any provision of this Agreement or the other Transaction Documents authorizing the Administrative Agent or Collateral Agent to take any action shall not obligate the Administrative Agent or Collateral Agent to take such action. (g) In no event shall the Collateral Agent have any duty, responsibility, obligation or liability with respect to monitoring the Collateral or the condition thereof, or with respect to the perfection of any security interest or the maintenance of any perfection or priority. (h) In acting under the Transaction Documents to which it is a party, each of the Administrative Agent and Collateral Agent shall be entitled to all of the rights, protections, immunities and indemnities set forth in this Agreement. (i) Neither the Administrative Agent nor the Collateral Agent shall be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder or under the other

82 Transaction Documents (including, but not limited to, no obligation to grant any credit extension or to make any advance hereunder). Before acting hereunder, the Administrative Agent and Collateral Agent shall be entitled to request, receive and rely upon such certificates and opinions as it may reasonably determine are appropriate with respect to the satisfaction of any specified circumstances or conditions precedent to such action. Neither the Administrative Agent nor the Collateral Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics or pandemics, government-mandated closures, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters. In no event shall the Administrative Agent or the Collateral Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if such Agent has been advised of the possibility of such damages and regardless of the form of action. (j) Each of the Administrative Agent and Collateral Agent shall be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Requisite Lenders (and shall not be liable for any loss or expense that arises as a result of its failure to act while awaiting such advice or concurrence) and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. (k) The Administrative Agent and the Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken by the Administrative Agent or Collateral Agent in good faith thereon. (l) Delivery of reports, documents and other information to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. (m) The Administrative Agent shall have no responsibility for interest or income on any funds held by it under the Transaction Documents and any funds so held shall be held uninvested pending distribution thereof. (n) The Lenders and any transferees or assignees after the Closing Date will be required to provide to the Administrative Agent or its agents all information, documentation or certifications reasonably requested by the Administrative Agent to permit the Administrative Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations. (o) Notwithstanding any other provision of the Transaction Documents and without limiting the generality of the foregoing provisions, neither the Administrative Agent nor the Collateral Agent shall have any duty, liability or obligation to any party to this Agreement with respect to Receivables or with respect to the proceeds thereof, other than with respect to the standard of care applicable to the Collateral required under Section 9.3(d). The Lenders agree to

83 provide any such direction requested by the Administrative Agent or Collateral Agent within two (2) Business Days of request therefor. (p) Neither the Administrative Agent nor the Collateral Agent shall have any liability for any failure, inability or unwillingness on the part of any Teads Party to provide accurate and complete information on a timely basis to the Administrative Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and neither such Agent shall have any liability for any inaccuracy or error in the performance or observance on the Administrative Agent’s or Collateral Agent’s part of any of its duties hereunder or under the other Transaction Documents that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof. (q) For purposes of clarity, phrases such as “satisfactory to the Administrative Agent,” “approved by the Administrative Agent,” “acceptable to the Administrative Agent,” “as determined by the Administrative Agent,” “in the Administrative Agent’s discretion,” “selected by the Administrative Agent,” “elected by the Administrative Agent,” “requested by the Administrative Agent,” and phrases of similar import that authorize and permit the Administrative Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Administrative Agent receiving written direction from the Requisite Lenders, to take such action or to exercise such rights (it being understood that nothing contained in this Agreement or any other Transaction Document shall impose a duty on the Administrative Agent to make any such determination or take any action independent of such written direction from the Requisite Lenders). For purposes of clarity, phrases such as “satisfactory to the Collateral Agent,” “approved by the Collateral Agent,” “acceptable to the Collateral Agent,” “as determined by the Collateral Agent,” “in the Collateral Agent’s discretion,” “selected by the Collateral Agent,” “elected by the Collateral Agent,” “requested by the Collateral Agent,” and phrases of similar import that authorize and permit the Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Collateral Agent receiving written direction from the Requisite Lenders, to take such action or to exercise such rights (it being understood that nothing contained in this Agreement or any other Transaction Document shall impose a duty on the Collateral Agent to make any such determination or take any action independent of such written direction from the Requisite Lenders). (r) Each of the Administrative Agent and Collateral Agent hereby disclaims any representation or warranty to the Lenders concerning and shall have no responsibility to Lenders for the existence, priority or perfection of the Liens and security interests granted hereunder or under any Transaction Document or in the value of any of the Collateral and shall not be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Collateral Agent makes no representation as to the value, sufficiency or condition of the Collateral or any part thereof, as to the title of each Borrower to the Collateral, as to the security afforded by this Agreement or any other Transaction Document. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall not have any duty to the Lenders as to any Collateral in its possession

84 or in the possession of someone under its control or in the possession or control of any agent or nominee of such Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be under an obligation independently to request or examine insurance coverage with respect to any Collateral. The Collateral Agent shall not be liable for the acts or omissions of any bank, depositary bank, custodian, independent counsel of the Borrowers or any other party selected by the Administrative Agent, the Collateral Agent or the Requisite Lenders with reasonable care or selected by any other party hereto that may hold or possess Collateral or documents related to Collateral and shall not be required to monitor the performance of any such Persons holding Collateral. (s) The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR, ABR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions unrelated to this Agreement that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may (i) select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, or any other Benchmark, Benchmark Replacement or Benchmark Replacement Adjustments, and to make any Conforming Changes, in each case pursuant to the terms of this Agreement, (ii) shall have no liability to the Borrowers, any Lender, any Teads Party or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service and (iii) in making any determination as to the Term SOFR Reference Rate, Term SOFR, Daily Simple SOFR, or any other Benchmark, Benchmark Replacement or Benchmark Replacement Adjustment, or the making of any Conforming Changes, shall be entitled to request and rely on direction from the Requisite Lenders prior to ascertaining or making such determination. Section 9.4. Reliance by the Agent and the Lenders (a) Each of the Agents, the Lenders shall in all cases be entitled to rely, and shall be fully protected in relying, upon (and shall not be liable for so relying upon in the absence of bad faith, gross negligence or willful misconduct) any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, electronic transmission, order or other document or conversation believed by it to be genuine and

85 correct and to have been signed (whether manual, facsimile, .pdf or other electronic signature), sent or made (or authenticated) by the proper Person or Persons, and shall be entitled to presume the genuineness and due authority of any signature (whether manual, facsimile, .pdf or other electronic signature) appearing thereon, and upon advice and statements of legal counsel (including, without limitation, counsel to the Teads Parties), independent accountants and other experts selected by such Agent, the Administrative Agent or such Lender. In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. Each of the Administrative Agent and Collateral Agent may request instructions from the Requisite Lenders (or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Transaction Documents) prior to taking any action or enter into any amendments, modifications or supplements, making any determination (including as to whether any agreement, document or instrument is in form and substance satisfactory to such Agent), making any calculation (which shall be computed by the Requisite Lenders), sending any notice, making a selection or request (including failing to make a selection or request), exercising any voting rights or powers (including failing to exercise any voting rights or powers) or providing any consent or approval (including failing to provide any consent or approval) in connection with this Agreement or any of the other Transaction Documents and may refrain (and shall incur no liability from so refraining) from taking or omitting to take any act or making any such determination, calculation, selection, request, exercising such voting rights or powers or providing such notice, approval or consent or entering into or any amendments, modifications or supplements until it receives such instruction (or calculation, as applicable) from the Requisite Lenders (or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Transaction Documents), in each case as it reasonably deems appropriate (and until such instructions and indemnity, as applicable, are received, each of the Administrative Agent and the Collateral Agent may (but shall not be obligated to) act, or refrain from acting, as it deems advisable in good faith in the interests of the Lenders). Each of the Administrative Agent and Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transaction Documents in accordance with a request of the Requisite Lenders (or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Transaction Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Advances. Notwithstanding any other provisions set forth in this Agreement or any other Transaction Documents, each Agent shall not be required to take any action that is in its opinion contrary to applicable Law (including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law (or any similar laws)) or that may effect a forfeiture, modification or termination of property of a Lender in violation of any Debtor Relief Law (or any similar laws) or the terms of any of the Transaction Documents or that would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability. Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement or funding its Advances, shall be deemed to have acknowledged receipt of, and consented to and approved, each Transaction Document and each other document required to be approved by any Agent, the Administrative Agent, the Requisite Lenders or Lenders, as applicable on the Closing Date or as of, or prior to, the date of funding such Advance. On any applicable date

86 of determination, upon request, the Administrative Agent shall be required to calculate whether a particular group of Lenders constitutes the Requisite Lenders. The Administrative Agent shall not be required to remit payments, the proceeds of Collateral or any other funds to the Lenders or any other Secured Parties herein other than in accordance with the Transaction Documents. (b) Any action taken by the Administrative Agent or Collateral Agent in accordance with Section 9.4(a) shall be binding upon all Lenders. Section 9.5. Notice of Amortization Events. The Agents, the Lenders shall not be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event, or the Facility Termination Date, unless such Lender, the Administrative Agent or an officer of such Agent in the corporate trust department who is responsible for this Agreement, as the case may be, has received written notice from another party referring to this Agreement, stating that an Amortization Event or Potential Amortization Event has occurred hereunder, or a Facility Termination Date has occurred, and describing such event. In the event that an Agent or one of the Lenders receives such a notice, it shall promptly give notice thereof to the other Lenders. The Administrative Agent shall take such action with respect to such Amortization Event or Potential Amortization Event as shall be directed by the Requisite Lenders (or, if so specified by this Agreement, all Lenders or such number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Transaction Documents); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Amortization Event, Potential Amortization Event or Facility Termination Date, as it shall deem advisable in good faith in the interests of the Lenders. Section 9.6. Non-Reliance on the Agents or Other Lender. Each of the Lenders expressly acknowledges that the Agents, the other Lenders, and the respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates of any of the foregoing has made no representations or warranties to it and that no act by the Agents or any other Lender hereafter taken, including, without limitation, any review of the affairs of the Teads Parties or any of their Affiliates, shall be deemed to constitute any representation or warranty by any Agent or such other Lender. Each of the Lenders also represents and warrants to the Agents and the other Lenders that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Teads Parties and their Affiliates and made its own decision to enter into this Agreement. Each of the Lenders also represents that it will, independently and without reliance upon any of the Agents or the other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Teads Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent, the Agents, the Lenders and the respective Affiliates of the foregoing, shall have no duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition

87 or creditworthiness of the Teads Parties which may come into the possession of such Person or any of its respective officers, directors, managers, employees, agents, advisors, attorneys-in-fact or affiliates. Section 9.7. Indemnification of the Agents. The Lenders severally agree to indemnify each Agent and their respective officers, directors, employees, affiliates, agents, advisors and controlling persons (to the extent not timely reimbursed by the Teads Parties and without limiting the obligation of the Teads Parties to do so), ratably in accordance with their respective Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against such Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Agent or such Person, as the case may be, as finally determined by a court of competent jurisdiction; provided, however, no action taken or not taken in accordance with the directions of the Requisite Lenders or such other percentage of Lenders as shall be necessary hereunder, as applicable, shall be deemed to constitute gross negligence, bad faith or willful misconduct). Without limiting the generality of the foregoing, if any amount shall be payable by the Collateral Agent to a Collection Bank under a Control Agreement, including without limitation any amounts for the fees, expenses or indemnities of a Collection Bank, or if a Collection Bank shall otherwise make any claim upon the Collateral Agent under such agreement, then each Lender shall be jointly and severally liable to pay such amount to the Collateral Agent promptly and in any event within five (5) days of demand therefor from the Collateral Agent, and the Collateral Agent shall not be required to demand payment of such amount from the Borrowers prior to demanding payment of such amount from the Lenders. To the extent the Borrowers or the Master Servicer, for any reason, fails to indefeasibly pay any amount required to be paid to the Administrative Agent or the Collateral Agent under Section 8.1, Section 8.2 or Section 8.4 of this Agreement, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Revolving Commitment at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such pro rata share. Section 9.8. Each Agent in Its Individual Capacity. Each Agent in its individual capacity and the affiliates thereof may make loans to, accept deposits from and generally engage in any kind of business with the Teads Parties and their Affiliates as though such Agent were not an Agent hereunder. With respect to its Advances, if any, each Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity, if applicable.

88 Section 9.9. Successor Administrative Agent; Successor Collateral Agent. (a) The Administrative Agent and Collateral Agent may at any time give no less than thirty (30) days’ written notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, with, prior to the occurrence of an Amortization Event, the consent of the Borrowers, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent and Collateral Agent gives notice of its resignation (or such earlier day as shall be agreed by the Lenders) (the “Resignation Closing Date”), then the retiring Administrative Agent and Collateral Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent and Collateral Agent meeting the qualifications set forth above. If no such successor shall have been so appointed by the Requisite Lenders within sixty (60) days after the retiring Administrative Agent’s and Collateral Agent’s giving of notice of resignation, the departing Administrative Agent and Collateral Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent and Collateral Agent. (b) Upon resignation or replacement of any Administrative Agent and Collateral Agent in accordance with this Section 9.9, the retiring Agent shall execute or authorize the filing of such UCC-3 assignments and amendments, and assignments and amendments of the Transaction Documents, as may be directed by the Requisite Lenders to give effect to its replacement by a successor Administrative Agent and Collateral Agent. After any retiring Administrative Agent’s and Collateral Agent’s resignation hereunder as Administrative Agent and Collateral Agent, the provisions of Article VIII and this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and Collateral Agent under this Agreement. (c) If an Insolvency Proceeding is initiated by or against the Person serving as Administrative Agent or Collateral Agent, or if the Administrative Agent or Collateral Agent is generally unable to pay its debts as they come due or admits in writing its inability to pay its debts they become due or makes a general assignment for the benefit of creditors, then the Requisite Lenders may, to the extent permitted by applicable law, by written notice in writing to the Borrowers and such Person remove such Person as Administrative Agent or Collateral Agent, as the case may be, and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within sixty (60) days after delivery of such notice (or such earlier day as shall be agreed by the Lenders) (the “Removal Closing Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Closing Date and the Requisite Lenders may petition a court of competent jurisdiction to appoint a successor Administrative Agent and Collateral Agent. (d) With effect from the Resignation Closing Date or the Removal Closing Date (as applicable), (1) the retiring or removed Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security held by the Collateral Agent under any of the

89 Transaction Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security in a custodial capacity only until such time as a successor Collateral Agent is appointed or such Administrative Agent may deposit such security with a court of competent jurisdiction (at the expense of Lenders)) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent and Collateral Agent, all payments, communications and determinations to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent or Collateral Agent as of the Resignation Closing Date or the Removal Closing Date, as applicable), and the retiring or removed Administrative Agent and Collateral Agent shall be discharged from all of their duties and obligations hereunder or under the other Transaction Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s and Collateral Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of Article VIII and this Article IX shall continue in effect for the benefit of such retiring or removed Administrative Agent and Collateral Agent, their sub agents and their respective officers, directors, managers, employees, agents, advisors, attorneys-in-fact or affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent and Collateral Agent was acting as Administrative Agent or Collateral Agent, as applicable. (e) Any Person into which the Administrative Agent or Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any Person succeeding to the corporate trust services business of the Administrative Agent or Collateral Agent shall be the successor of such Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto. Section 9.10. UCC Filings. Each of the Lenders hereby expressly recognizes and agrees that the Collateral Agent may be designated as the secured party of record on the various UCC filings required to be made under this Agreement and the party entitled to amend, release and terminate the UCC filings under each Purchase and Sale Agreement in order to perfect their respective interests in the Pool Receivables, Collections and Related Security, that such designation shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Lenders and that such listing will not affect in any way the status of the Lenders as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Collateral Agent other than those expressly and specifically undertaken in accordance with this Article IX. Section 9.11. Administrative Agent. The Administrative Agent shall not have any duties or responsibilities hereunder in its capacity as such unless otherwise expressly provided for herein.

90 Section 9.12. Collateral Agent appointed under articles 2488 et seq. of the French Civil Code. (a) Without limiting any other right and obligation of the Collateral Agent under this Agreement, this Section 9.12 shall apply in relation to the French Collateral Documents and the French Lien. (b) Each Secured Party: (i) irrevocably and unconditionally appoints the Collateral Agent to act as security agent (agent des sûretés) pursuant to articles 2488-6 and following of the French Civil Code in respect of the French Lien; (ii) irrevocably authorises, empowers and directs the Collateral Agent (by itself or by such person(s) as it may nominate) acting in such capacity within the meaning of article 2488-6 of the French Civil Code, without limitation and notwithstanding any other rights conferred upon the Collateral Agent under this Agreement to: (iii) take, register, manage and enforce any French Lien in the name of the Collateral Agent for the benefit of (au profit de) such Secured Party; (iv) negotiate and execute, in its name and for the benefit of the Secured Parties, the French Collateral Documents (and any ancillary document in connection therewith); (v) perform the duties and exercise the rights, powers, prerogatives and discretions that are specifically granted to it under or in connection with the French Collateral Documents; (vi) release the French Lien as provided in Transaction Documents; and (vii) take any action and exercise any right, power, prerogative and discretion upon the terms and conditions set out in this Agreement or under or in connection with the French Collateral Documents and more generally to take any action to protect the rights of the Secured Parties under or in connection with any French Lien, in each case together with any other right, power, prerogative and discretion which are incidental thereto; and (viii) confirms that the appointment of the Collateral Agent under this Section 9.12 shall remain in full force and effect until the repayment, satisfaction or discharge of all obligations under any Transaction Document. (c) The Collateral Agent: (d) accepts its appointment as security agent (agent des sûretés) pursuant to this Section 9.12; and

91 (e) acknowledges that it shall act in its own name for the benefit of the Secured Parties for the purposes of the French Lien and the French Collateral Documents, (f) in each case, in accordance with articles 2488-6 and following of the French Civil Code and the provisions of this Agreement and accordingly any action taken by the Collateral Agent in connection with or for the purposes of the French Lien and the French Collateral Documents in accordance with this Agreement and the French Collateral Documents shall be deemed to be taken by the Collateral Agent acting as security agent in its own name and for the benefit of the Secured Parties. (g) Any change of Collateral Agent appointed pursuant to this Section 9.12 shall be made in accordance with Section 9.9 (Successor Administrative Agent; Successor Collateral Agent) of this Agreement (remplacement conventionnel) or article 2488-11 of the French Civil Code (remplacement judiciaire). (h) With respect to any French Collateral Document, any reference in this Agreement to the Collateral Agent acting as agent or trustee shall be deemed to include a reference to the Collateral Agent acting as agent des sûretés as referred to in this Section 9.12. Section 9.13. Erroneous Payments. (a) If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Prime Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender,

92 hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.12(b). (c) Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Revolving Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Revolving Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Advances to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed

93 to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Revolving Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Revolving Commitments of any Lender and such Revolving Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Teads Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Teads Party for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

94 ARTICLE X. ASSIGNMENTS; PARTICIPATIONS Section 10.1. Assignments and Transfer of Commitments. Each Lender shall have the right at any time or times to assign or transfer, without recourse, all or a portion of (a) that Lender’s Revolving Commitments, and (b) all or a portion of the Advances made by that Lender; provided, however, in each such case, that the transferor and the transferee shall have complied with the following requirements: (a) Agreement; Transfer Fee. Unless the transfer shall be due to merger of the transferor or for regulatory purposes, the transferor (A) shall remit to the Administrative Agent, for its own account, an administrative fee of three thousand five hundred 00/100 Dollars ($3,500.00) and (B) shall cause the transferee to execute and deliver to the Borrowers, the Administrative Agent and each Lender an Assignment Agreement, in the form of Exhibit V attached hereto and made a part hereof (an “Assignment Agreement”) together with the consents thereto in writing. (b) Consent. Except for an assignment by a Lender to an Affiliate of such Lender, any other Lender or any Affiliate of such other Lender, each such assignment shall require the prior written consent of the Borrowers (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that such consent shall not be required if an Amortization Event has occurred and is continuing. Upon satisfaction of the requirements of this Section 10.1, including the payment of the fee and the delivery of the documents set forth above and the recording of the transfer or assignment in the Register, (A) the transferee shall become and thereafter be deemed to be a “Lender” for the purposes of this Agreement, (B) if the transferor transfers all of its interest, the transferor shall cease to be and thereafter shall no longer be deemed to be a “Lender” and shall have no further rights or obligations under or in connection herewith, and (C) the signature pages hereof and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such transfer. Section 10.2. The Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a copy of each Assignment Agreement delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Revolving Commitment, Percentage, and principal amount (and stated interest) of the Advances owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, with respect to such information, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any interest in or with respect to the Advances under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-

95 1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent. Section 10.3. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment Agreement, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation and warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (b) The assigning Lender makes no representation or warranty and assumes no responsibility of the financial condition of any Teads Party or any other Person primarily or secondarily liable in respect of any of the Indebtedness of the Borrowers to the Lenders, or the performance or observance by any Teads Party or any other Person primarily or secondarily liable in respect of any of the Indebtedness of the Borrowers to the Lenders or any of their obligations under this Agreement or any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (c) Such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment Agreement; (d) Such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) Such assignee appoints and authorizes the Administrative Agent and the Collateral Agent, as applicable, to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents to which the Administrative Agent or the Collateral Agent is a party as are delegated to the Administrative Agent or the Collateral Agent by the terms hereof or thereof; (f) Such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and (g) Such assignee represents and warrants that it is legally authorized to enter into such Assignment Agreement. Section 10.4. No Assignment to Borrower. No such assignment shall be made to the Borrowers.

96 Section 10.5. No Assignment to Natural Persons. No such assignment shall be made to a natural Person. Section 10.6. No Assignment to the Performance Guarantor. No such assignment shall be made to the Performance Guarantor or any of its Affiliates. Section 10.7. Participations. Each Lender shall have the right at any time or times, without the consent of any other party, to sell one or more participations or sub-participations to one or more assignees, in all or any part of that Lender’s Revolving Commitment and Advances made by that Lender other than to a natural Person. (a) Rights Reserved. In the event any Lender shall sell any participation or sub- participation, that Lender shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against the Borrowers the Transaction Documents and any and all other documents in connection therewith) and duties pursuant to the Transaction Documents and any and all other documents in connection therewith, including, without limitation, that Lender’s right to approve any waiver, consent or amendment pursuant to Section 12.1; provided, however, any such participation shall be in a minimum amount of two hundred fifty thousand and 00/100 Dollars ($250,000.00) and (b) any agreement or instrument pursuant to which a Lender sells such a participation may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) through (viii) of the first proviso to Section 12.1(b) that directly that affects such Participant. The Borrowers hereby acknowledge and agree that the participant under each participation (the “Participant”) shall for purposes of Sections 8.3 and 8.5 be considered to be a “Lender”. Except as otherwise set forth herein, no participant shall have any rights or obligations hereunder, the Borrowers and the Administrative Agent shall continue to deal solely and directly with the Lenders in connection with the Lenders’ rights and obligations under this Agreement. The Borrowers agree that each Participant shall be entitled to the benefits of Section 8.5 (subject to the requirements and limitations therein, including the requirements under Section 8.5(A)(g) (it being understood that the documentation required under Section 8.5(A)(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.1; provided that such Participant (A) agrees to be subject to the provisions of Section 8.5(A)(d) as if it were an assignee under Section 10.1; and (B) shall not be entitled to receive any greater payment under Section 8.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any applicable Law or interpretation of any applicable Law by any Governmental Authority that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations issued thereunder on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such

97 disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under the Code or Treasury Regulations, including without limitation Section 5f.103-1(c) or under Proposed Section 1.163-5 of the United States Treasury Regulations (or, in each case, any amended or successor version) or such Lender’s compliance with Section 10.8. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (b) No Delegation. No participation shall operate as a delegation of any duty of the seller thereof. Under no circumstances shall any participation be deemed a novation in respect of all or any part of the seller’s obligations pursuant to this Agreement. Section 10.8. Pledge by Lenders. Notwithstanding any other provision of this Article X, any Lender may at any time pledge all or any portion of its interest and rights under the Transaction Documents to any of the federal reserve banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Transaction Documents. ARTICLE XI. GRANT OF SECURITY INTEREST Section 11.1. Grant of Security Interest. In addition to the interests which the Lenders may from time to time acquire pursuant hereto, each Borrower hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a continuing Security Interest in all of such Borrower’s right, title and interest in, to and under, whether now existing or hereinafter acquired and wherever located: all Pool Receivables, all Related Security, all Collections, each Transaction Account and other rights and payments relating to such Pool Receivables and Related Security, each Transaction Document (other than this Agreement) and all rights, remedies, powers, privileges and claims thereunder or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to such Borrower at law or equity), including the right to enforce each such Transaction Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as such Borrower could but for the collateral assignment and security interest granted to the Collateral Agent under this Agreement, in each case, whether now existing or hereafter arising, and all proceeds of any of the foregoing (collectively, the “Collateral”), to secure the prompt and complete payment of the Borrower Obligations and the performance of all of such Borrower’s obligations under the Transaction Documents. The Collateral Agent is hereby authorized (but not obligated) to file a financing statement in form and substance reasonably satisfactory to the Requisite Lenders naming such Borrower as the debtor and describing the collateral covered thereby as “all assets and the proceeds thereof, whether now existing or hereafter arising.” The Collateral Agent, for the benefit of the Secured Parties, shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. Notwithstanding anything to the contrary in this Section 11.1, to the extent that the Collateral includes UK Receivables, UK

98 Collection Accounts or other assets in respect of which a security interest is granted under any UK Collateral Document, the security interest in such assets shall be created, governed by and construed in accordance with the UK Collateral Documents and the laws of England and Wales, and the provisions of this Section 11.1 (including the UCC remedies referred to herein) shall not apply to such assets to the extent inconsistent with the terms of the applicable UK Collateral Document. In the event of any conflict between the terms of this Section 11.1 and the terms of any UK Collateral Document in respect of the UK Receivables, the UK Collection Accounts or any other assets subject to security under a UK Collateral Document, the terms of the applicable UK Collateral Document shall prevail Section 11.2. Attachment. Each Borrower agrees that the security interests created by this Agreement are intended to attach (a) with respect to Collateral that is now in existence, upon execution of this Agreement, and (b) with respect to Collateral that comes into existence in the future, upon such Borrower acquiring rights in the Collateral or the power to transfer rights in the Collateral to the Collateral Agent. In each case, the parties do not intend to postpone the attachment of any security interests created by this Agreement. Each Borrower acknowledges that (a) value has been given, (b) such Borrower has rights in the Collateral (other than after-acquired Collateral) in which it has granted a security interest hereunder and (c) this Agreement constitutes a “security agreement” as that term is defined in the UCC. Section 11.3. Enforceability of Security Interest over Italian-Law Governed Receivables. The parties acknowledge and agree that, notwithstanding the creation and continuing validity as between the parties hereto of the Security Interest granted pursuant to Section 11.1 above (which shall be governed by, and effective in accordance with, the laws of the State of New York as provided in Section 12.7), in order for such Security Interest over any Pool Receivables that are governed by the laws of the Republic of Italy and that have been assigned by the Italian Originator to the Malta Borrower in the context of the Programme (the "Italian-Law Governed Receivables") to be enforceable against (opponibile) the Obligors and any relevant third parties, the Malta Borrower shall procure that notice of such Security Interest is given to the relevant Obligors by means of a notification bearing a certain date at law (data certa) within the meaning of Article 2704 of the Italian Civil Code, in accordance with the requirements of Articles 1264 and 1265 of the Italian Civil Code and any other applicable provision of Italian law (each such notification, an "Italian Security Interest Notification"). Each Italian Security Interest Notification shall be delivered, following the occurrence of an Amortization Event, to each relevant Obligor in accordance with the terms, timing and procedures to be agreed between the Malta Borrower, the Collateral Agent and the Administrative Agent (acting at the direction of the Requisite Lenders) ARTICLE XII. MISCELLANEOUS Section 12.1. Waivers and Amendments. (a) No failure or delay on the part of the Administrative Agent, the Collateral Agent or any of the Lenders in exercising any power, right or remedy under this Agreement shall

99 operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 12.1(b), except as set out in Section 1.8. This Agreement and the provisions hereof may only be amended, supplemented, modified or waived in a writing signed by the Borrowers, the Master Servicer, the Administrative Agent, the Collateral Agent and the Requisite Lenders; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender and, solely with respect to clause (x) below, the Reporting Services Provider, do any of the following: (i) waive any of the conditions specified in Sections 4.1 or 4.2 except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders; (ii) change the order of priority in which Collections are applied pursuant to Section 2.1; (iii) increase any Revolving Commitment of any Lender or subject the Lenders to any additional obligations; (iv) extend the scheduled final maturity of any Advance or postpone or extend any Payment Date; (v) reduce the principal amount of any Advance (other than by the payment or prepayment thereof); (vi) reduce the rate of interest on any Advance, any Call Premium or any fee payable hereunder; (vii) reduce or postpone any scheduled date fixed for payment of interest, Call Premium or fees to such Lender; (viii) release all or substantially all of the Collateral or subordinate any Lien securing the Borrower Obligations, except in connection with any sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); (ix) change (directly or indirectly) the definitions of Defaulted Receivable, Eligible Receivable, Facility Limit, Final Payout Date or Required Reserves contained in this Agreement; provided that the foregoing shall not limit the discretion of the Administrative Agent (acting at the direction of the Requisite Lenders) or the Requisite Lenders to, in consultation with the Borrowers, change,

100 establish or eliminate any Required Reserves in connection with the review of the results of a field exam conducted in accordance with Section 5.1(l); (x) change any of the rights or obligations of the Reporting Services Provider or any definitions that are relevant in connection with the reports it produces and/or calculations it makes in performing the services contemplated by the Reporting Services Agreement; or (xi) amend this Section 12.1 or the definition of the term “Requisite Lenders.” Section 12.2. Notices. Except as provided in this Section 12.2, all communications and notices provided for hereunder shall be in writing (including email, bank wire, facsimile or electronic transmission or similar writing) and shall be given to the other parties hereto at their respective addresses, email addresses or facsimile numbers set forth on Schedule 12.2 hereto or at such other address, email address or facsimile number as such Person may hereafter specify in writing for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by facsimile or email, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 12.2. Section 12.3. Setoff; Ratable Payments. (a) If an Amortization Event shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Transaction Document to such Lender or its respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. (b) The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrowers, the Master Servicer, the Administrative Agent and the Collateral Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The provisions of this Section 12.3 shall not be construed to apply to any payment made by the Borrowers or the Master Servicer pursuant to and in accordance with the express terms of this Agreement.

101 (c) If any Lender, whether by setoff or otherwise, has received payments (other than payments received pursuant to Section 8.3) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such payments, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such payments held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such payment; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Section 12.4. Intended Tax Characterization. The parties hereto intend and agree that, for the purposes of all Taxes, each Advance constitutes Indebtedness that (i) is secured by the Pool Receivables, all Related Security and all Collections with respect thereto and (ii) is not a “contingent payment debt instrument” within the meaning of Section 1.1275-4 of Treasury Regulations (the “Intended Tax Characterization”). Except to the extent otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code or any similar provision of state or local tax law), the Lenders and the Borrowers hereto agree to report and otherwise to act for the purposes of all Taxes in a manner consistent with the Intended Tax Characterization. Section 12.5. Protection of Ownership and Security Interests. (a) Each Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary or desirable, or that the Collateral Agent (acting at the direction of the Requisite Lenders) may reasonably request, to perfect, protect or more fully evidence the Collateral Agent’s Security Interest (on behalf of the Secured Parties) in the Collateral, or to enable the Collateral Agent or the Lenders to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of an Amortization Event, the Collateral Agent (acting at the direction of the Requisite Lenders) may direct each Borrower or the Master Servicer to notify the Obligors of Pool Receivables, at such Borrower’s expense, of the Security Interests of the Collateral Agent (on behalf of the Secured Parties) under this Agreement, and if such notification is not made within three (3) days after the Collateral Agent has so directed such Borrower and the Master Servicer, the Collateral Agent (acting at the direction of the Requisite Lenders) may make such notification. Each Borrower or the Master Servicer (as applicable) shall, at the Collateral Agent’s or any Lender’s request, withhold the identity of the Collateral Agent or such Lender in any such notification. (b) If the Borrowers or Master Servicer fails to perform any of its obligations hereunder and the Borrowers or the Master Servicer have failed to promptly comply with a request by the Administrative Agent to perform such obligation after the expiration of any grace period applicable thereto, the Administrative Agent (acting at the direction of the Requisite Lenders) or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Collateral Agent’s or such Lender’s fees, costs and expenses incurred in connection therewith shall be payable by the Borrowers as provided in Section 8.4.

102 Section 12.6. Confidentiality. (a) Each Agent and each Lender agree to keep confidential all information obtained from the Teads Parties, other than any such information that is available to such Agent or any Lender on a nonconfidential basis prior to disclosure by any Teads Parties, and to use such information only in connection with this Agreement and for the purposes contemplated hereby. Each Agent and each Lender shall be permitted to disclose such information (i) to outside legal counsel, accountants, other professional advisors, and Affiliates who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality of such information in accordance with the terms hereof, (ii) to assignees and Participants, and prospective assignees and Participants, subject to the agreement of such Persons to maintain the confidentiality of such information in accordance with the terms hereof, (iii) to the extent permitted by applicable Law, with notice to the applicable Teads Party, to the extent requested by any bank regulatory authority or as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement or the other Transaction Documents, (iv) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (v) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (vi) if the applicable Teads Party shall have consented, in writing, to such disclosure. Notwithstanding anything herein to the contrary, the information subject to this Section 12.6 shall not include, and each Agent, the Lenders may disclose without limitation of any kind, any information with respect to the “Tax treatment” and “Tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Agent or such Lender relating to such Tax treatment and Tax structure; provided that with respect to any document or similar item that in either case contains information concerning the Tax treatment or Tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the Tax treatment or Tax structure of the Advances and transactions contemplated hereby. (b) The Lenders acknowledge that (i) the information obtained from the Teads Parties may include material non-public information concerning the Teads Parties, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. Section 12.7. CHOICE OF LAW. THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

103 Section 12.8. CONSENT TO JURISDICTION. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK (OR ANY APPELLATE COURT THEREFROM), IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENTS OR THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWERS OR THE MASTER SERVICER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWERS OR THE MASTER SERVICER AGAINST THE AGENTS OR THE LENDERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK. Section 12.9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY TEADS PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER. Section 12.10. Integration; Binding Effect; Survival of Terms. (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) the indemnification and payment provisions of Article VIII, (ii) Sections 12.6 through and including 12.9 and (iii) Sections 9.7 and 12.13, shall be continuing and shall survive any termination of this Agreement or any resignation or removal of the Administrative Agent or Collateral Agent. (c) In the event of any conflict between the rights of the Borrowers or the Master Servicer to withdraw and transfer funds from a Collection Account under this Agreement

104 and the right the Borrowers or the Master Servicer to withdraw and transfer funds from a Collection Account under a Control Agreement, this Agreement shall govern. Section 12.11. Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” means articles and sections of, and schedules and exhibits to, this Agreement. Section 12.12. Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof. Section 12.13. Bankruptcy Petition. The Master Servicer hereby covenants and agrees that, prior to the date that is one (1) year and one (1) day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Borrowers any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the Laws of the United States or any state of the United States. Section 12.14. USA PATRIOT Act. (a) Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers and the Master Servicer that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Teads Parties and their respective Subsidiaries, which information includes the name and address of the Teads Parties and their respective Subsidiaries and other information that will allow such Lenders to identify such parties in accordance with the USA PATRIOT Act. (b) The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Administrative Agent, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Administrative Agent. Each Borrower hereby agrees that it shall provide the Administrative Agent with such information as it may request including, but not limited to, such Borrower’s name, physical address, tax

105 identification number and other information that will help the Administrative Agent to identify and verify such Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Section 12.15. Divisions. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person. Section 12.16. No Fiduciary Duty. The Administrative Agent, the Collateral Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrowers or their Affiliates. Each Borrower agrees that nothing in the Transaction Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Borrower or its Affiliates, on the other. Each Borrower acknowledges and agrees that (i) the transactions contemplated by the Transaction Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower or its Affiliates on other matters) or any other obligation to any Borrower except the obligations expressly set forth in the Transaction Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrowers, its management, creditors or any other Person. Each Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower, in connection with such transaction or the process leading thereto. Section 12.17. No Liability, Non-Petition and Limited Recourse in Favor of the Borrowers. (a) No Liability. Notwithstanding any other provision of this Agreement or the Transaction Documents, no recourse under any obligation, covenant, or agreement of any party (acting in any capacity whatsoever) contained in this Agreement shall be had against any shareholder, officer, director, employee or agent of any Borrower as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood this Agreement is a corporate obligation of each Borrower, and no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or directors of any Borrower as such, or any of them, under or by reason of any of the obligations, covenants or agreements contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any Borrower of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or director is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

106 (b) Non-Petition. Notwithstanding any other provision of this Agreement, only the Collateral Agent may pursue the remedies available under the general law or under the Collateral Documents to enforce the Collateral and no other party hereto shall be entitled to proceed directly against the Borrowers to enforce the Collateral. Each party hereto (other than the Borrowers and the Collateral Agent) agrees with and acknowledges to each Borrower and the Collateral Agent, and the Collateral Agent agrees with and acknowledges to the Borrowers, that: (i) none of the parties hereto (nor any person on their behalf, other than the Collateral Agent where appropriate) are entitled, otherwise than as permitted by the Transaction Documents, to direct the Collateral Agent to enforce the Security or take any proceedings against any Borrower to enforce the Security; (ii) none of the parties hereto (other than the Collateral Agent acting in accordance with the provisions of the Credit and Security Agreement and the Collateral Agreement) shall have the right to take or join any person in taking any steps against any Borrower for the purpose of obtaining payment of any amount due from such Borrower to any of such parties hereto, except for proceedings to obtain a declaration or similar judgment order as to the obligations or liabilities of such Borrower; (iii) until the date falling one year after the Final Payout Date none of the parties hereto nor any person on their behalf shall initiate or join any person in initiating an Insolvency Proceeding or the appointment of an Insolvency Official in relation to any Borrower, except for proving or lodging a claim in Insolvency Proceedings of such Borrower initiated by another party; and (iv) none of the parties hereto shall be entitled to take or join in the taking of any corporate action, legal proceedings or other procedure or step which would result in the payments priorities specified in Article II of the Credit and Security Agreement not being complied with. (c) Limited Recourse. Each party hereto (other than the Borrowers and, in accordance with the provisions of this Agreement, the Collateral Agent) agrees with each Borrower and the Collateral Agent, and the Collateral Agent agrees with the Borrowers, that notwithstanding any other provision of any Transaction Document, all obligations of each Borrower to such party hereto, including, without limitation, the Borrower Obligations, are limited in recourse as set out below: (i) it will have a claim only in respect of the Collateral and will not have any claim, by operation of law or otherwise, against, or recourse to any of such Borrower's other assets or its contributed capital; (ii) sums payable to each party hereto in respect of such Borrower's obligations to such party hereto shall be limited to the lesser of (a) the aggregate amount of all sums due and payable to such party hereto and (b) the aggregate amounts received, realised or otherwise recovered by or for the account of such Borrower in respect of the Collateral whether pursuant to enforcement of the

107 Collateral or otherwise, net of any sums which are payable by such Borrower in accordance with the payments priorities specified in Article II of the Credit and Security Agreement in priority to or pari passu with sums payable to such party hereto; and (iii) upon the Collateral Agent (acting at the direction of the requisite Lenders) giving written notice to the relevant parties hereto that it has determined in its sole opinion, that there is no reasonable likelihood of there being any further realisations in respect of the charged property (whether arising from an enforcement of the Security or otherwise) which would be available to pay unpaid amounts outstanding under the relevant Transaction Documents, the relevant party hereto shall have no further claim against such Borrower in respect of any such unpaid amounts and such unpaid amounts shall be extinguished and discharged in full. (iv) The provisions of this Section 12.17 shall survive termination of the Transaction Documents. Section 12.18. Third Party Beneficiaries. Except as expressly as set forth in this Agreement, nothing in the Transaction Documents shall give to any Person, other than the parties hereto, the Lenders, and their respective successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement. Section 12.19. Liability of Reporting Services Provider. On and after the Reporting Services Transition Date, any claim (including any non-contractual claim) of any party to the Transaction Documents (other than the Reporting Services Provider) (the “Relevant Parties”) against the Reporting Services Provider under or in connection with any Transaction Document, and the liability of the Reporting Services Provider in connection therewith, is subject to the limitations (including financial limits) of liability, statements of no, or that qualify, responsibility and/or exclusions of liability that benefit the Reporting Services Provider and are set out in the Reporting Services Agreement (the "Relevant RSA Provisions"). The Relevant RSA Provisions and related definitions in the Reporting Services Agreement are set out in this Agreement mutatis mutandis and the financial limit(s) of liability of the Reporting Services Provider set out the Reporting Services Agreement shall take effect as an aggregate limit of liability of the Reporting Services Provider to all Relevant Parties (taken together). The Reporting Services Provider shall have no obligations under the Transaction Documents until the Reporting Services Transition Date. Any duty of care that the Reporting Services Provider may owe in law in connection with any Transaction Document is owed by the Reporting Services Provider only to the Borrowers. Section 12.20. Electronic Execution. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby (including amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act,

108 the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. [Remainder of page intentionally left blank.]

[Signature Page to the Credit and Security Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof. FF CAYMAN AR LTD By: /s/ Seung Joon Sung Name: Seung Joon Sung Title: Director FF MALTA AR LTD. By: /s/ Seung Joon Sung Name: Seung Joon Sung Title: Director OT MIDCO INC. By: /s/ Veronica Gonzalez Name: Veronica Gonzalez Title: Secretary

[Signature Page to the Credit and Security Agreement] FIS CAPITAL MARKETS UK LIMITED, as Reporting Services Provider By: /s/ Diego Palacios Name: Diego Palacios Title: Authorised Signatory By: /s/ Francois Terrade Name: Francois Terrade Title: Authorised Signatory

[Signature Page to the Credit and Security Agreement] SOUND POINT STRATEGIC MASTER FUND III (CAYMAN), LP, as Lender By: /s/ Vince D’Arpino Name: Vince D’Arpino Title: Authorized Signatory

[Signature Page to the Credit and Security Agreement] SOUND POINT AGENCY LLC, as Collateral Agent By: /s/ Vince D’Arpino Name: Vince D’Arpino Title: Authorized Signatory SOUND POINT AGENCY LLC, as Administrative Agent By: /s/ Vince D’Arpino Name: Vince D’Arpino Title: Authorized Signatory

EXHIBIT I DEFINITIONS Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person (other than the Borrowers) shall be deemed to include such Person’s successors and permitted assigns, and (ii) to any law, agreement, statute or contract specifically defined or referred to in this Agreement shall be deemed references to such law, agreement, statute or contract as the same may be supplemented, amended, waived, consolidated, replaced or modified from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof. The words “herein,” “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement, and references to “Article,” “Section,” “clause,” “Exhibit,” “Schedule” and “Appendix” are references to this Agreement unless otherwise specified. Whenever the context so requires, words importing any gender include the other gender. Any of the defined terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference; the singular includes the plural and the plural includes the singular. The word “or” shall not be exclusive. All accounting terms not otherwise defined in this Agreement have the meanings assigned them in conformity with GAAP. All terms used in Article 9 of the UCC and not specifically defined in this Agreement shall be defined herein and in the Transaction Documents as such terms are defined in the UCC as in effect in the State of New York. Each reference to this Agreement, any other Transaction Document, or any other agreement shall be a reference to such agreement together with all exhibits, schedules, attachments and appendices thereto, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof. References to “writing” include electronic mail, facsimile, printing, typing, lithography and other means of reproducing words in a tangible visible form including computer- generated information accessible in tangible visible form. References to “written” include faxed, printed, typed, lithographed and other means of reproducing words or symbols in a tangible visible form consistent with the preceding sentence. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. Unless otherwise expressly provided herein, any period of time ending on a day which is not a Business Day shall end on the next succeeding Business Day. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” In addition, as used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “2030 Indenture” means that certain Indenture, dated as of February 11, 2025, among OT Midco Inc., as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee, in respect of the $637,500,000 10.000% Senior Secured Notes Due 2030.

“ABR” means, on any date of determination, a rate per annum equal to the higher as of such day of (i) the Prime Rate or (ii) one-half of one percent (0.50%) above the Federal Funds Rate; provided, however, if ABR as determined above would be less than the Floor, then such rate shall be deemed to be the Floor. For purposes of determining the ABR for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change. “Administrative Agent” has the meaning set forth in the preamble to this Agreement. “Administrative Agent’s Account” means any account or accounts as the Administrative Agent may indicate in writing to the Borrowers and the Master Servicer from time to time and, by execution and delivery of its signature page hereto, each Lender hereby authorizes and directs the Administrative Agent to establish and maintain the Administrative Agent’s Account. “Advance” means an advance of funds by each Lender to the Borrowers hereunder on a Borrowing Date. Each Advance will consist of an advance from each Lender in the amount of its Percentage thereof. “Advance Rate” means, with respect to any Eligible Receivable, (a) 95.0%, in the case of an Eligible Receivable originated in the United States, Germany or the United Kingdom (other than an Unbilled Receivable), (b) 90.0%, in the case of an Eligible Receivable originated in any other Tier 1 Jurisdiction (other than an Unbilled Receivable), (c) 80.0%, in the case of an Eligible Receivable originated in a Tier 2 Jurisdiction (other than an Unbilled Receivable), (d) 80.0%, in the case of an Unbilled Receivable originated in the United States or the United Kingdom and (e) otherwise, 0.00%. “Adverse Claim” means any claim of ownership or any Lien or other interests in or over or any challenge in any pleading filed in any court by any Borrower or another Teads Party to such Borrower’s ownership of any Collateral or the Collateral Agent’s Lien thereon; it being understood that any such claim or Lien in favor of, or assigned to, the Collateral Agent (for the benefit of the Secured Parties) under the Transaction Documents shall not constitute an Adverse Claim. “Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Agent” means the Administrative Agent and the Collateral Agent. “Aggregate Revolving Commitment” means, on any date of determination, the aggregate of all Lenders’ Revolving Commitments. “Aggregate Revolving Principal” means the sum of the Aggregate Revolving Principal (Dollar), the U.S. Dollar Equivalent of the Aggregate Revolving Principal (Euro) and the U.S. Dollar Equivalent of the Aggregate Revolving Principal (Sterling).

“Aggregate Revolving Principal (Dollar)” means, on any date of determination, the aggregate amount of principal of all Advances denominated in Dollars that are outstanding on such date. “Aggregate Revolving Principal (Euro)” means, on any date of determination, the aggregate amount of principal of all Advances denominated in Euros that are outstanding on such date. “Aggregate Revolving Principal (Sterling)” means, on any date of determination, the aggregate amount of principal of all Advances denominated in Sterling that are outstanding on such date. “Agreement” means this Credit and Security Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time. “Amortization Date” means the earliest to occur of (a) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 7.1(i) with respect to the Borrowers, (b) the Business Day specified in a written notice from the Administrative Agent to the Borrowers following the occurrence and during continuation of any other Amortization Event and (c) the date which is five Business Days after the Administrative Agent’s receipt of written notice from the Borrowers that it wishes to terminate the facility evidenced by this Agreement (unless a later date is specified in such notice). “Amortization Event” has the meaning specified in Section 7.1. “Anti-Corruption Laws” means all Laws of any jurisdiction applicable to each Borrower, the Performance Guarantor or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the US Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and any similar laws and regulations, including the laws of EU member states implementing Directive (EU) 2018/843 (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced). “Anti-Terrorism Laws” means any Laws of any jurisdiction applicable to each Borrower, the Performance Guarantor or any of its Subsidiaries from time to time relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and any similar laws and regulations, including laws of EU member states implementing Directive (EU) 2017/541 (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced). “Applicable Margin” means 5.15% per annum. “Approved Currency” means Dollars, Euro and Sterling. “Assignment Agreement” has the meaning set forth in Section 10.1(a). “Backup Servicer” has the meaning specified in Section 6.7(a).

“Backup Servicing Agreement” means any agreement, in form and substance satisfactory to the Administrative Agent, among the Originators (or any of them), the Servicers (or any of them), the Administrative Agent and a Backup Servicer, governing the roles and responsibilities to be provided by such Backup Servicer, as the same may be amended, restated, supplemented or otherwise modified from time to time. “Backup Servicing Fee” means the fee, if any, owed to a Backup Servicer under any Backup Servicing Agreement. “Bank” means a bank or other financial institution that solicits, receives, or accepts money or its equivalent for deposit as a business under authority granted by the appropriate U.S. federal or state regulatory agency. “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute. “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.8. “Benchmark Replacement” means, either of the following to the extent selected by Administrative Agent in consultation with the Borrowers, (a) Daily Simple SOFR; or (b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar- denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such

Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non- representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.8 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 1.8. “Billed Receivables” means, on the relevant Purchase Date, a Receivable that has arisen under a Contract in respect of the sale of goods or services to an Obligor and in respect of which an Invoice has been issued on or prior to such Purchase Date. “Blocking Notice” means a written notification addressed to the Collection Bank by the Collateral Agent (or its permitted designee) subject to and in accordance with the terms set out in the French Bank Account Pledge Agreement. “Bloomberg” means Bloomberg Index Services Limited. “Board of Directors” means, as to any Person, the board of directors or other governing body of such Person, or if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity. “Borrower” has the meaning set forth in the preamble to this Agreement. “Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of each Borrower to Administrative Agent, the Collateral Agent any Lender and each Indemnified Party, arising under or in connection with this Agreement or any other Transaction Document, and shall include, without limitation, the Aggregate Revolving Principal outstanding hereunder, all Interest, Shortfall Interest, Call Premium, Fees, other fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest (including Shortfall Interest), call premiums, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to each Borrower (in each case whether or not allowed or allowable as a claim in such proceeding). “Borrower Power of Attorney” means a power of attorney substantially in the form attached to each applicable Purchase and Sale Agreement of the Malta Borrower. “Borrowing Availability” means, on any Business Day, the amount, if any, by which the Aggregate Revolving Principal outstanding hereunder will be less than the lesser of (a) the Facility Limit and (b) the Borrowing Base as of such day. “Borrowing Base” means, on any date of determination, an amount equal to the result of (a) the product, without duplication, of (i) the Advance Rate, as of such date, times (ii) the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables, as of such date, minus (b) the Required Reserves, as of such date, plus (c) the amount of Undistributed Collections in Dollars, as of such date, plus (d) the Foreign Available Funds, minus (e) the Tier 2

Jurisdiction Overage, as of such date, minus (f) the Unbilled Overage, as of such date, minus (g) the Excess Concentration, as of such date, minus (h) the PayPal Receivable Overage, as of such date. “Borrowing Base Report” means a report of the Borrowing Base, substantially in the form of Exhibit VIII (as may be updated from time to time with the consent of the Administrative Agent). “Borrowing Date” means the Business Day on which any Advance is made. “Borrowing Notice” has the meaning set forth in Section 1.2(a). “Business Day” means any day (other than a Saturday or Sunday) on which Banks are not authorized or required to close in New York City, New York, London, England or in any location where a Transaction Account is maintained. “Calculation Period” means the fiscal month corresponding to the Borrowers’ monthly reporting cycle. “Call Premium” means the amount specified in the Lender Fee Letter. “Call Premium Date” means the second anniversary of the Closing Date. “Capital Stock” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, ordinary shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests) or any other equivalent of such ownership interest. “Cayman Borrower” has the meaning set forth in the preamble to this Agreement. “Cayman Holdco” means FF Cayman Holdings Ltd, a Cayman Islands exempted company incorporated with limited liability. “Cayman Pledge Agreement” means the Equitable Mortgage over Shares in the Cayman Borrower, dated the Closing Date, between the Cayman Holdco and the Collateral Agent. “Change in Control” means the occurrence of any of the following: (a) the U.S. Originator shall cease to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Cayman Holdco, free and clear of all Adverse Claims;

(b) the Cayman Holdco shall cease to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Cayman Borrower, free and clear of all Adverse Claims, other than the Adverse Claim in favor of the Collateral Agent pursuant to the Cayman Pledge Agreement; (c) OT Midco Inc. shall cease to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Malta Holdco, free and clear of all Adverse Claims; (d) the Malta Holdco and the French Originator collectively shall cease to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Malta Borrower, free and clear of all Adverse Claims, other than the Adverse Claim in favor of the Collateral Agent pursuant to the Malta Pledge Agreement; (e) the occurrence of any change in control (however denominated) under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Performance Guarantor or any of its Subsidiaries is party, in each case either (i) as in effect on the Closing Date and without giving effect to any amendment or modification thereto or any termination thereof or (ii) as in effect on the relevant date of determination. “Closing Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 12.1. “Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time. “Collateral” has the meaning specified in Section 11.1. “Collateral Document” means the UK Collateral Documents, the French Collateral Documents, the Italian Collateral Documents, the U.S. Collateral Documents, the Malta Pledge Agreement and the Cayman Pledge Agreement, as the context may require. “Collection Account” means the depositary account, clearing account or similar account of an Originator in which any Collections are collected or deposited that are listed on Exhibit IV hereto (as such Exhibit IV may be updated from time to time with the consent of the Collateral Agent. “Collection Bank” means, at any time, any Bank at which a Collection Account or a Facility Account is maintained. “Collections” means, with respect to any Pool Receivable, (a) all funds that are (i) received by any Originator, any Servicer, any Holdco, any Borrower, the Master Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest, fees and all other charges) or (ii) applied to amounts owed in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable. “Commitment Reduction Amount” has the meaning set forth in Section 1.4. “Commitment Reduction Date” has the meaning set forth in Section 1.4. “Competing Transaction” means (a) any non-recourse, asset-based financing, factoring, invoice discounting or similar facility involving the sale, transfer, conveyance or pledge of any accounts receivable of the Performance Guarantor or any Subsidiary thereof (whether or not similar to the transaction contemplated by this Agreement and the other Transaction Documents), other than the transactions contemplated hereby, or (b) any other sale, transfer, conveyance or pledge (including in respect of any factoring facility or other accounts receivable purchase arrangement) of any Receivable that is or was subject to this facility to any Person other than the Borrowers, the Collateral Agent or as otherwise expressly permitted under the Transaction Documents. “Concentration Limit” means, with respect to any Obligor, as of any date of determination, (a) if such Obligor is not a Specified Concentration Obligor, 15.0% of the aggregate Outstanding Balance of all Eligible Receivables, (b) if such Obligor is a Specified Concentration Obligor and is not an Investment Grade Obligor, 5.0% of the aggregate Outstanding Balance of all Eligible Receivables, (c) if such Obligor is a Specified Concentration Obligor and is an Investment Grade Obligor, 10.0% of the aggregate Outstanding Balance of all Eligible Receivables and (d) if such Obligor is a Special Obligor, the Special Concentration Limit percentage of the aggregate Outstanding Balance of all Eligible Receivables. Notwithstanding the foregoing, any Obligor and any Obligor that is an Affiliate of such Obligor shall be aggregated and combined for purposes of this definition. “Conforming Changes” means, with respect to either the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR”, the definition of “Business Day,” or the definition of “U.S. Government Securities Business Day,” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 1.8 and other technical, administrative or operational matters) that the Administrative Agent decides, with the consent of the Borrowers (such consent not to be unreasonably withheld), may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, with the consent of the Borrowers (such consent not to be unreasonably withheld) that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Contract” means, with respect to any Pool Receivable, any and all instruments, documents, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable (including any right to interest for late payment of which the Originator or the Holdco is the beneficiary). “Contractual Maturity Date” means the earlier of (a) September 30, 2030 and (b) the Springing Maturity Date. “Control Agreement” means an agreement, in form and substance acceptable to the Collateral Agent and Requisite Lenders, that provides, following a notice of exclusive control (or similar instruction letter), the Collection Bank is directed to take instructions exclusively from the Collateral Agent with respect to the disposition of funds in such Collection Account or Facility Account without further consent of any Person. “Credit and Collection Policy” means, as the context may require, the origination, credit and collection procedures employed by the relevant Originator from time to time, in each case, in effect on the Closing Date and described in Exhibit VI, as modified from time to time in compliance with this Agreement. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Days’ Sales Outstanding” means, for any Calculation Period, an amount computed as of the last day of such Calculation Period equal to the quotient of: (a) the U.S. Dollar Equivalent of the Outstanding Balance of all Receivables in the Receivables Pool (excluding Unbilled Receivables) as of the first day of such Calculation Period, divided by (b) the quotient of (i) the U.S. Dollar Equivalent of Collections of all Receivables in the Receivables Pool (excluding Unbilled Receivables) during such Calculation Period, divided by (ii) 30. “Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief Laws of the United States of America, the United Kingdom, France, Italy or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Deemed Collections” means the aggregate of all amounts any Borrower shall have been deemed to have received as a Collection of a Pool Receivable. Such Borrower shall be deemed to have received a Collection of a Pool Receivable if any Dilution occurs with respect to such Pool Receivable. The amount of the Collection which such Borrower shall be deemed to have received shall equal the amount by which the Outstanding Balance of such Pool Receivable was reduced as a result thereof. “Default Interest” means Interest arising from the application of the Default Rate. “Default Rate” means a per annum rate of interest equal to 2.0%. “Default Ratio” means, with respect to any Calculation Period, the ratio (expressed as a percentage) computed by dividing (a) the aggregate Default Relevant Amount by (b) the U.S. Dollar Equivalent of the Outstanding Balance of all Pool Receivables as of the end of such Calculation Period. “Default Relevant Amount” means, the U.S. Dollar Equivalent of the Outstanding Balance of all Defaulted Receivables as of the end of such Calculation Period. “Default Reserves” means, with respect to any Calculation Period, the product of (a) 1.2 multiplied by (b) the Eligible Pool Balance as of such Calculation Period multiplied by (c) the greater of (i) the monthly average of the Default Ratio for the immediately preceding three consecutive Calculation Periods and (ii) the Default Ratio for the immediately preceding Calculation Period. “Defaulted Receivable” means a Pool Receivable: (a) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto is subject to an Insolvency Proceeding; (b) which (i) has been written off the applicable Originator’s, the applicable Holdco’s or the applicable Borrower’s books as uncollectible or (ii) consistent with the Credit and Collection Policy, should be written off the applicable Originator’s, the applicable Holdco’s or the applicable Borrower’s books as uncollectible; or (c) which is a Delinquent Receivable. “Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 150 days past the original invoice date of such Receivable. “Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Pool Receivable due to (a) any defective, returned, repossessed, foreclosed or rejected goods or services, any cash discount or any other adjustment (whether contractual or otherwise) by any Originator or any Affiliate thereof (other than as a result of any Collections other than Deemed Collections), or as a result of any governmental or regulatory action, (b) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction) or dispute between any Obligor and any Originator or any Affiliate thereof, (c) any warranty claim, rebate or refund, (d) any misstatement of the amount thereof, or (e) any extension, amendment or other modification to the payment terms of any Pool Receivable or any Contract related to such Pool Receivable in any material respect other than in accordance with the Credit and Collection Policy; provided, however, that “Dilution” shall not include (x) a credit memo where offset by a rebill or correction on the same day when the original due date is not extended, such re-bill or correction in accordance with this definition is verifiable and reported to the Reporting Services Provider and the Reporting Services Provider has confirmed to the Administrative Agent that such re-bill or correction has been verified or (y) Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness or other financial or credit condition of the related Obligor. “Dilution Ratio” means, with respect to any Calculation Period, the ratio (expressed as a percentage) computed by dividing (a) the U.S. Dollar Equivalent of the aggregate Dilution for such Calculation Period by (b) the aggregate U.S. Dollar Equivalent of the initial Outstanding Balance of all Pool Receivables generated by the Originators during such Calculation Period. “Dilution Reserves” means, with respect to any Calculation Period, the product of (a) 1.2 multiplied by (b) the Eligible Pool Balance as of such Calculation Period multiplied by (c) the greater of (i) the monthly average of the Dilution Ratio for the immediately preceding three consecutive Calculation Periods and (ii) the Dilution Ratio for the immediately preceding Calculation Period. “Dollar” and “$” mean lawful money of the United States. “Dominion Date” means the date on which the Collateral Agent delivers to any Collection Bank a Notice of Exclusive Control pursuant to Section 6.4 or a UK Revocation Notice in accordance with the terms set out in the UK Collection Account Declaration of Trust. “Dominion Period” means the period beginning on the Dominion Date and ending on the earlier of (x) the date thereafter when all Borrower Obligations have been paid in full and all Revolving Commitments have been terminated and (y) the date thereafter that the related Notice of Exclusive Control or UK Revocation Notice has been withdrawn by the Collateral Agent. “Due Date” means, with respect to any Receivable and as of any date of determination, the original due date for such Receivable. “Eligible Bank” means a Bank that is (x) rated at least BBB by S&P (or the equivalent thereof) by a nationally recognized statistical ratings organization and (y) is reasonably acceptable to the Requisite Lenders; provided that the Collection Banks as of the Closing Date are reasonably acceptable to the Requisite Lenders. “Eligible Country” means any Tier 1 Jurisdiction or Tier 2 Jurisdiction. “Eligible Pool Balance” means, at any time, the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables at such time that are Pool Receivables. “Eligible Receivable” means, as of any date of determination, a Pool Receivable that satisfies the following requirements: (a) the Receivable shall represent the valid and binding right, title and interest of the related Originator to receive an amount payable by the Obligor under a Contract; (b) the Receivable arises under a Contract that (i) is in full force and effect, (ii) is governed by the laws of a Tier 1 Jurisdiction or a Tier 2 Jurisdiction and (iii) is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; (c) the Receivable shall be free from any right of setoff, counterclaim or commercial dispute, whether pending or threatened, or Adverse Claim asserting the invalidity of the contract or Receivable, seeking payment of such Receivable or payment and performance of such Contract or seeking any determination that would reasonably be expected to materially and adversely affect the collectability of such Receivable or the validity or enforceability of such Receivable or such contract; provided that a Receivable shall only be ineligible to the extent of such right of setoff, counterclaim, commercial dispute or Adverse Claim; (d) in the case of a Receivable that is not an Unbilled Receivable, the Receivable does not have a Due Date which is more than 120 days after the original invoice date of such Receivable; (e) such Receivable is not a Delinquent Receivable; (f) any payment, or part thereof, remains unpaid for less than 90 days past the Due Date (or, in the case of any Receivables with 30 day payment terms, 120 days); (g) an Insolvency Proceeding shall not have occurred with respect to the Obligor of the Receivable or any other Person obligated thereon or owning any Related Security with respect thereto; (h) the Receivable shall be (i) evidenced by an Invoice delivered by the related Originator to the related Obligor (other than with respect to Unbilled Receivables) and (ii) denominated and payable in an Approved Currency; (i) the Obligor of the Receivable is not an Excluded Obligor; (j) the Obligor of the Receivable has been instructed to remit Collections in respect thereof directly to a Collection Account; (k) the Receivable (i) arises under a duly authorized Contract for the sale of goods or services in the ordinary course of the applicable Originator’s business, (ii) does not constitute a loan or other similar financial accommodation being provided by the applicable Originator, (iii) does not bear interest other than in respect of interest charged for late payment and (iv) is unsecured other than by way of retention of title; (l) the Receivable has been transferred by an Originator to a Borrower pursuant to a Purchase and Sale Agreement with respect to which transfer all conditions precedent under the applicable Purchase and Sale Agreement have been met and such transfer has not (x) been made for or on account of an antecedent debt owed by any Originator or (y) been made with the intent to hinder, defraud or delay any present or future creditors of any Originator, any Holdco or any Borrower or (z) occurred in circumstances that would lead to a court of competent jurisdiction determining such sale to be preferential or fraudulent, an undervalue transfer or an uncommercial transaction; (m) the Receivable, together with the Contract related thereto, conforms in all material respects with all applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (n) all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with (A) the creation of the Receivable, (B) the execution, delivery and performance by such Originator of the related Contract, (C) the assignment of the Receivable under the applicable Purchase and Sale Agreement, or (D) the granting of a Security Interest therein, in each case, have been duly obtained, effected or given and are in full force and effect (other than, in the case of UK Receivables, any notice to the relevant Obligor which is not required to be given pursuant to the terms of the UK Purchase and Sale Agreement); (o) the Obligor of the Receivable holds no contractual right as against the applicable Originator to cause such Originator to repurchase the goods, the sale of which shall have given rise to such Receivable; (p) the Receivable satisfies all applicable requirements of the applicable Credit and Collection Policy; (q) the Receivable, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 5.3(c) of this Agreement; (r) the applicable Borrower owns good and marketable title to the Receivable, free and clear of any Adverse Claims (other than Permitted Liens), and the Receivable is freely assignable (including without any consent of the related Obligor or any Governmental Authority), and the payments thereon are free and clear of any, or increased to account for any applicable, withholding Taxes; (s) the Collateral Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected ownership or security interest in the Receivable and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim (other than Permitted Liens); (t) each U.S. Purchased Receivable (i) constitutes an “account” or “general intangible” (as defined in the UCC), (ii) is not evidenced by instruments, chattel paper or other document requiring due delivery to achieve a true sale or endorsement and (iii) does not constitute, or arise from the sale of, as-extracted collateral (as defined in the UCC); (u) the Receivable represents amounts earned and payable by the Obligor that are not subject to the performance of additional services other than customary warranty obligations by the Originator thereof (other than, in the case of an Unbilled Receivable, the processing and mailing of an invoice) or by the applicable Borrower and the related goods shall have been delivered or services performed; provided that if such Receivable is subject to the performance of additional services, only the portion of such Receivable attributable to such additional services shall be ineligible; (v) the Receivable (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance; (w) the Receivable does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods; (x) the invoice, bill or payment obligation with respect to the Receivable does not include any monetary obligation that does not constitute a Receivable (other than customary credit card fees associated with paying such Receivable by credit card); (y) the Originator with respect to such Receivable has recognized the related revenue on its financial books and records in accordance with GAAP; (z) the Receivable is not owed by an Obligor or any Affiliate of such Obligor to which any Originator or any Holdco is indebted and is not subject to any deposit, progress payment, retainage or other similar advance made by or for the benefit of an Obligor or any Affiliate of such Obligor; provided that only the portion of such Pool Receivable in an amount equal to such indebtedness, deposit, progress payment, retainage or other advance shall be ineligible; (aa) when reconciling the accounts receivable aging to the general ledger or financial statements of any Teads Party, there are not reconciling items that result in reductions to the Receivable; provided that a Receivable shall only be ineligible to the extent of such reductions; (bb) the Obligor of the Receivable is not the Performance Guarantor, an Affiliate of the Performance Guarantor or any employee, officer or director thereof; (cc) there is no payment that has been received by the Performance Guarantor or any of its Affiliates that has not been applied to an Obligor’s account within the accounts receivable aging; provided that a Receivable shall only be ineligible to the extent of such amounts; (dd) the Obligor of the Receivable does not have any Receivable with any Originator or any Holdco with payment terms providing for “cash in advance” or “cash on delivery”; (ee) the Obligor of the Receivable, or any Affiliate of such Obligor or any joint venture in which such Obligor or any Affiliate thereof participates, does not have

Receivables that are ineligible as a result of clause (e) of this definition the aggregate Outstanding Balance of which constitute more than 50% of the Outstanding Balance of all Receivables of such Obligor, or such Affiliates or joint ventures, as applicable; (ff) the Obligor of the Receivable is not a Governmental Authority; (gg) solely during a French Performance Trigger Event, such Receivable is not a French Purchased Receivable; provided that any French Purchased Receivable that was an Eligible Receivable immediately prior to the occurrence of a French Performance Trigger Event shall not cease being an Eligible Receivable under this clause (gg); and (hh) the Receivable is not owed by an Obligor or any Affiliate of such Obligor with which any Originator or any Holdco participates in a joint venture in respect of which such Originator or any Holdco is indebted, but only to the extent of such indebtedness. “EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998. “EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency. “Equity Interests” of any Person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, and the applicable regulations thereunder, each as amended or modified from time to time. “ERISA Affiliate” means any Person who together with any party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means any Borrower has underlying assets which constitute "plan assets" within the meaning of Section 3(42) of ERISA and such status causes a transaction under this Agreement to constitute a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code that results in the imposition of liability on the Lenders by operation of Section 502 of ERISA or Section 4975 of the Code or any Borrower or any of its ERISA Affiliates sponsors, maintains, contributes to, is required to contribute to or has any material liability with respect to, any Plan, except where the foregoing would not reasonably be expected to have a Material Adverse Effect. “Erroneous Payment” has the meaning assigned to it in Section 9.12(a). “Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.12(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.12(d). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.12(d). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.12(d). “EURIBOR” means, as of any date of determination, the rate per annum equal to the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) with a three month term, determined as of approximately 12:00 p.m., Brussels time, two TARGET Days prior to such date of determination; provided that, if EURIBOR determined as provided above shall ever be less than the Floor, then EURIBOR shall be deemed to be the Floor. “Euro” and “€” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation. “Euro Reserve Percentage” means, at any time of determination, the quotient, expressed as a percentage, of (a) the product of (i) the U.S. Dollar Equivalent of the aggregate outstanding balance of all Eligible Receivables denominated in Euros, multiplied by (ii) the Euro VaR Percentage, divided by (b) the Eligible Pool Balance. “Euro VaR Percentage” means 3.0%, upon the occurrence of any event that materially impacts the value at risk percentage with respect to Euro, such other percentage designated by the Collateral Agent, in consultation with the Borrowers, from time to time upon ten (10) Business Days’ prior notice to the Borrowers. “Excess Concentration” means, as of any date of determination, the sum of the amounts calculated with respect to each Obligor, equal to the amount (if any) by which (i) the U.S. Dollar Equivalent of the aggregate Outstanding Balance of Eligible Receivables owed by each Obligor exceeds (ii) the Concentration Limit applicable to such Obligor as of such date. “Excluded Obligor” means an Obligor that is (i) a Sanctioned Person; (ii) a natural person; or (iii) not a resident of an Eligible Country. “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, so long as Interest is treated as interest for U.S. federal income Tax purposes, any U.S. federal withholding Taxes imposed on interest payable to or for the account of such Lender under any Transaction Document pursuant to a law in effect on the date on which (i) such Lender acquires such interest in a loan or commitment under this Agreement (other than an assignment requested by any Teads

Party) or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to any Lender’s failure to comply with Section 8.5(A)(g) or (d) any U.S. federal withholding Taxes imposed under FATCA. “Facility Account” means accounts as may be designated by the Borrowers in writing from time to time in accordance with the terms of this Agreement. “Facility Limit” means, at any time prior to the Facility Termination Date, the sum of the Revolving Commitments, as they may be amended or increased pursuant to Section 1.14 or otherwise modified from time to time in accordance with this Agreement. As of the Closing Date, the Facility Limit is $125,000,000. “Facility Termination Date” means the earlier of (i) the Contractual Maturity Date and (ii) the Amortization Date. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code. “Federal Funds Rate” means, on any date of determination, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States. “Fees” means any fees payable pursuant to the Lender Fee Letter. “Final Payout Date” means the date on or after the Facility Termination Date when (i) the Aggregate Revolving Principal has been reduced to zero and all accrued Interest and any Call Premium have been paid in full, (ii) all other Borrower Obligations have been paid in full, other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted, (iii) all other amounts owing to the Secured Parties hereunder and under the other Transaction Documents have been paid in full, other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and (iv) the Revolving Commitments of all Lenders have terminated or expired. “Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Fiscal Quarter” means a fiscal quarter of the Performance Guarantor or the Borrowers, as applicable. “Floor” means the rate per annum of interest equal to 2.50%. “Foreign Available Funds” means, at any time, the remainder of (i) the U.S. Dollar Equivalent of all Undistributed Collections denominated in Euros or Sterling minus (ii) the FX Cash Reserve Percentage of the amount set forth in the foregoing clause (i). “Foreign Currency Receivable” means a Receivable denominated in Euros or Sterling. “French Bank Account Pledge Agreement” means the bank account pledge agreement governed by articles 2355 et seq. of the French Civil Code entered into on or about the date hereof between the French Originator as pledgor and the Malta Borrower as beneficiary. “French Civil Code” means the French Code civil. “French Collection Account” means each Collection Account held in the name of the French Originator in France, which receive Collections related to the French Purchased Receivables. “French Collateral Documents” means the French Receivables Pledge Agreement and the French Bank Account Pledge Agreement. “French Days’ Sales Outstanding” means, for any Calculation Period, an amount computed as of the last day of such Calculation Period equal to the quotient of: (a) the U.S. Dollar Equivalent of the Outstanding Balance of all French Purchased Receivables (excluding Unbilled Receivables) as of the first day of such Calculation Period, divided by (b) the quotient of (i) the U.S. Dollar Equivalent of Collections of all French Purchased Receivables (excluding Unbilled Receivables) during such Calculation Period, divided by (ii) 30. “French Default Ratio” means, with respect to any Calculation Period, the ratio (expressed as a percentage) computed by dividing (a) the aggregate French Default Relevant Amount by (b) the U.S. Dollar Equivalent of the Outstanding Balance of all French Purchased Receivables as of the end of such Calculation Period. “French Default Relevant Amount” means, the U.S. Dollar Equivalent of the Outstanding Balance of all French Purchased Receivables that are Defaulted Receivables as of the end of such Calculation Period. “French Dilution Ratio” means, with respect to any Calculation Period, the ratio (expressed as a percentage) computed by dividing (a) the U.S. Dollar Equivalent of the aggregate Dilution with respect to French Purchased Receivables for such Calculation Period by (b) the aggregate U.S. Dollar Equivalent of the initial Outstanding Balance of all French Purchased Receivables generated by the French Originator during such Calculation Period. “French Lien” means any Lien created or expressed to be created under any French Collateral Document.

“French Originator” means Teads France SAS, a French société par actions simplifiée whose registered office is located 8-10 rue Sainte-Cécile, 75009 Paris and registered with the trade and companies register of Paris under number 483 813 861. “French Performance Condition” means a condition that is satisfied when, with respect to any French Performance Testing Period, each of the following is true: (i) the French Dilution Ratio for a French Performance Testing Period does not exceed 12.75%, (ii) the monthly average of the French Dilution Ratios for the immediately preceding three consecutive French Performance Testing Periods does not exceed 12.5%, (iii) the French Default Ratio for a French Performance Testing Period does not exceed 12.5%, (iv) the monthly average of the French Default Ratios for the immediately preceding three consecutive French Performance Testing Periods does not exceed 14.0% and (v) the French Days’ Sales Outstanding, as of the last day of any Calculation Period, does not exceed 90 days; provided that, notwithstanding the failure to satisfy any of the tests in clauses (i) through (v) above, the French Performance Condition shall be satisfied if the Administrative Agent (acting at the direction of the Requisite Lenders) indicates in writing its agreement to waive any or all of such tests for such French Performance Testing Period. “French Performance Testing Period” means each Calculation Period other than August and September of any fiscal year. “French Performance Trigger Event” means, for any French Performance Testing Period, (i) the French Performance Condition is not satisfied and (ii) the Collateral Agent provides notice to the Borrowers that a French Performance Trigger Event has occurred. For all purposes of this Agreement, following the occurrence of a French Performance Trigger Event, the French Performance Trigger Event shall be deemed to be continuing until the earlier of (x) the completion of six consecutive French Performance Testing Periods during which a French Performance Trigger Event has not occurred and (y) the Collateral Agent provides notice to the Borrowers that a French Performance Trigger Event is no longer continuing. “French Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, governed by articles 1321 et seq. of the French Civil Code entered into on or about the date hereof between the French Originator, as seller and the Malta Borrower, as purchaser (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof) and any related offer and acceptance notice executed from time to time pursuant to such purchase and sale agreement. “French Purchased Receivables” means the Pool Receivables sold from time to time by the French Originator to the Malta Borrower pursuant to the French Purchase and Sale Agreement. “French Receivables Pledge Agreement” means the receivables pledge agreement governed by articles 2355 et seq. of the French Civil Code entered into on or about the date hereof between the Malta Borrower as pledgor and the Collateral Agent as beneficiary and any related Pledge Agreement executed from time to time pursuant to such receivables pledge agreement. “French Transaction Documents” means the French Purchase and Sale Agreement, the French Collateral Documents”.

“French Trigger Date” means the date on which a French Performance Trigger Event occurs. “French Trigger Date Debt Balance” means the portion of the Borrowing Base (calculated without giving effect to clause (g) thereof) attributable to the Trigger Date French Receivables as of the French Trigger Date. “French Trigger Date Pool” means all French Purchased Receivables that are Pool Receivables as of the French Trigger Date. “FX Cash Reserve Percentage” means 3.00% or such other 30-day value at risk percentage with respect to Euros and Sterling designated by the Collateral Agent (in consultation with the Borrowers) from time to time upon ten (10) Business Days’ prior notice to the Borrowers. “FX Excess” means, on any date of determination, the amount, if any, by which the Aggregate Revolving Principal (after giving effect to any revaluation of outstanding Advances denominated in an Approved Currency other than Dollars using the Spot Rate determined as of the most recent Revaluation Date) exceeds the lesser of (a) the Facility Limit and (b) the Borrowing Base, in each case, as of such date. “FX Reserve Percentage” means, at any time of determination, the sum of the Euro Reserve Percentage plus the Sterling Reserve Percentage. “FX Reserves” means, with respect to each Calculation Period, the product of the FX Reserve Percentage for such Calculation Period and the Eligible Pool Balance. “GAAP” means, with respect to any Person, generally accepted accounting principles applicable to such Person (including generally accepted accounting principles applicable to such Person by law) or the consolidated group of which such Person is a member, as such principles may change from time to time. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). “Guaranty” of any Person means any obligation of such Person guarantying or in effect guarantying any Indebtedness, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other surety ship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Holdco” means the Cayman Holdco and the Malta Holdco. “Indebtedness” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including capitalized leases and conditional sales agreements) to the extent having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade), (v) all net obligations of such Person in respect of interest rate on currency hedges to the extent required to be reflected as a liability on a balance sheet of such Person under GAAP or (vi) any Guaranty of any such Indebtedness. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Initial Funding Date” means the date of the initial Advance, if any. “Insolvency Official” means any examiner, liquidator receiver or similar Person. “Insolvency Proceeding” means, with respect to any Person, (a) any application, petition, case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, restructuring, insolvency, liquidation, receivership, administration, dissolution, winding-up, pre-insolvency restructuring of debts or relief of debtors, (b) the appointment of any administrator, monitor, receiver, interim receiver, receiver/manager, trustee, custodian or other similar official in respect of a Person or any substantial part of its property, or (c) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a), (b) and (c) undertaken under U.S. Federal law, Cayman Islands law, the laws of England and Wales (including the Insolvency Act 1986, the Companies Act 2006 and the Company Directors Disqualification Act 1986), the laws of Malta, the laws of France, the laws of Italy or comparable federal, state, provincial or territorial law (including the Bankruptcy Code) or under any other applicable law of any jurisdiction. “Intended Tax Characterization” has the meaning set forth in Section 12.4. “Intercompany Loan” means any loan by any Originator to either Borrower or Holdco under any Intercompany Loan Agreement. “Intercompany Loan Agreements” means the agreement between the applicable Borrower or Holdco and the respective Originators with respect to subordinated loans extended in connection with the purchase of Receivables pursuant to any of the Purchase and Sale Agreements, which in each case shall be similar in form and substance to such form attached to each applicable Purchase and Sale Agreement.

“Interest” means for each day for each Lender, an amount equal to (a) the applicable Interest Rate (plus the Default Rate, if applicable) times (b) the aggregate amount of the principal of such Lender’s Advance annualized on the basis set forth in Section 1.5. “Interest Rate” means, on any date of determination, (a) with respect to Advances denominated in Dollars, the sum of (i) Term SOFR, plus (ii) the Applicable Margin (provided that during any Benchmark Unavailability Period, ABR shall replace Term SOFR), (b) with respect to Advances denominated in Euros, the sum of (i) EURIBOR, plus (ii) the Applicable Margin and (c) with respect to Advances denominated in Sterling, the sum of (i) SONIA, plus (ii) the Applicable Margin. “Investment” means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person owing to that Person arising from a sale of property by that Person other than in the ordinary course of its business and (d) any Guaranty incurred by that Person in respect of Indebtedness of any other Person. “Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time. “Investment Grade Obligor” means, as of any date of determination, an Obligor that has a long-term senior unsecured debt rating of at least BBB- (or the equivalent) from S&P or Baa3 (or the equivalent) from Moody’s; provided that if such Obligor is not rated by either S&P or Moody’s, the Administrative Agent (acting at the direction of the Requisite Lenders) shall reasonably determine in good faith whether such Obligor would be an Investment Grade Obligor. “Invoice” means the account for payment sent by or on behalf of an Originator to an Obligor specifying the goods supplied, the amount due to be paid in respect thereof by the Obligor including any VAT chargeable in respect of those goods and the due date for such payment. “IRS” means the United States Internal Revenue Service. “Italian Acknowledgment Letter” means the acknowledgment letter from the Italian Collection Bank pursuant to which the Italian Collection Bank acknowledges the Italian Pledge Agreement and undertakes to follow the instructions of the Collateral Agent with respect to the Italian Collection Accounts upon the occurrence and during the continuance of an Enforcement Event. “Italian Collateral Documents” means the Italian Security Documents. “Italian Collection Accounts” means the collection accounts held with the Italian Collection Bank in the name of the Italian Originator, as identified in Exhibit IV hereto.

“Italian Collection Bank” means Intesa Sanpaolo S.p.A. or such other Italian bank as may be approved by the Collateral Agent from time to time. “Italian Originator” means Teads Italia S.r.l., a società a responsabilità limitata incorporated under the laws of Italy. “Italian Pledge Agreement” means the pledge agreement governed by Italian law, to be entered into by the Italian Originator, as pledgor, the Malta Borrower, as Pledgee, and the Collateral Agent. Under the provisions of the Italian Pledge Agreement, the Italian Originator grants a pledge over the balances standing to the credit of the Italian Collection Accounts in favour of the Malta Borrower, in accordance with Articles 2784 et seq. of the Italian Civil Code. “Italian Purchase and Sale Agreement” means the Receivables Purchase and Sale Agreement, dated as of the Closing Date, governed by Italian law between the Italian Originator and the Malta Borrower (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof), pursuant to which the Italian Originator sells and assigns the Italian Purchased Receivables to the Malta Borrower in accordance with Italian Law No. 52 of 21 February 1991. “Italian Purchased Receivables” means the Receivables originated by the Italian Originator and sold and assigned to the Malta Borrower pursuant to the Italian Purchase and Sale Agreement. “Italian Security Documents” means (i) the Italian Pledge Agreement, and (ii) the Italian Acknowledgment Letter. “Law” means any international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and any applicable administrative order, directed duty, request, license, authorization or permit of, or agreement with, any Governmental Authority, in each case whether or not having the force of law. “Lender” means each lender named on the signature pages hereof as a “Lender” and each Person that becomes a party hereto as a Lender by execution of an Assignment Agreement pursuant to Section 10.1(a) and shall include such Person’s respective successors and permitted assigns. “Lender Fee Letter” means the Fee Letter, dated as of the date hereof, by and between the Borrowers and the Administrative Agent. “Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, assignment, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement, preferential arrangement or similar agreement or arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any assignment, deposit arrangement or finance lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Liquidation Period” means the period beginning on the Facility Termination Date and ending on the date thereafter when all Borrower Obligations have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and all Revolving Commitments have been terminated. “Liquidity” means, as of any date of determination, the sum of (i) the unrestricted cash and cash equivalents (determined in accordance with GAAP) of Teads Holding Co. and its Subsidiaries on a consolidated basis, plus (ii) the lesser of (a) the aggregate amount of undrawn funding commitments available to actually be drawn or borrowed under the Senior Loan Agreement at such time and (b) $40,000,000; provided that, on and after the one year anniversary of the Closing Date the amounts under this clause (ii) shall be deemed to be $0. “Malta Borrower” has the meaning set forth in the preamble to this Agreement. “Malta Holdco” means FF Malta Holdings Ltd., a limited liability company registered under the laws of Malta with company registration number C 117274 and having its registered office situated at 171 Old Bakery Street, Valletta VLT 1455, Malta “Malta Pledge Agreement” means the Maltese law governed share pledge agreement between (i) Malta Holdco and Teads France SAS as pledgors; (ii) Sound Point Agency LLC acting inter alia in its capacity as security trustee for the Secured Parties as pledgee; and (iii) Malta Borrower as the company whose shares are pledged, pursuant to which the said pledgors grant a pledge over all the shares in Malta Borrower as security for the Borrower Obligations. “Maltese Treaty Lender” means, subject to the completion of procedural formalities, a Lender which is treated as a resident of a Maltese Treaty State for the purposes of a Malta Treaty (as defined in the definition of Maltese Treaty State) and does not carry on a business in Malta through a permanent establishment with which that Lender’s participation in this Agreement is effectively connected and fulfils any other conditions which must be fulfilled under the relevant Maltese Treaty for residents of that Maltese Treaty State to obtain exemption from Maltese tax on interest. “Maltese Treaty State” means a jurisdiction which has a double taxation agreement with Malta (an “Maltese Treaty”) which is in effect and makes provision for reduction of or exemption from tax imposed by Malta on interest. “Material Adverse Effect” means, a material adverse effect on (a) the business, assets, liabilities (actual or contingent), financial condition or results of operations of (i) any Borrower or (ii) the Teads Parties, taken as a whole; (b) the ability of (i) any Borrower to perform any of its payment or other obligations under the Transaction Documents to which it is a party or (ii) the Teads Parties considered as a whole to perform any of such Person’s payment obligations under the Transaction Documents to which it is a party; (c) the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Transaction Documents; (d) the Collateral Agent’s or the Lenders’ interest in any material portion of the Collateral or (e) the collectability of any material portion of the Pool Receivables. “Material Indebtedness” means Indebtedness for borrowed money having an outstanding aggregate principal amount of not less than the greater of (x) $35,000,000 and (y) 12.5% of

EBITDA (as defined in the Senior Loan Agreement) for the most recently ended Test Period (as defined in the Senior Loan Agreement). “Minimum Outstanding Balance” means 25.0% of the Facility Limit. “Monthly Payment Date” means the date that is three Business Days following the related Monthly Reporting Date. “Monthly Report” means a report furnished by the Master Servicer to the Administrative Agent and the Lenders pursuant to Section 5.1(f)(i) and substantially in the form of Exhibit X (as may be updated from time to time with the consent of the Administrative Agent). “Monthly Reporting Date” means the 15th Business Day following each calendar month end; provided that the first Monthly Reporting Date shall be in November 2026. “Moody’s” means Moody’s Investors Service, Inc., or its applicable subsidiary, or any successor by merger or consolidation to its business. “Notice of Exclusive Control” means, with respect to a Control Agreement, a notice given after an Amortization Event has occurred and is continuing by the Collateral Agent to the related Collection Bank in substantially the form prescribed by or attached to such Control Agreement pursuant to which the Collateral Agent exercises its exclusive right to direct the disposition of funds on deposit in the Collection Accounts or the Facility Account, in each case in accordance with such Control Agreement. “Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to a Contract relating to such Receivable. “Organizational Document” means, relative to any Person and where relevant, its certificate or articles of incorporation or formation, its by-laws, its partnership agreement, its exempted limited partnership agreement, its memorandum and articles of association or constitution, its limited liability company agreement or operating agreement, share designations or similar organizational or constitutional documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Capital Stock. “Originator” means each UK Originator, French Originator, Italian Originator and U.S. Originator, as the context requires. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Security Interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Security Interest or Transaction Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment requested by any Teads Party). “Outstanding Balance” means, in relation to a particular Receivable on a particular date, the total balance of the amounts outstanding thereunder. “Overadvance” means, on any date of determination (after giving effect to any revaluation of outstanding Advances denominated in an Approved Currency other than Dollars using the Spot Rate determined as of the most recent Revaluation Date), that the Aggregate Revolving Principal outstanding hereunder exceeds the lesser of (a) the Facility Limit as of such date and (b) the Borrowing Base as of such date. “Participant” has the meaning set forth in Section 10.7(a). “Participant Register” has the meaning set forth in Section 10.7(a). “Participating Member State” means each state so described in any EMU Legislation. “Payment Date” means each Monthly Payment Date during the Revolving Period and each Business Day during the Liquidation Period. “PayPal Receivable” means a Receivable, the related Contract of which permits the Obligor thereunder to remit payment of such Receivable via PayPal or any other similar third- party online or mobile payment platform. “PayPal Receivable Concentration Limit” means $150,000, as such amount may be increased or decreased from time to time by written agreement of the Borrowers and the Administrative Agent (acting at the direction of the Requisite Lenders). “PayPal Receivable Overage” means, as of any date of determination, the amount by which the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables that are PayPal Receivables exceeds the PayPal Receivable Concentration Limit. “Percentage” means, as to any Lender, the ratio (expressed as a percentage) of its Revolving Commitment to the Aggregate Revolving Commitment. “Performance Guarantor” means Teads Holding Co., together with its successors and permitted assigns. “Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties. “Permit” means any permit, approval, authorization, license, variance, registration or permission required from a Governmental Authority under an applicable Requirement of Law.

“Permitted Lien” means, with respect to any Person or its assets, (a) any Liens for current taxes, assessments, levies, fees and other government and similar charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP, (b) any Lien in favor of, or assigned to, the Collateral Agent (for the benefit of the Secured Parties) under the Transaction Documents and (c) any bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash on deposit in a Transaction Account to the extent such liens, rights of setoff and other similar liens are not terminated pursuant to a Control Agreement or a pledge agreement. “Permitted Restricted Payment” has the meaning specified in Section 5.3(o) of this Agreement. “Permitted Retained Amounts” means, with respect to each Collection Account, up to the U.S. Dollar Equivalent of $10,000 to be used solely for the purposes of maintaining the Collection Accounts and paying any bank fees and expenses related thereto. “Person” means an individual, partnership, exempted limited partnership, corporation (including a business trust), exempted company, limited liability company, joint stock company, trust, unincorporated association, any statutory committee, joint venture or other entity, or a government or any political subdivision or agency thereof. “Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by the Borrower or any of its ERISA Affiliates and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA. “Pledge Agreement” means each pledge instrument (acte de nantissement) delivered by the Malta Borrower to the Collateral Agent pursuant to the French Security Agreement, identifying the French Purchased Receivables to be pledged thereunder. “Pool Receivable” means a Receivable which is included in the Receivables Pool. “Potential Amortization Event” means an event which, with the passage of any applicable cure period or the giving of notice, or both, would constitute an Amortization Event. “Prime Rate” means, on any date of determination, the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). “Purchase and Sale Agreements” means each of the UK Purchase and Sale Agreement, the French Purchase and Sale Agreement, the U.S. Sale and Contribution Agreement and the Italian Purchase and Sale Agreement.

“Purchase Date” means, in respect of a Receivable and its Related Security, the date such Receivable is purchased or accepted by any Borrower pursuant to the relevant Purchase and Sale Agreement or, in the case of a sale of Receivables by an Originator to a Holdco, the date such Receivable is sold or contributed. “Purchased Receivable” means any Receivable which has been purchased by any Borrower or purchased by or contributed to a Holdco, as applicable, pursuant to a Purchase and Sale Agreement, which remains outstanding and which has not been repurchased by the relevant Originator or Holdco, as applicable pursuant to the relevant Purchase and Sale Agreement. “Qualifying Lender” means, in respect of a payment under a Transaction Document by or in respect of the Malta Borrower, a Lender which is beneficially entitled to interest payable in respect of an Advance under a Transaction Document and: (a) is an entity not resident in Malta for income tax purposes; (b) is not engaged in any trade or business in Malta through a permanent establishment situated in Malta with which that Lender’s participation in this Agreement is effectively connected; and (c) is not owned and controlled by, directly or indirectly, or acting on behalf of, an individual or individuals who are ordinarily resident and domiciled in Malta. “Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator, any Holdco or any Borrower (as assignee of an Originator or a Holdco), which constitutes an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods or for services rendered, and includes, without limitation, the obligation to pay any service charges, finance charges, interest, late payment charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction. “Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrowers pursuant to a Purchase and Sale Agreement. “Recipient” means the Administrative Agent or any Lender. “Records” means, with respect to any Pool Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor. “Register” has the meaning set forth in Section 10.2. “Related Entity” has the meaning set forth in Section 5.1(m). “Related Security” means, with respect to any Pool Receivable: (i) all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable;

(ii) all other Security Interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable; (iii) all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; (iv) all service contracts and other contracts and agreements associated with such Receivable; (v) all Records related to such Receivable; (vi) all of the applicable Originator’s (or the applicable Holdco’s) right, title and interest in each Transaction Account and all cash, financial assets and other property now or hereafter acquired, credited thereto or deposited therein; (vii) all of the applicable Borrower’s rights and remedies under the Transaction Documents; (viii) all present and future claims, demands, causes and causes in action in respect of any or all of the property described in the foregoing clauses (i) through (vii) and all payments on, under or in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, promissory notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any and all of the foregoing; (ix) all books and records of such Borrower, each Holdco and each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Transaction Account, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the UCC); and (x) all proceeds (as defined in the UCC) of any of the foregoing; provided that the Related Security shall not include the Contract giving rise to such Pool Receivable.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto. “Reportable Compliance Event” means that any Originator, any Holdco or any Borrower becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti- Terrorism Laws or any predicate crime to any Anti-Terrorism Laws, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Laws. “Reporting Services Agreement” means the Reporting Services Agreement, to be entered into by and among the Borrowers, the Master Servicer, the Administrative Agent, the Collateral Agent and the Reporting Services Provider. “Reporting Services Provider” means FIS Capital Markets UK Limited. “Reporting Services Transition Date” means the date on which the Reporting Services Agreement becomes effective. “Required Reserves” means on any day during a month, the sum of (a) the Default Reserves, plus (b) the Dilution Reserves, plus (c) the FX Reserves, plus (d) the Servicing Reserve. “Requirement of Law” means, with respect to any Person, any domestic or foreign law, including all common and civil law and equity, all federal, state, provincial, territorial, local and foreign laws, rules and regulations, treaties, codes, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Requisite Lenders” means, collectively, (a) Lenders having more than 50% of the aggregate outstanding amount of the Revolving Commitments or, after the Facility Termination Date, the Aggregate Revolving Principal and (b) so long as aggregate the Revolving Commitment of Lenders that are Affiliates of the Administrative Agent is greater than 0% of the aggregate outstanding Revolving Commitments or, after the Facility Termination Date, the Aggregate Revolving Principal, such Lenders that are Affiliates of the Administrative Agent. “Responsible Officer” means, in respect of any Person, the chief executive officer, director, president, vice president, executive vice president, general counsel, chief operating officer, chief financial officer, treasurer, director of risk, secretary, assistant secretary, controller or assistant controller, general partner or ultimate general partner (as the case may be) and any other officer or employee, as applicable, so designated by any of the foregoing officers or employees in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Person, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person, as applicable.

“Restricted Payment” has the meaning specified in Section 5.3(o) of this Agreement. “Review” has the meaning specified in Section 5.1(l) of this Agreement. “Revaluation Date” means (a) each Borrowing Date with respect to any Advance denominated in an Approved Currency other than Dollars, (b) each Monthly Reporting Date and (c) each date on which a Borrowing Base Report is delivered pursuant to this Agreement. “Revolving Commitment” means, for each Lender, the commitment of such Lender to make Advances to the Borrowers from time to time in an amount not to exceed (a) in the aggregate, the amount set forth opposite such Lender’s name on Schedule 1 to this Agreement, as such amount may be modified in accordance with the terms hereof and (b) with respect to any individual Advance hereunder, such Lender’s Percentage of the Aggregate Revolving Principal of the requested Advance, and “Revolving Commitments” means the Revolving Commitments of each Lender collectively. “Revolving Period” means the period from and after the Closing Date to but excluding the Facility Termination Date. “Risk Retention Letter” means the risk retention letter sent from the UK Originator, French Originator and Italian Originator to the Borrower and the Collateral Agent on or about the date hereof. “Risk Retention Memorandum” means a risk retention memorandum of Simpson Thacher & Bartlett LLP, English counsel to the UK Originators, dated on or about the date hereof and addressed to the Borrower, the Administrative Agent and the Collateral Agent. “Sanctioned Country” means, at any time, a country or territory which is the target of comprehensive Sanctions (as of the date of this Agreement, the Crimea region of Ukraine, the so- called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, and North Korea, and prior to July 1, 2025, Syria). “Sanctioned Person” means any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state or the United Kingdom or other relevant sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions. “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, the United Kingdom or other relevant sanctions authority. “SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means each Lender, the Administrative Agent and the Collateral Agent. “Security” means any Capital Stock, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Borrower Obligations. “Security Interest” has the meaning ascribed thereto in Article 9 of the UCC. “Senior Loan Agreement” means the Credit Agreement, dated as of February 3, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof), among Outbrain Inc., OT Midco Inc., the additional borrowers party thereto from time to time, the lenders party thereto from time to time, U.S. Bank Trust Company, National Association, as collateral agent, and Goldman Sachs Bank USA, as administrative agent. “Servicer” means the Master Servicer and each Sub-Servicer, as the context requires. “Servicer Default” has the meaning set forth on Schedule 2. “Servicing Reserve” means, as of any date of determination, an amount equal to the sum of (a) the aggregate amount of Interest projected by the Administrative Agent to accrue on the Aggregate Revolving Principal over the succeeding 60 days, which shall be based on the Aggregate Revolving Principal drawn as of such date, (b) the aggregate amount of fees payable to the Reporting Services Provider projected to accrue over the succeeding 60 days pursuant to the Reporting Services Agreement and (c) the aggregate amount of Unused Facility Fees projected to accrue and become payable by the Borrowers over the succeeding 60 days, which shall be based on the Aggregate Revolving Principal drawn as of such date; provided that any of the foregoing projections shall be reasonable and made in good faith. “SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “Special Concentration Limit” means, with respect to a Special Obligor, the “Special Concentration Limit” opposite such Special Obligor’s name in Schedule 3 hereto. “Special Obligor” means an Obligor identified in Schedule 3 hereto. “Specified Concentration Obligor” means each Obligor identified as such by the Administrative Agent (acting at the direction of the Requisite Lenders) by written notice to the

Borrowers following the field examination contemplated by Section 4.1, as updated from time to time by the Administrative Agent (acting at the direction of the Requisite Lenders) in its sole discretion upon notice to the Borrowers. “Springing Maturity Date” means the date that is 90 days prior to the scheduled maturity date of the senior secured notes under the 2030 Indenture (the “Springing Maturity Test Date”) if, as of the Springing Maturity Test Date, the senior secured notes thereunder in an aggregate principal amount in excess of $35,000,000 are outstanding with a then-scheduled maturity date that is prior to the Contractual Maturity Date; provided that the Springing Maturity Date shall be deemed not to occur if, on the Springing Maturity Test Date, Liquidity as of such date is not less than an amount required to repay in full in cash the applicable senior secured notes outstanding under the 2030 Indenture having a scheduled maturity date prior to the Contractual Maturity Date. “Stop Funding Event” means the occurrence of any of the following: (a) an Insolvency Proceeding shall have been instituted by or against Teads Holding Co. or any Teads Party; (b) a Servicer Default shall have occurred and be continuing; (c) an Overadvance exists; or (d) any covenant set forth in Section 5.1(f) and Section 5.1(k), Section 5.1(g)(ii), Section 5.1(y), Section 5.1(dd) and Section 5.3 shall not have been complied with. “Settlement Date” means either (i) a Monthly Payment Date, (ii) each Withdrawal date or (iii) a Business Day during the Liquidation Period designated by the Administrative Agent as a “Settlement Date.” “Shortfall Interest” means, an amount due with respect to the first Monthly Payment Date occurring after the last month of each Fiscal Quarter equal to the excess, if any, of (i) the Interest that would have accrued on the Minimum Outstanding Balance during the Fiscal Quarter then ending over the (ii) the sum of (A) Interest that actually accrued on the Aggregate Revolving Principal from time to time outstanding during such Fiscal Quarter, plus (B) the Unused Facility Fees accrued during such Fiscal Quarter. “SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York or a successor administrator of the secured overnight financing rate. “Solvent”, with respect to any Person, shall have the meaning prescribed in the Solvency Certificate of such Person delivered on the Closing Date. “Solvency Certificate” means, with respect to any Person, a certificate as to whether such Person is Solvent. “S&P” means S&P Global Inc., or its applicable subsidiary, or any successor by merger or consolidation to its business. “Spot Rate” means, as of any date of determination, the spot rate for the purchase of U.S. Dollars with the applicable Foreign Currency as quoted by Bloomberg at approximately 11:00 a.m. (New York City time) on such date of determination. “Sterling” means the lawful currency of the United Kingdom.

“Sterling Reserve Percentage” means, at any time of determination, the quotient, expressed as a percentage, of (a) the product of (i) the U.S. Dollar Equivalent of the aggregate outstanding balance of all Eligible Receivables denominated in Sterling, multiplied by (ii) the Sterling VaR Percentage, divided by (b) the Eligible Pool Balance. “Sterling VaR Percentage” means 3.00%, or such other value at risk percentage with respect to Sterling designated by the Collateral Agent (in consultation with the Borrowers) from time to time upon ten (10) Business Days’ prior notice to the Borrowers. “Subsidiary” or “Subsidiaries” of a Person means (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding Capital Stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (iii) any limited liability company of which such Person is a manager or managing member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries. “Sweep Agreement” means, with respect to each Collection Account, each agreement, to be entered into after Closing Date, by and among the applicable Originator and the related Collection Bank, governing and instituting automatic daily cash sweeps of all funds on deposit on such Collection Account to the related Facility Account, each in form and substance reasonably acceptable to the Administrative Agent; provided that, to the extent a Collection Bank is unable to implement automatic daily cash sweeps, then “Sweep Agreement” shall mean such other arrangement as may be acceptable to Sound Point in its sole discretion. “TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007. “Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such calendar month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for such tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided further that, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Tier 1 Jurisdiction” means each of the United States, Germany, the United Kingdom, the Netherlands, Singapore, Ireland, Canada and Switzerland. “Tier 2 Jurisdiction” means each of France, Italy, Israel, Spain, Belgium, Australia, Denmark, Austria, Poland, Luxembourg, the British Virgin Islands and Sweden. “Tier 2 Jurisdiction Eligible Receivables Balance” means, as of any date of determination, the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables owed by Obligors located in a Tier 2 Jurisdiction, as of such date. “Tier 2 Jurisdiction Overage” means, as of any date of determination, an amount equal to the excess, if any, of (a) the Tier 2 Jurisdiction Eligible Receivables Balance, as of such date, over (b) the product of (i) 40% times (ii) the Eligible Pool Balance as of such date. “Transaction Account” means each Collection Account and the Facility Accounts. “Transaction Documents” means, collectively, this Agreement, the Purchase and Sale Agreements, the Performance Guaranty, the Intercompany Loan Agreements, the Lender Fee Letter, the Reporting Services Agreement, each Collateral Document, each Monthly Report, each Borrowing Base Report and all other instruments, documents, certificates, reports and agreements required to be executed and delivered pursuant hereto. “Teads Party” means the Borrowers, the Holdcos, the Servicers, the Master Servicer and the Originators. “Teads Reporting Party” means Teads Holding Co., a corporation existing under the laws of the State of Delaware, any successor company or in each case, any parent company thereof. “UCC” means the Uniform Commercial Code as in effect in the State of New York or, as the context may require, any other applicable jurisdiction. “UK Collection Account” means any Collection Account in the name of a UK Originator that is (a) listed as such on Exhibit IV hereto as at the Closing Date or (b) approved in writing as such by the Administrative Agent (acting at the direction of the Requisite Lenders) and added to Exhibit IV hereto in accordance with Section 5.3(b). “UK Collection Account Declaration of Trust” means each declaration of trust, dated on or about the Closing Date, by and among the UK Originator (as trustee), the Malta Borrower (as sole beneficiary) and the Collateral Agent, in respect of a UK Collection Account, as the same may be amended, restated, supplemented or otherwise modified from time to time, and any other declaration of trust entered into from time to time in respect of any UK Collection Account. “UK Collateral Documents” means (i) each UK Collection Account Declaration of Trust, (ii) the UK Security Assignment Agreement and (iii) any other document so designated by the Borrowers and the Administrative Agent as a UK Collateral Document (it being acknowledged that a UK Collection Account Declaration of Trust does not create a Security Interest but is included in this definition for the purposes of the protections, representations, covenants and remedies afforded to the Collateral Agent and the Secured Parties under this Agreement). “UK Partial Deed of Release” means the partial deed of release dated on or about the Closing Date between, among others, each UK Originator, as released party, and U.S. Bank Trust Company, National Association, as security agent (the “UK Security Agent”), pursuant to which the UK Security Agent releases (i) the UK Purchased Receivables sold under the UK Purchase and Sale Agreement and (ii) the UK Collection Accounts, in each case from the security created under the debenture dated May 30, 2025 between, among others, the UK Originators, as chargors, and the UK Security Agent. “UK Revocation Notice” has the meaning given to the term “Revocation Notice” in any UK Collection Account Declaration of Trust. “UK Originators” means each of (i) Teads Limited, a private limited company incorporated under the laws of England and Wales and (ii) Outbrain UK Limited a private limited company incorporated under the laws of England and Wales, each in its capacity as an originator under and as defined in the UK Purchase and Sale Agreement. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unbilled Eligible Receivables Balance” means, as of any date of determination, the U.S. Dollar Equivalent of the aggregate Outstanding Balance of all Eligible Receivables that are Unbilled Receivables, as of such date. “Unbilled Overage” means, as of any date of determination, an amount equal to the excess, if any, of (a) the product of 80.0% and the Unbilled Eligible Receivables Balance, as of such date, over (b) the product of (i) (A) 10.0% times (B) the Advance Rate times (ii) the Eligible Pool Balance as of such date; provided that upon the occurrence of an Unbilled Trigger Event the Unbilled Overage shall equal the Unbilled Eligible Receivables Balance, as of such date. “Unbilled Receivable” means, at any time, any Receivable as to which the related Obligor has become obligated to pay for the products or services provided by the applicable Originator that gave rise to such Receivable pursuant to the applicable Contract relating thereto but the invoice or bill with respect thereto has not yet been sent to the Obligor thereof. “Unbilled Trigger Event” means, at any time, the Collateral Agent provides notice to the Borrowers that an Unbilled Trigger Event has occurred and either (i) the average for three consecutive Calculation Periods of: (A) the Default Ratio shall exceed 17.5% or (B) the Dilution Ratio shall exceed 6.0% or (ii) the Days’ Sales Outstanding shall exceed 88 days. For all purposes of this Agreement, following the occurrence of an Unbilled Trigger Event, the Unbilled Trigger Event shall be deemed to be continuing until the earlier of (x) the completion of six consecutive Calculation Periods during which an Unbilled Trigger Event has not occurred and (y) the Collateral Agent provides notice to the Borrowers that an Unbilled Trigger Event is no longer continuing. “Undistributed Collections” means, on any Business Day, all unrestricted cash comprised of Collections or proceeds of Advances maintained by any Borrower in any Facility Account that has not been distributed under Sections 2.1(b) or 2.2(a) as of the end of such Business Day; provided that for the first 30 days after the Closing Date, Undistributed Collections may also be held in a Collection Account. “Unused Facility Fees” has the meaning assigned thereto in Section 1.10. “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced from time to time. “U.S. Collateral Documents” means (i) each U.S. Control Agreement and (ii) any other document so designated by the Borrowers and the Administrative Agent as a “U.S. Collateral Document”. “U.S. Collection Accounts” means the Collection Accounts owned by each U.S. Originator, which receive Collections related to the U.S. Acquired Receivables. “U.S. Control Agreement” means each Control Agreement with respect to a U.S. Collection Account. “U.S. Dollar Equivalent” means on any date on which a determination thereof is to be made, with respect to (a) any amount denominated in Dollars, such amount and (b) any amount denominated in a Foreign Currency, the Dollar equivalent of such Foreign Currency determined by reference to the Spot Rate determined as of such determination date. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Originator” means Teads Inc., a Delaware corporation, in its capacity as an “Originator” under and as defined in the U.S. Sale and Contribution Agreement.

“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Sale and Contribution Agreement” means the U.S. Sale and Contribution Agreement, dated as of the Closing Date, among the U.S. Originator, the Master Servicer, the Cayman Holdco and the Cayman Borrower (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof). “U.S. Transaction Documents” means: (a) this Agreement; (b) the U.S. Sale and Contribution Agreement; (c) each U.S. Control Agreement; and (d) any other document so designated by the Borrowers and the Administrative Agent as a “U.S. Transaction Document”. “Value Added Tax” and “VAT” shall be construed as a reference to value added tax under the laws of any jurisdiction. “Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder. “Weekly Cut-Off Date” means the close of business on each Thursday or, if Thursday is not a Business Day, the close of the business day immediately following the Business Day. “Weekly Reporting Date” means, the third Business Day following each Weekly Cut-Off Date. “Weekly Reporting Period” means, the period beginning immediately after the preceding Weekly Cut-Off Date and ending on the current Weekly Cut-Off Date. “Withdrawal” has the meaning specified in Section 1.11(b) of this Agreement. “Withdrawal Date” has the meaning specified in Section 1.11(b) of this Agreement. “Withdrawal Notice” has the meaning specified in Section 1.11(b) of this Agreement.

Schedule 2 Servicer Defaults The occurrence of any of the following events shall constitute a servicer default (each a “Servicer Default”): (a) Any Servicer or Originator: a. shall fail to perform or observe any term, covenant or agreement under the applicable Purchase and Sale Agreement and such failure shall remain unremedied for five Business Days after knowledge of such failure to perform or observe any term, covenant or agreement under the applicable Purchase and Sale Agreement; or b. shall fail to make when due any payment or deposit to be made by it under the applicable Purchase and Sale Agreement and such failure shall remain unremedied for two Business Days; or c. shall fail to deliver any Monthly Report when required and such failure shall remain unremedied for two Business Days (unless previously agreed between the applicable Servicer and applicable Borrower that such Monthly Report shall be delivered at a later date or if such late delivery is due solely to computer or other technical failure, such failure shall remain unremedied for five Business Days). (b) Any representation or warranty made or deemed made by any Servicer or Originator under or in connection with the applicable Purchase and Sale Agreement or any other Transaction Document or any information or report delivered by a Servicer pursuant to the applicable Purchase and Sale Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered unless the breach of such representation or warranty is capable of being cured and is in fact cured within 10 Business Days after the first date on which the relevant Originator obtains knowledge or receives written notice of such breach from any affected Person. (c) There shall have occurred any event which may have a Material Adverse Effect on the ability of a Servicer to collect Pool Receivables or otherwise perform its obligations under the applicable Purchase and Sale Agreement and the other Transaction Documents or any provision of any Transaction Document applicable to a Servicer shall cease to be effective and valid and binding on the relevant Servicer unless, in each case, the Master Servicer continues to service the Pool Receivables in place of such Servicer.